As filed with the Securities and Exchange Commission on November 13, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARBOR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553
(516) 832-8002
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Frederick C. Herbst
Chief Financial Officer and Treasurer
Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553
(516) 832-7408
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David J. Goldschmidt
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed
	Amount	Maximum	Proposed Maximum
	Being	Offering	Aggregate	Amount of
Title of Securities Being Registered	Registered	Price(1)	Offering Price	Registration Fee

Units, each consisting of five shares of Common Stock, par value $.01 per share, and one Warrant to purchase one share of Common Stock	1,602,833	$75.00	$120,212,475	$9,725.19

Common Stock, par value $.01 per share, comprising a portion of the Units	8,014,165	(2)	(2)	(2)
Warrants, comprising a portion of the Units	1,602,833	(2)	(2)	(2)
Common Stock, $.01 par value per share, issuable upon exercise of the Warrants	1,602,833	$15.00	$24,042,495	$1,945.04

Total			$144,254,970	$11,670.23

(1)	Estimated based on a bona fide estimate of the maximum aggregate offering price solely for the purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.

(2)	Such securities will be offered at no additional cost. As a result, no additional registration fee is required with respect therein.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting, pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. The securities described in this prospectus cannot be sold until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities in any jurisdiction where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2003

PROSPECTUS

[ARBOR LOGO]	Arbor Realty Trust, Inc.

1,602,833 Units

8,014,165 Shares of Common Stock Comprising the Units
1,602,833 Warrants Comprising the Units
1,602,833 Shares of Common Stock Underlying the Warrants

     Arbor Realty Trust, Inc. invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments and other real estate related assets. Arbor Commercial Mortgage, LLC manages our operations. We will elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code, and generally will not be subject to federal taxes on our income to the extent that we distribute our income to stockholders and maintain our qualification as a REIT.

     This prospectus relates to the resale of up to 1,602,833 of our units, each consisting of five shares of our common stock, $.01 par value per share, and one warrant to purchase an additional share of common stock, 8,014,165 shares of common stock comprising the units, 1,602,833 warrants comprising the units, and 1,602,833 shares of common stock underlying the warrants, collectively the offered securities. The warrants have an initial exercise price of $15 and are exercisable until 5:00 p.m. New York City time on July 1, 2005. The warrants comprising the units do not become exercisable, detachable and freely tradable until after the shares of the common stock comprising the units are registered under the Securities Act and either listed on a national securities exchange or The Nasdaq Stock Market, Inc. The shares of common stock and the warrants comprising the units may not be traded separately until such listing.

     We issued and sold 1,610,000 units in the original offering on July 1, 2003. 1,327,989 of these units were sold to JMP Securities LLC, as initial purchaser, and were simultaneously resold by JMP in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, to persons reasonably believed by JMP Securities to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and to a limited number of institutional “accredited investors” (as defined in Rule 501 under the Securities Act). The remaining 282,011 units were sold directly by us to individual accredited investors. Certain investors in the original offering included institutions and persons affiliated with us and JMP.

     The selling stockholders from time to time may offer and sell the offered securities, held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. These sales may be made on any exchange or interdealer quotation system on which the offered securities are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement that will accompany this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

     As soon as practicable after the registration statement of which this prospectus is a part is declared effective, we intend to apply to list the offered securities on the New York Stock Exchange or The Nasdaq Stock Market.

     Investing in our securities involves risks. See “Risk Factors” beginning on page 15 for a discussion of these risks.

•	We have a limited operating history and may not operate successfully.
•	Our historical consolidated financial information is not likely to be indicative of our future performance or financial condition as a separate company.
•	We are dependent on our manager with whom we have conflicts of interest.
•	Our directors have approved very broad investment guidelines for our manager and do not approve each investment decision made by our manager.
•	We depend on key personnel with long standing business relationships, the loss of whom could threaten our ability to operate our business successfully.
•	We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay dividends to our stockholders.
•	If ACM ceases to be our manager, the financial institutions providing our credit facilities may not provide future financing to us.
•	If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face substantial tax liability.
•	There is no public market for the offered securities, and there may be no market for the offered securities after the completion of this offering.
•	Our charter generally does not permit ownership in excess of 9.6% of our common or capital stock, and attempts to acquire our capital stock in excess of these limits are ineffective without prior approval from our board of directors.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 200

PROSPECTUS SUMMARY
RISK FACTORS
FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
DISTRIBUTION POLICY
PRICE RANGE OF UNITS
SELECTED UNAUDITED CONSOLIDATED FINANCIAL INFORMATION OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES
MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES
ARBOR REALTY TRUST, INC.
OUR MANAGER AND THE MANAGEMENT AGREEMENT
MANAGEMENT
REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF STOCK
SECURITIES ELIGIBLE FOR FUTURE SALE
BOOK ENTRY ISSUANCE; THE DEPOSITORY TRUST COMPANY
IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
OUR OPERATING PARTNERSHIP AGREEMENT
FEDERAL INCOME TAX CONSIDERATIONS
ERISA CONSIDERATIONS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS OF MEZZOBRIDGE FUNDING LLC
SIGNATURES
EXHIBIT INDEX
CONTRIBUTION AGREEMENT
GUARANTY
INDEMNITY AGREEMENT
ARTICLES OF INCORPORATION
ARTICLES SUPPLEMENTARY
BYLAWS
WARRANT AGREEMENT
REGISTRATION RIGHTS AGREEMENT
MANAGEMENT AGREEMENT
SERVICES AGREEMENT
NON-COMPETITION AGREEMENT
AMENDED/RESTATED AGREEMENT OF LIMITED PARTNERSHIP
WARRANT AGREEMENT
REGISTRATION RIGHTS AGREEMENT
PAIRING AGREEMENT
2003 OMNIBUS STOCK INCENTIVE PLAN
FORM OF RESTRICTED STOCK AGREEMENT
BENEFITS PARTICIPATION AGREEMENT
FORM OF INDEMNIFICATION AGREEMENT
SUBSIDIARIES
CONSENT OF GRANT THORNTON LLP

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus.

Page

PROSPECTUS SUMMARY	1
RISK FACTORS	15
FORWARD LOOKING STATEMENTS	29
USE OF PROCEEDS	30
DISTRIBUTION POLICY	30
PRICE RANGE OF UNITS	31
SELECTED UNAUDITED CONSOLIDATED FINANCIAL INFORMATION OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES	32
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES
MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES	35
MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES	43
ARBOR REALTY TRUST, INC	52
OUR MANAGER AND THE MANAGEMENT AGREEMENT	75
MANAGEMENT	85
REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS	90
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	92
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	95
DESCRIPTION OF STOCK	97
SECURITIES ELIGIBLE FOR FUTURE SALE	103
BOOK ENTRY ISSUANCE; THE DEPOSITORY TRUST COMPANY	105
IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS	107
OUR OPERATING PARTNERSHIP AGREEMENT	111
FEDERAL INCOME TAX CONSIDERATIONS	116
ERISA CONSIDERATIONS	133
SELLING STOCKHOLDERS	135
PLAN OF DISTRIBUTION	144
LEGAL MATTERS	146
EXPERTS	146
WHERE YOU CAN FIND MORE INFORMATION	146
INDEX TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES	F-1
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES	F-17
INDEX TO FINANCIAL STATEMENTS OF MEZZOBRIDGE FUNDING LLC	F-34

i

PROSPECTUS SUMMARY

     This summary highlights information more fully described elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before buying our securities. You should read this entire prospectus carefully before deciding to invest in our securities, including “Risk Factors”, “Selected Consolidated Financial Information of Arbor Realty Trust, Inc. and Subsidiaries,” “Selected Consolidated Financial Information of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries,” “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries,” “Management’s Discussion & Analysis of Financial Condition and Results of Operations of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries,” the historical consolidated financial statements of Arbor Realty Trust, Inc. and subsidiaries, including related notes and the historical consolidated financial statements of the structured finance business of Arbor Commercial Mortgage, LLC and subsidiaries, including related notes, each included elsewhere in this prospectus. Unless otherwise mentioned or unless the context otherwise requires, all references in this prospectus to (a) “we, “ “us, “ “our, “ or similar references mean Arbor Realty Trust, Inc. and Arbor Realty Limited Partnership, our operating partnership, and (b) “Arbor Commercial Mortgage, “ACM”, or “our manager” mean Arbor Commercial Mortgage, LLC.

Arbor Realty Trust, Inc.

     We are a Maryland corporation that commenced operations in July 2003. We invest in real estate related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate related assets, which we collectively refer to as structured finance investments. We conduct substantially all of our operations through our operating partnership, Arbor Realty Limited Partnership. We intend to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code and generally will not be subject to federal taxes on our income to the extent we distribute our income to our stockholders and maintain our qualification as a REIT.

     On July 1, 2003, Arbor Commercial Mortgage, LLC, or ACM, contributed the majority of its structured finance portfolio to our operating partnership. These initial assets, consisting of 12 bridge loans, five mezzanine loans, five preferred equity investments and two other real estate related investments, were transferred at book value, which approximates fair value, that, at June 30, 2003, represented $213.1 million in assets financed by $169.2 million borrowed under ACM’s credit facilities and supported by $43.9 million in equity. Simultaneously with the ACM’s contribution of assets, we issued and sold 1,610,000 of our units in a private offering, or the original offering.

     We are externally managed and advised by ACM. Our manager is a national commercial real estate finance company operating through 15 regional offices in the United States, specializing in debt and equity financing for multi-family and commercial real estate. We believe ACM’s experience and reputation positions it to originate attractive investment opportunities for us. Our management agreement with ACM was developed to capitalize on synergies with ACM’s origination infrastructure, existing business relationships and management expertise.

     We believe the financing of multi-family and commercial real estate offers significant growth opportunities as the inflexibility of traditional lenders has created increased demand for customized financing solutions. Since its inception in 1996, ACM’s structured finance group has originated over $1.2 billion in structured finance transactions for investment by ACM and certain joint venture partners. ACM has not realized any loss of principal on these investments, and, to date, approximately $1 billion of these investments have been fully realized. ACM has granted us a right of first refusal to pursue all structured finance investment opportunities identified by ACM. ACM will continue to provide and service multi-family and commercial mortgage loans under Fannie Mae, Federal Housing Administration and conduit commercial lending programs, which we believe will offer customer relationship synergies to our business.

     We have a strong senior management team with significant industry experience. Mr. Ivan Kaufman, the chief executive officer of ACM, and Mr. Frederick Herbst, the chief financial officer of ACM, also serve as our chief executive officer and chief financial officer, respectively. Mr. Fred Weber, the head of the structured finance group at ACM since 1999, is our executive vice president of structured finance. Mr. Daniel M. Palmier, the head of ACM’s asset management group since 1997, is our executive vice president of asset management, and the eight additional employees who comprised the asset management group of ACM have also joined us. In October 2003, we hired Mr. John C. Kovarik as our chief credit officer. Messrs. Kaufman, Weber, Palmier and Kovarik serve as members of our credit committee, which has the authority to decide whether we will invest in an individual loan or security originated by ACM.

     We believe the asset management group’s involvement in our credit underwriting process helps to mitigate investment risk after the closing of a transaction. The asset management group is integrated into the underwriting and structuring process for all transactions in order to enhance the credit quality of our originations before a transaction closes. After the closing of transactions, the asset management group’s experience in managing complex restructurings, refinancings and asset dispositions is used to improve the credit quality and yield on managed investments.

     In connection with ACM’s contribution of the initial assets, ACM arranged for us to have substantially similar credit facilities as those used by ACM to finance these assets. In exchange for ACM’s asset contribution, we issued to ACM approximately 3.1 million operating partnership units, each of which ACM may redeem for one share of our common stock or an equivalent amount in cash, at our election, and approximately 629,000 warrants, each of which entitles ACM to purchase one additional operating partnership unit. The operating partnership units and warrants for additional operating partnership units issued to ACM were valued at approximately $43.9 million at July 1, 2003, based on the price offered to investors in our units in the original offering, adjusted for the initial purchaser’s discount. Each of the approximately 3.1 million operating partnership units received by ACM is paired with one share of our special voting preferred stock that entitles the holder to one vote on all matters submitted to a vote of our stockholders. As operating partnership units are redeemed for shares of our common stock or cash, an equivalent number of shares of special voting preferred stock will be redeemed and cancelled. See “Description of Stock — Special Voting Preferred Stock.” As a result of ACM’s asset contribution and the related formation transactions, ACM owns approximately a 28% limited partnership interest in our operating partnership and the remaining 72% interest in our operating partnership is owned by us. In addition, ACM has approximately 28% of the voting power of our capital stock (without giving effect to the exercise of ACM’s warrants for additional operating partnership units).

Our Business Strategy

     We believe there is strong growth potential in customized financing of multi-family and commercial real estate. In the past decade, the commercial mortgage industry has experienced significant change, due in part to increasingly standardized underwriting requirements, more demanding borrowers and lenders and the growth of a market for securitized commercial real estate pools.

     Many existing lending firms lack the capital or financial flexibility to compete effectively in today’s rapidly changing market. As a result, the commercial mortgage industry is moving toward greater consolidation. Banks and life insurance companies, which have traditionally been the primary source for commercial real estate financing, are increasingly constraining borrowers by their relatively inflexible underwriting standards, including lower loan to value ratios, thereby creating significant demand for bridge, mezzanine and other forms of innovative financing.

     We capitalize on this demand by investing in a diversified portfolio of structured finance assets in the multi-family and commercial real estate market. Our principal business objectives are to invest in bridge and mezzanine loans, preferred equity and other real estate related assets and actively manage this portfolio in order to generate cash available for distribution, facilitate capital appreciation and maximize total return to our stockholders. We believe we can achieve these objectives through the following business and growth strategies:

     Provide Customized Financing. We provide financing customized to the needs of our borrowers. We target borrowers with reputations for enhancing value, but whose options may be limited by conventional bank financing and who may benefit from the sophisticated structured finance products we offer. Historically, ACM has attempted to provide customized loan structures and other financing alternatives to fit the characteristics and purpose of each individual borrower and its financing requirements, and we employ a similar strategy.

     Use ACM’s Relationships with Existing Borrowers. We capitalize on ACM’s reputation in the commercial real estate finance industry. ACM has relationships with over 125 distinct borrowers nationwide. Since ACM’s originators offer ACM’s senior mortgage loans as well as our structured finance products, we are able to benefit from ACM’s existing customer base and use its senior lending business as a potential way to refinance our structured finance assets.

     Offer Broader Products and Expand Customer Base. We have the ability to offer a larger number of financing alternatives than ACM has been able to offer to its customers in the past. Our potential borrowers are able to choose from products offering longer maturities and larger principal amounts than ACM could previously offer.

     Leverage Our Experience and the Experience of ACM. Our executive officers and employees, and those of ACM, have extensive experience originating and managing structured commercial real estate investments. Our senior management team has on average over 20 years experience in the financial services industry. Additionally, our executive officers have prior experience in managing and operating a public company, the predecessor company to ACM.

     Manage and Maintain Credit Quality. A critical component of our success in the real estate finance sector is our ability to manage the real estate risk that is underwritten by our manager and us. We actively manage and maintain the credit quality of our portfolio by using the expertise of our asset management group, which has a proven track record of structuring and repositioning structured finance investments to improve the credit quality and yield on managed investments.

     Focus on a Niche Market in Smaller Loan Balances. We focus on loans with principal amounts under $20 million, which many larger lending firms do not target. We can afford to invest the time and effort required to close loans with smaller principal amounts because of our relatively efficient cost structure.

     Execute Transactions Rapidly. We act quickly and decisively on proposals, provide commitments and close transactions within a few weeks and sometimes days, if required. We believe that rapid execution attracts opportunities from both borrowers and other lenders that would not otherwise be available. We believe our ability to structure flexible terms and close loans in a timely manner gives us a competitive advantage over lending firms that also serve the market for loans with principal amounts under $20 million.

Our Investment Strategy

     We actively pursue lending and investment opportunities with property owners and developers who need interim financing until permanent financing can be obtained. Our structured finance investments generally have maturities of two to five years, depending on the type, have extension options when appropriate, and generally require a balloon payment of principal at maturity. Borrowers in the market for these types of loans include owners or developers who seek either to acquire or refurbish real estate or pay down debt and reposition a property for permanent financing.

     Our investment program emphasizes the following general categories of real estate related activities:

     Bridge Financing. We offer bridge financing products to borrowers who are typically seeking short term capital to be used in an acquisition of property. The borrower has usually identified an undervalued asset that has been under-managed or is located in a recovering market. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning the property without encumbering it with restrictive long term debt. The bridge loans we make are secured by first lien mortgages on the property. Borrowers usually use the proceeds of a conventional mortgage loan to repay a bridge loan.

     Mezzanine Financing. We offer mezzanine loans, which are loans subordinate to a conventional first mortgage loan and senior to the borrower’s equity in a transaction. We believe this product allows our clients to fund their projects in a more efficient and strategic manner than financing methods offered by conventional lenders. Our mezzanine financing may take the form of pledges of ownership interests in entities that directly or indirectly control the real property or subordinated loans secured by second mortgages. We may also require additional collateral such as personal guarantees, letters of credit and/or additional collateral unrelated to the property.

     Preferred Equity Investments. We provide financing by making preferred equity investments in entities that directly or indirectly own real property. In cases where the terms of a first mortgage prohibit additional liens on the ownership entity, investments structured as preferred equity interests in the entity owning the property serve as viable financing substitutes. With preferred equity investments, we typically become a special limited partner or member in the ownership entity.

     Other Investments. We may engage in other investment activities, including the purchase of discounted first lien mortgage notes from other lenders and opportunistic investments including the acquisition of properties. Typically, these transactions, which may be conducted through taxable subsidiaries, are analyzed with the expectation that, upon property repositioning or renovation, they will be sold to achieve a significant return on invested capital.

     We borrow against or leverage our investments to the extent consistent with our investment guidelines in order to increase the size of our portfolio and potential returns to our stockholders. We have a $250.0 million warehouse credit agreement with a financial institution, with a term of three years. We also have a $100.0 million master repurchase agreement with another financial institution, with a one-year term, renewable annually and a $50.0 million master repurchase agreement with a third financial institution with a term of three years. We may also sell participating interests in our investments.

Our Manager

     ACM is a national commercial real estate finance company, which was founded in 1993 as a subsidiary of Arbor National Holdings, Inc., or ANH, an originator and servicer of residential mortgage loans. Our chief executive officer, Mr. Ivan Kaufman, also ACM’s chief executive officer and controlling equity owner, was the co-founder, chairman and majority shareholder of ANH. Under Mr. Kaufman’s direction, ANH grew to 25 branches in 11 states and funded more than $4 billion in loans in its last full year of operations. ANH became a public company in 1992 and was sold to BankAmerica in 1995. As chairman and chief executive officer of ANH, Mr. Kaufman developed significant experience operating and managing a publicly traded company.

     In connection with the sale of ANH, Mr. Kaufman purchased its commercial mortgage lending operations and the rights to the “Arbor” name and retained a significant portion of ANH’s senior management team. This senior management team has guided ACM’s growth from a company originally capitalized with approximately $8 million to its current equity value of approximately $69 million as of September 30, 2003. ACM is now a full service provider of financial services to owners and developers of multi-family and commercial real estate properties. ACM, which has been profitable every year since 1995, originated over $600 million in new loans in 2002 and is currently servicing a portfolio with a principal balance of $2.7 billion.

     ACM’s executive officers and employees have extensive experience in originating and managing structured commercial real estate investments. The senior management team has an average of over 20 years experience in the financial services industry. ACM currently has 130 employees spread among its corporate headquarters in Uniondale, New York, 14 other sales offices located throughout the United States and the servicing administration office in Buffalo, NY.

     We and our operating partnership have entered into a management agreement with ACM pursuant to which ACM has agreed to provide us with structured finance investment opportunities and loan servicing as well as other services necessary to operate our business.

     We pay our manager an annual base management fee, payable monthly in cash as a percentage of ARLP’s equity and equal to 0.75% per annum of the equity up to $400 million, 0.625% per annum of the equity from $400 million to $800 million and 0.5% per annum of the equity in excess of $800 million. For purposes of calculating the base management fee, equity equals the month end value computed in accordance with generally accepted accounting principles of (1) total partners’ equity in ARLP, plus or minus (2) any unrealized gains, losses or other items that do not affect realized net income.

     We also pay ACM incentive compensation each fiscal quarter, calculated as (1) 25% of the amount by which (a) ARLP’s funds from operations per operating partnership unit, adjusted for certain gains and losses, exceeds (b) the product of (x) 9.5% per annum or the 10 year Treasury Rate plus 3.5%, whichever is greater, and (y) the weighted average of book value of the net assets contributed by ACM to ARLP per operating partnership unit, the offering price per share of our common equity in the original offering and subsequent offerings and the issue price per operating partnership unit for subsequent contributions to ARLP, multiplied by (2) the weighted average of ARLP’s outstanding operating partnership units. At least 25% of this incentive compensation is paid to ACM in shares of our common stock, subject to ownership limitations in our charter. We have also agreed to share with ACM a portion of the origination fees that we receive on loans we originate with ACM. See “Our Manager and the Management Agreement.”

     We pay or reimburse ACM for certain third party expenses, compensation of our independent directors and certain other expenses. Third party expenses include certain legal, accounting, due diligence tasks and other services that outside professionals perform for us.

     The management agreement has an initial term of two years and is renewable automatically for an additional one year period every year thereafter, unless terminated with six months’ prior written notice. If we terminate or elect not to renew the management agreement in order to manage our portfolio internally, we are required to pay a termination fee equal to the base management fee and incentive compensation for the 12-month period preceding the termination. If, without cause, we terminate or elect not to renew the management agreement for any other reason, including a change of control of us, we are required to pay a termination fee equal to two times the base management fee and incentive compensation paid for the 12-month period preceding the termination.

Our Structure

     The following chart shows our structure following completion of the original offering and the transactions in connection with our formation:

(1)	Mr. Kaufman, the Ivan and Lisa Kaufman Family Trust, the Ivan Kaufman Grantor Retained Annuity Trust and Arbor Management, LLC, the managing member of ACM and an entity wholly owned by Mr. Kaufman and his spouse, which we collectively refer to in this prospectus as the Kaufman entities, collectively hold this 88% membership interest in ACM. See “Security Ownership of Beneficial Owners and Management.”

(2)	Messrs. Herbst, Weber, Palmier and Messrs. Joseph Martello and Walter Horn, two of our directors, collectively hold 5% of the membership interests in ACM. In addition, Mr. Martello also serves as (a) trustee of the Ivan and Lisa Kaufman Family Trust, a trust created by Mr. Kaufman for the benefit of Mr. Kaufman’s family, and (b) co-trustee, along with Mr. Kaufman, of the Ivan Kaufman Grantor Retained Annuity Trust.

(3)	We hold our partnership interests in our operating partnership through two wholly owned subsidiaries, Arbor Realty GPOP, Inc., the general partner, holding a 0.1% general partner interest, and Arbor Realty LPOP, Inc., a limited partner, holding a 71.9% limited partner interest.

Risk Factors

     An investment in our securities involves a number of risks. You should consider carefully the risks discussed below and under “Risk Factors” beginning on page 15 before purchasing our securities.

•	We have a limited operating history and may not operate successfully.

•	Our historical consolidated financial information is not likely to be indicative of our future performance or financial condition as a separate company.

•	We are dependent on our manager with whom we have conflicts of interest.

•	Our directors have approved very broad investment guidelines for our manager and do not approve each investment decision made by our manager.

•	Our manager has broad discretion to invest funds and may acquire structured finance assets where the investment returns are substantially below expectations or that result in net operating losses.

•	We depend on key personnel with long standing business relationships, the loss of whom could threaten our ability to operate our business successfully.

•	We may be unable to invest excess equity capital on acceptable terms or at all, which would adversely affect our operating results.

•	We invest in multi-family and commercial real estate loans, which involve a greater risk of loss than single family loans.

•	Volatility of values of multi-family and commercial properties may adversely affect our loans and investments.

•	We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay dividends to our stockholders.

•	If ACM ceases to be our manager pursuant to the management agreement, the financial institutions providing our credit facilities may not provide future financing to us.

•	If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face substantial tax liability.

•	There is no public market for the offered securities, and there may be no market for the offered securities after the completion of this offering.

•	Our charter generally does not permit ownership in excess of 9.6% of our common or capital stock, and attempts to acquire our capital stock in excess of these limits are ineffective without prior approval from our board of directors.

Restrictions on Ownership of Stock

     In order for us to maintain our qualification as a REIT under the Code, not more than 50% (by value) of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities). For the purpose of preserving our REIT qualification, our charter generally prohibits direct or indirect ownership of more than 9.6% of the outstanding shares of capital stock. Our board of directors may, however, in its discretion, exempt a person from this ownership limitation, and, as a condition to such exemption, may require a satisfactory ruling from the Internal Revenue Service, or IRS, an opinion of counsel (as to our continued REIT status) and/or certain representations and undertakings from such person.

Distribution Policy

     To maintain our qualification as a REIT, we intend to make regular quarterly distributions to our stockholders of at least 90% of our taxable income, which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles. Distributions are authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our directors, and our distribution policy may change in the future. Our ability to make distributions to our stockholders depends, in part, upon our receipt of distributions from our operating partnership, Arbor Realty Limited Partnership, which may depend, in part, upon the performance of our investment portfolio, and, in turn, upon ACM’s management of our business. Distributions to our stockholders are generally taxable to our stockholders as ordinary income, although a portion of these distributions may be designated by us as long term capital gain or may constitute a return of capital.

     Our charter allows us to issue preferred stock with a preference on distributions. We currently have no intention to issue any such preferred stock with a preference on distributions but if we do, the dividend preference on the preferred stock could limit our ability to make a dividend distribution to our common stockholders.

     On November 5, 2003, we declared a dividend of $.25 per share of common stock, payable with respect to the quarter ending September 30, 2003, to our common stockholders of record at the close of business on November 5, 2003. We plan to distribute this dividend on November 18, 2003.

Preferred Stock

     Pursuant to a pairing agreement that we entered into with our operating partnership and our manager, each operating partnership unit issued to ACM and its affiliates in connection with the contribution of the initial assets (including operating partnership units issuable upon the exercise of ACM’s warrants) is paired with one share of our special voting preferred stock. No operating partnership unit that is paired with a share of special voting preferred stock may be transferred unless accompanied by such special voting share. A holder of special voting preferred stock is not entitled to any regular or special dividend payments or other distributions, other than a $.01 per share liquidation preference.

     Each share of special voting preferred stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Therefore, through its ownership of the “paired” special voting preferred stock, ACM is currently entitled to a number of votes representing approximately 28% of the voting power of all shares entitled to vote on matters submitted to a vote of our stockholders (without giving effect to the exercise of ACM’s warrants). The holders of special voting preferred stock have no separate class voting rights except as provided by our charter.

     Upon any redemption of an operating partnership unit that is paired with a share of special voting preferred stock, the share of special voting preferred stock will be redeemed and cancelled by us.

Tax Status

     We intend to elect to be treated as a REIT for federal income tax purposes. To qualify as a REIT, we must meet various tax law requirements, including, among others, requirements relating to the nature of our assets, the sources of our income, the timing and amount of distributions that we make and the composition of our stockholders. As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates, and we may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our qualification. Further, even to the extent that we qualify as a REIT, we will be subject to tax at normal corporate rates on net income or capital gains not distributed to our stockholders, and we may be subject to other taxes, including payroll taxes, and state and local income, franchise, property, sales and other taxes. Moreover, we may have subsidiary entities that are subject to federal income taxation and to various other taxes. Any dividends received from us will generally, with limited exceptions, not be eligible for taxation at the preferred capital gain rates that currently apply, pursuant to recently enacted legislation, to dividends received by individuals from taxable corporations. See “Federal Income Tax Considerations.”

Conflicts of Interest

     We, our executive officers and ACM face conflicts of interest because of our relationships with each other. Mr. Ivan Kaufman is our chief executive officer and the chief executive officer of ACM. The Kaufman entities own approximately 88% of the beneficial equity interest of ACM. Mr. Frederick C. Herbst is our chief financial officer and the chief financial officer of ACM. Mr. Herbst, two of our executive vice presidents, Messrs. Dan Palmier and Fred Weber, and two of our directors, Mr. Joseph Martello and Mr. Walter Horn, collectively, have a minority ownership interest in ACM. In addition, Mr. Martello serves as trustee of one of the Kaufman entities that owns a majority ownership interest in ACM and co-trustee of another Kaufman entity that owns an equity interest in ACM.

     ACM will continue, among other activities, to originate, acquire and service multi-family and commercial mortgage loans that meet the underwriting and approval guidelines of Fannie Mae, the Federal Housing Administration and conduit commercial lending programs secured by first liens on real property. Accordingly, Messrs. Kaufman and Herbst will devote substantial amounts of their time to operating portions of ACM’s business that do not involve managing us. Further conflicts of interest may arise because ACM may also provide permanent mortgage financing to real estate concerns to which we have made temporary loans, or because ACM may have equity interests in real estate concerns that borrow money from us. In addition, Messrs. Palmier and Weber will continue to provide services to ACM as members of ACM’s executive committee, and may receive fees for originating loans on behalf of ACM.

     ACM holds a 28% limited partnership interest in our operating partnership as a result of the contribution of the initial assets. ACM also owns approximately 3.1 million shares of our special voting preferred stock that entitle it to 28% of the voting power of our stock (without giving effect to the exercise of ACM’s warrants).

We were formed by ACM and the terms of our management agreement, and the contribution of the initial assets were not negotiated at arm’s length. To address some of these conflicts of interest, our charter requires that a majority of our board of directors be independent directors and that a majority of our independent directors make any determinations on our behalf with respect to the relationships or transactions that present a conflict of interest for our directors or officers. Our board of directors has adopted a specific policy that decisions concerning our management agreement, including termination, renewal and enforcement of the management agreement, or concerning any acquisition of assets from ACM or its affiliates or other participation in any transactions with ACM or its affiliates outside of the management agreement must be reviewed and approved by a majority of our independent directors. Finally, our independent directors will periodically review the general investment standards established for the manager under the management agreement.

Original Offering

     On July 1, 2003, we issued and sold 1,610,000 of our units, each consisting of five shares of our common stock, $.01 par value per share, and one warrant to purchase an additional share of common stock. 1,327,989 of these units were sold to JMP, as initial purchaser, and were simultaneously resold by JMP in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, to persons reasonably believed by JMP Securities to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and to a limited number of institutional “accredited investors” (as defined in Rule 501 under the Securities Act). The remaining 282,011 units were sold directly by us to individual accredited investors. Certain investors in the original offering included institutions and individuals affiliated with us and JMP.

Registration Rights

     In connection with the original offering we entered into a registration rights agreement with JMP. Pursuant to that agreement, we have filed a shelf registration statement of which this prospectus is a part, covering the resale of the offered securities. The shelf registration statement includes the offered securities listed under “— The Offering.”

     At the time of the original offering we also entered into a registration rights agreement with ACM whereby we granted ACM certain demand and other registration rights with respect to shares of common stock that may be issued to ACM upon redemption of the 3.1 million operating partnership units issued to ACM and issuable to ACM upon exercise of the 629,000 warrants for additional operating partnership units.

Lock-Up Agreements

     In connection with the original offering, ACM, members of our senior management and board of directors and certain members of the senior management of ACM agreed not to offer, pledge, sell contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable for any of our common stock or any right to acquire our common stock, until the earlier of:

•	180 days from the effective date of the shelf registration statement; and

•	two years from the consummation of the original offering, subject to certain exceptions.

     We also agreed not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock, including our units, for a period of 180 days following the completion of the original offering, subject to certain exceptions.

     JMP, at any time, and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements.

The Offering

Securities Offered	The selling stockholders may, from time to time, sell the offered securities which include:
1,602,833 units sold in the original offering;
8,014,165 shares of common stock comprising the units;
1,602,833 warrants comprising the units; and
1,602,833 shares of common stock underlying the warrants.

The warrants have an initial exercise price of $15 and are exercisable until 5:00 p.m. New York City time on July 1, 2005. The warrants comprising the units do not become exercisable, detachable and freely tradable until after the shares of the common stock comprising the units are registered under the Securities Act and either listed on a national securities exchange or The Nasdaq Stock Market, Inc. The shares of common stock and the warrants comprising the units may not be traded separately until such listing.

Offering Price	The selling stockholders are offering, from time to time, the securities being offered by this prospectus at the then current market price.

Use of Proceeds	The selling stockholders will receive all of the proceeds from the sale of the securities. We will not receive any proceeds from the sale of the securities.

Listing	We have agreed to use our best efforts to list or include the offered securities on The Nasdaq Stock Market, including The Nasdaq SmallCap Market, or the New York Stock Exchange, in our discretion, as soon as practicable after we are able to satisfy the applicable listing requirements for the offered securities, which will not occur for an indefinite period of time, if at all, after the registration statement of which this prospectus is a part is declared effective. If and when we apply for listing of the offered securities under the applicable listing requirements, we cannot guarantee that we will have the minimum number of holders required in order to list or include the offered securities on either The Nasdaq Stock Market, including The Nasdaq SmallCap Market, or the New York Stock Exchange.

Summary Selected Unaudited Consolidated Financial Information
of Arbor Realty Trust, Inc. and Subsidiaries

     The following tables present selected historical consolidated financial information for the three months ended September 30, 2003. The selected historical consolidated financial information presented below under the captions “Consolidated Statement of Operations Data” and “Consolidated Balance Sheet Data” have been derived from our unaudited, interim consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the historical consolidated financial statements for such period. The information presented under the caption “Statement of Operations Data” for the three months ended September 30, 2003 is not necessarily indicative of any other interim period or of the year ended December 31, 2003. In addition, since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

Three Months Ended
September 30, 2003
(unaudited)
Consolidated Statement of Operations Data:
Interest Income	$4,664,115
Other income	6,375
Total revenue	4,670,490
Total expenses	3,183,411
Net income	1,074,587
Earnings per share, basic and diluted (1)	.13
Dividends declared per common share (2)	.25

At September 30,
2003
Consolidated Balance Sheet Data:
(unaudited)
Loans and investments, net	$214,237,458
Related party loans, net	26,000,000
Total assets	255,389,573
Notes payable and repurchase agreements	91,913,811
Total liabilities	97,831,411
Minority interest	44,309,289
Total stockholders’ equity	$113,248,873

Three Months Ended
September 30, 2003
(unaudited)
Other Data:
Total originations	$39,014,922

(1)	The warrants underlying the units issued in the original offering at $75.00 per unit have an exercise price of $15.00 per share and expire on July 1, 2005. This exercise price is equal to the price per share of common stock in the original offering and approximates the market value of our common stock at September 30, 2003. Therefore, the assumed exercise of the warrants were not considered to be dilutive for purposes of calculating diluted earnings per share.

(2)	On November 5, 2003, we declared a dividend of $.25 per share of common stock, payable with respect to the quarter ending September 30, 2003, to common stockholders of record at the close of business on November 5, 2003.

Summary Selected Consolidated Financial Information
of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries

     On July 1, 2003, ACM contributed a portfolio of structured finance investments and related liabilities to our operating partnership. In addition, certain employees of ACM became our employees. These assets, liabilities and employees represented a substantial portion of ACM’s structured finance business.

     The tables on the following page present selected historical consolidated financial information of the structured finance business of ACM at the dates and for the periods indicated. The structured finance business did not operate as a separate legal entity or business division or segment of ACM, but as an integrated part of ACM’s consolidated business. Accordingly, the statements of revenue and direct operating expenses do not include charges from ACM for corporate general and administrative expense because ACM considered such items to be corporate expenses and did not allocate them to individual business units. These expenses included costs for ACM’s executive management, corporate facilities and overhead costs, corporate accounting and treasury functions, corporate legal matters and other similar costs. The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the years ended December 31, 2002, 2001 and 2000 and under the caption “Consolidated Statement of Assets and Liabilities Data” as of December 31, 2002 and 2001 have been derived from the audited consolidated financial statements of the structured finance business of ACM included elsewhere in this prospectus. The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the years ended December 31, 1999 and 1998 and the caption “Consolidated Statement of Assets and Liabilities Data” as of December 31, 2000, 1999 and 1998 have been derived from the unaudited consolidated financial statements of the structured finance business of ACM.

     The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the six months ended June 30, 2003 and 2002 and the nine months ended September 30, 2002 and under the caption “Consolidated Statement of Assets and Liabilities Data” at June 30, 2003 have been derived from the unaudited interim consolidated financial statements of ACM’s structured finance business and include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the historical consolidated financial information for such periods. The selected historical consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the six month period ended June 30, 2003 is not necessarily indicative of the results of any other interim period or the year ended December 31, 2003. The selected historical consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the six month period ended June 30, 2002 and the nine month period ended September 30, 2002 are not necessarily indicative of the results of any other interim period or the year ended December 31, 2002.

     The consolidated financial statements of ACM’s structured finance business included in this prospectus represent the consolidated financial position and results of operations of ACM’s structured finance business during certain periods and at certain dates when ACM previously held our initial assets, as well as several other structured finance investments that we did not acquire in connection with our formation transactions. See “Arbor Realty Trust, Inc.” Accordingly, the historical financial results of ACM’s structured finance business are not indicative of our future performance. In addition, since the information presented is only a summary and does not provide all of the information contained in the consolidated financial statements of ACM’s structured finance business, including related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries” and the consolidated financial statements of ACM’s structured finance business, including related notes, contained elsewhere in this prospectus.

Consolidated Statement of Revenue
and Direct Operating Expenses Data:

	Six Months		Nine Months
	Ended		Ended
	June 30,		September 30,	Year Ended December 31,

	2003	2002	2002	2002	2001(1)	2000(1)	1999(1)	1998(1)

	(unaudited)		(unaudited)

Interest Income	$7,688,465	$7,482,750	$10,798,414	$14,532,504	$14,667,916	$10,707,551	$6,964,873	$6,807,617
Gain on sale of loans and real estate	1,024,268	7,006,432	7,006,432	7,470,999	3,226,648	1,880,825	1,818,299	1,898,558
Income from equity affiliates	—	601,100	632,350	632,350	1,403,014	5,028,835	3,592,398	567,006
Income from real estate held for sale, net of operating expenses	—	—	—	—	—	—	925,999	1,608,172
Other income	1,552,414	553,625	572,161	1,090,106	1,668,215	652,970	2,838,639	7,064,294
Total revenue	10,265,147	15,643,907	19,009,357	23,725,959	20,965,793	18,270,181	16,140,208	17,945,647
Total direct operating expenses	5,737,688	8,344,302	10,775,555	13,639,755	10,997,800	9,227,274	7,145,469	6,589,274
Revenue in excess of direct operating expenses	4,527,459	7,299,605	8,233,802	10,086,204	9,967,993	9,042,907	8,994,739	11,356,373

Consolidated Statement of Assets and Liabilities Data:

	At June 30,
	2003	At December 31,

	(unaudited)	2002	2001	2000	1999	1998

Loans and investments, net	$204,561,578	$172,142,511	$160,183,066	$85,547,323	$50,156,022	$75,604,351
Related party loans, net	23,277,041	15,952,078	15,880,207	—	—	—
Investment in equity affiliates	3,654,573	2,586,026	2,957,072	20,506,417	23,459,586	20,092,793
Total assets	241,667,960	200,563,236	183,713,747	119,110,446	84,751,032	96,537,674
Notes payable and repurchase agreements	171,045,404	141,836,477	132,409,735	70,473,501	47,154,530	58,678,062
Total liabilities	172,686,366	144,280,806	134,086,301	72,266,700	48,025,934	59,193,306
Net assets	68,981,594	56,282,430	49,627,446	46,843,746	36,725,098	37,344,368

Other Data:

	Six Months Ended		Nine Months
	June 30,		Ended
			September 30,	Year Ended December 31,
	2003	2002	2002	2002	2001	2000		1999		1998

Total originations	$117,965,000	$30,660,000	$49,510,000	$130,043,000	$86,700,000	$108,378,000	(2)	$120,378,900	(2)	$230,718,353	(2)

(1)	In June 1998, ACM entered into a joint venture with SFG I, an affiliate of Nomura Asset Capital Corp., for the purpose of acquiring up to $250 million of structured finance investments. ACM and SFG I each made 50% of the capital contributions to the joint venture and shared profits equally. Nomura Asset Capital Corp. provided financing to the joint venture in the form of a repurchase agreement. On July 31, 2001, ACM purchased SFG I’s interest in this venture. This buyout was accounted for by the purchase accounting method. Prior to the purchase, net income from this venture was recorded in income from equity affiliates. The activities of the former joint venture have been included in the statements of revenue and direct operating expenses from the date of acquisition, August 2001. See the consolidated financial statements of ACM’s structured finance business and the related notes to the consolidated financial statements included elsewhere in this prospectus for further information.

(2)	Total originations for 1998, 1999 and 2000 include originations from ACM’s joint venture with SFG I discussed in footnote 1.

     Arbor Realty Trust, Inc. was incorporated in the State of Maryland in June 2003. Our principal executive offices are located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553. Our telephone number is (516) 832-8002.

RISK FACTORS

     An investment in our securities involves a number of risks. Before making an investment decision, you should carefully consider all of the risks described below and the other information contained in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our securities could decline and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history and may not operate successfully.

     We were organized in June 2003 and have a limited operating history. The results of our operations depend on many factors, including the performance of the initial assets, the availability of opportunities for the acquisition of additional assets, the level and volatility of interest rates, readily accessible short and long term financing, conditions in the financial markets and economic conditions, and we may not operate successfully. We face substantial competition in acquiring suitable investments, which could adversely impact our yields.

Our historical consolidated financial information is not likely to be indicative of our future performance or financial condition as a separate company.

     The historical consolidated financial information included in this prospectus for the three years ending December 31, 2002 and at December 31, 2002 and 2001, for the six months ending June 30, 2003 and at June 30, 2003 and 2002 may not reflect what our results of operations, financial condition and cash flows would have been had we been a separate, stand-alone entity during the periods presented. We prepared our historical consolidated financial statements from ACM’s historical accounting records. The revenues, expenses, assets, liabilities and cash flows during each respective period that pertained to ACM’s structured finance business were allocated to us. All of these allocations are based on assumptions that management believes are reasonable under the circumstances. However, these allocations may not be indicative of the revenues, expenses, assets, liabilities and cash flows that would have existed or resulted if we had operated as a separate entity.

We may be unable to invest excess equity capital on acceptable terms or at all, which would adversely affect our operating results.

     We may not be able to identify investments that meet our investment criteria and we may not be successful in closing the investments that we identify. Unless and until we identify structured finance investments consistent with our investment criteria, any excess equity capital may be used to repay borrowings under our warehouse credit facility and repurchase agreements, which would not produce a return on capital. In addition, the investments that we acquire with our equity capital may not produce a return on capital. There can be no assurance that we will be able to identify attractive opportunities to invest our equity capital which would adversely affect our results of operations.

We may change our investment strategy without stockholder consent, which may result in riskier investments than our current investments.

     We may change our investment strategy and guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy or guidelines may increase our exposure to interest rate and real estate market fluctuations.

We depend on key personnel with long standing business relationships, the loss of whom could threaten our ability to operate our business successfully.

     Our future success depends, to a significant extent, upon the continued services of our manager and our employees. In particular, the mortgage lending experience of Mr. Ivan Kaufman and Mr. Fred Weber and the extent and nature of the relationships they have developed with developers of multi-family and commercial properties and other financial institutions are critical to the success of our business. We cannot assure you of their continued employment with ACM or us. The loss of services of one or more members of our manager’s officers or our officers could harm our business and our prospects.

If we cannot obtain additional financing substantially similar to the credit facilities we currently have, our growth will be limited.

     We are generally required to distribute to our stockholders at least 90% of our taxable income each year to continue to qualify as a REIT, and we must distribute all of our taxable income in order to avert any corporate income taxes on retained income. As a result, our retained earnings available to fund origination of new loans are nominal, and we rely upon the availability of additional debt or equity capital to fund these activities. Our long term ability to grow through investment in structured finance assets will be limited if we cannot obtain additional financing substantially similar to the credit facilities we currently have, including interest rates and advance rates. Market conditions may make it difficult to obtain financing on favorable terms or at all.

If ACM ceases to be our manager pursuant to the management agreement, the financial institutions providing our credit facilities may not provide future financing to us.

     ACM must be our external manager pursuant to the management agreement in order to receive advances under each of our existing credit facilities. Additionally, if ACM ceases to be our manager, each of the financial institutions under our current credit facilities has the right to terminate their facility and their obligation to advance funds to us in order to finance our future investments. If ACM ceases to be our manger for any reason and we are not able to obtain financing under our existing credit facilities, our growth may be limited.

The repurchase agreements and credit facilities that we use to finance our investments may require us to provide additional collateral and may leave us without funding should our funding sources file for bankruptcy.

     Credit facilities, including repurchase agreements, involve the risk that the market value of the loans pledged or sold by us to the funding source may decline in value, in which case the lending institution may require us to provide additional collateral to pay down a portion of the funds advanced. In addition, in the event that the funding source files for bankruptcy or becomes insolvent, our loans may become subject to the bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could materially adversely affect our results of operations.

Mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

     We invest in mezzanine loans. These types of investments are considered to involve a higher degree of risk than long term senior mortgage lending secured by income producing real property due to a variety of factors, including the investment becoming unsecured as a result of foreclosure by the senior lender. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan to value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

Preferred equity investments involve a greater risk of loss than traditional debt financing.

     We invest in preferred equity investments, which involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to other loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the partnership in which we have an interest, and not the property underlying our investment. As a result, we may not recover some or all of our investment.

Mortgage investments that are not United States government insured and non-investment grade mortgage assets involve risk of loss.

     We originate and acquire uninsured and non-investment grade mortgage loans and mortgage assets as part of our investment strategy. Such loans and assets include mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under mortgage loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. To the extent we suffer such losses with respect to our investments in mortgage loans, the value of our company and the price of our common stock may be adversely affected.

We invest in multi-family and commercial real estate loans, which involve a greater risk of loss than single family loans.

     Our investments include multi-family and commercial real estate loans that are considered to involve a higher degree of risk than single family residential lending because of a variety of factors, including generally larger loan balances, dependency for repayment on successful operation of the mortgaged property and tenant businesses operating therein, and loan terms that include amortization schedules longer than the stated maturity and provide for balloon payments at stated maturity rather than periodic principal payments. In addition, the value of commercial real estate can be affected significantly by the supply and demand in the market for that type of property.

We may invest in direct ownership of real estate, the value of which may fluctuate.

     We may make investments in the direct ownership of real property. In addition, our loans held for investment are generally directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. Investments in real property or real property related assets are subject to varying degrees of risk. The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental income that can be generated net of expenses required to be incurred with respect to the property. The rental income from these properties may be adversely affected by a number of factors, including general economic climate and local real estate conditions, an oversupply of (or a reduction in demand for) space in properties in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants. Net income from properties also is affected by such factors as the cost of compliance with government regulations, including zoning and tax laws, and the potential for liability under applicable laws. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. Adverse changes in these factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from properties we own or acquire.

Risks of cost overruns and noncompletion of renovation of the properties underlying rehabilitation loans may materially adversely affect our investment.

     The renovation, refurbishment or expansion by a borrower under a mortgaged property involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Participating interests may not be available and, even if obtained, may not be realized.

     In connection with the acquisition and origination of certain structured finance assets, we may obtain participating interests, or equity “kickers,” in the owner of the property that entitle us to payments based upon a development’s cash flow, profits or any increase in the value of the development that would be realized upon a refinancing or sale of the development. Competition for participating interests is dependent to a large degree upon market conditions. Participating interests are more difficult to obtain when multi-family and commercial real estate financing is available at relatively low interest rates. In the current interest rate environment, we may have greater difficulty obtaining participating interests. Participating interests are not government insured or guaranteed and are therefore subject to the general risks inherent in real estate investments. Therefore, even if we are successful in originating mortgage loans that provide for participating interests, there can be no assurance that such interests will result in additional payments to us.

Competition in acquiring desirable investments may limit their availability, which could, in turn, negatively affect our ability to maintain our dividend distribution.

     We compete in investing in structured finance assets with numerous public and private real estate investment vehicles, such as other REITs, mortgage banks, pension funds, institutional investors and individuals. Structured finance assets are often obtained through a competitive bidding process. Many of our competitors are larger than us, have access to greater capital and other resources, have management personnel with more experience than our officers or our manager and have other advantages over us and our manager in conducting certain business and providing certain services. Competition may result in higher prices for structured finance assets, lower yields and a narrower spread of yields over our borrowing costs. In addition, competition for desirable investments could delay the investment of our equity capital in desirable assets, which may, in turn, reduce earnings per share and may negatively affect our ability to maintain our dividend distribution. There can be no assurance that we will achieve investment results that will allow any specified level of cash distribution.

Interest rate fluctuations may adversely affect the value of our assets, net income and common stock.

     Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks including the risk of a mismatch between asset yields and borrowing rates, variances in the yield curve and fluctuating prepayment rates and may adversely affect our income and value of our common stock.

Prepayment rates can increase, thus adversely affecting yields.

     The value of our assets may be affected by prepayment rates on mortgage loans. Prepayment rates on loans are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining interest rates, prepayments on loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the structured finance assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments. A portion of our investments require payments of deferred interest upon prepayment or maturity of the investment. This deferred interest will generally discourage a borrower from repaying an investment ahead of its scheduled maturity. We may not be able to structure future investments that contain similar deferred interest payments.

Refinancing our credit facilities may materially adversely affect our results of operations.

     Our loans held for investment may have maturities that are different from the maturities for the funds we borrow to finance them. If the funds we borrow mature before the loans we make, we would have to seek new financing that may not be on as favorable terms and our net income would be adversely affected.

Changes in market conditions may adversely affect our credit facilities and repurchase agreements.

     Credit facilities, including repurchase agreements, involve the risk that the market value of the loans pledged or sold to the funding source by us may decline, in which case the lending institution may require us to provide additional collateral or pay down a portion of the funds advanced. In addition, in the event the funding source files for bankruptcy or becomes insolvent, our loans may become subject to the bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could materially adversely affect our business.

The geographic concentration of the properties underlying our investments may increase our risk of loss.

     We have not established any limit upon the geographic concentration of properties underlying our investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. As of September 30, 2003, 22%, 20%, 16%, 10% and 10% of the outstanding balance of the structured finance investments we hold had underlying properties in Florida, New York, Maryland, Nevada and New Jersey, respectively. A worsening of economic conditions in these states could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

Volatility of values of multi-family and commercial properties may adversely affect our loans and investments.

     Multi-family and commercial property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In the event a property’s net operating income decreases, a borrower may have difficulty paying our loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay dividends to our stockholders.

     As a REIT, we are generally required to distribute at least 90% of our taxable income each year to our stockholders. We intend to distribute to our stockholders all or substantially all of our taxable income each year so as to qualify for the tax benefits accorded to REITs, but our ability to make distributions may be adversely affected by the risk factors described in this prospectus. We may not be able to make distributions in the future. In the event of continued or future downturns in our operating results and financial performance or unanticipated declines in the value of our mortgage portfolio, we may be unable to declare or pay distributions to our stockholders. The timing and amount of distributions are in the sole discretion of our board of directors, which considers, among other factors, our financial performance, debt service obligations and applicable debt covenants (if any), REIT qualification requirements and other tax considerations and capital expenditure requirements.

     Among the factors that could adversely affect our results of operations and impair our ability to make distributions to our stockholders are:

•	the investment of the proceeds of the original offering;

•	our ability to make profitable structured finance investments;

•	defaults in our investment portfolio or decreases in the value of our portfolio;

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates; and

•	increased debt service requirements, including those resulting from higher interest rates on variable rate indebtedness.

     Some of these factors are beyond our control and a change in any one of these factors could affect our ability to make distributions. The level of our distributions may not increase over time.

Failure to maintain an exemption from the Investment Company Act would adversely affect our results of operations.

     We believe that we conduct our business in a manner that allows us to avoid being regulated as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Under Section 3(c) (5) (C), the Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate.” The staff of the SEC has provided guidance on the availability of this exemption. Specifically, the staff’s position generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. Loans that are secured by equity interests in the owners of real property rather than the property itself, direct equity interests in entities that own real property and certain mortgage backed securities may not qualify for purposes of the 55% requirement depending upon the type of entity. Our ownership of these equity interests, therefore, is limited by the provisions of the Investment Company Act.

We are subject to various risks related to our use of, and dependence on, debt.

     The amount we have to pay on variable rate debt increases as interest rates increase, which may decrease cash available for distribution to stockholders. We cannot assure you that we will be able to meet our debt service obligations. If we do not meet our debt service obligations, we risk the loss of some or all of our assets. Changes in economic conditions or our financial results or prospects could (1) result in higher interest rates on variable rate debt, (2) reduce the availability of debt financing generally or debt financing at favorable rates, (3) reduce cash available for distribution to stockholders and (4) increase the risk that we could be forced to liquidate assets to repay debt, any of which could have a material adverse affect on us.

     If we violate covenants in any of our debt agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all. Violations of certain debt covenants may result in our being unable to borrow unused amounts under a line of credit, even if repayment of some or all borrowings is not required.

     In any event, financial covenants under our current or future debt obligations could impair our business strategies by limiting our ability to borrow beyond certain amounts or for certain purposes.

A general economic slowdown could have a material effect on our business.

     Periods of economic slowdown or recession may be accompanied by declines in real estate values. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Because a portion of the investments we make are subordinate to other creditors, the rate of delinquencies, foreclosures and losses on our mortgage loans could be higher than those generally experienced in the mortgage lending industry. If our loans go into and remain in default, we may have to foreclose and may incur substantial losses. Because real estate investments are relatively illiquid, our ability to promptly sell one or more investments or properties underlying foreclosed investments in our portfolio may be limited. In addition, any material decline in real estate values would increase the loan to value ratio of loans that we have previously extended, weaken our collateral coverage and increase the possibility of a loss in the event of a borrower default. Any sustained period of increased delinquencies, foreclosures or losses is likely to materially and adversely affect our ability to finance loans in the future. Furthermore, certain international events have caused significant uncertainty in the global financial markets. While the long term effects of these events and their potential consequences are uncertain, they could have a material adverse effect on general economic conditions, consumer confidence and market liquidity.

Liability relating to environmental matters may impact the value of the underlying properties.

     Under various federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us.

We are substantially controlled by one of our principal stockholders.

     Mr. Ivan Kaufman is our chairman and chief executive officer and the president and chief executive officer of our manager. Further, the Kaufman entities beneficially own an 88% membership interest in ACM. ACM owns approximately 3.1 million operating partnership units, representing a 28% limited partnership interest in our operating partnership. The operating partnership units are redeemable for approximately 3.1 million shares of our common stock. Each of the operating partnership units ACM owns is paired with one share of our special voting preferred stock, each of which entitle ACM to one vote on all matters submitted to a vote of our stockholders. Therefore, ACM is currently entitled to approximately 3.1 million votes, or 28% of the voting power of our outstanding stock. Because of his position with us and our manager and his ability to effectively vote a substantial minority of our outstanding voting stock, Mr. Kaufman has significant influence over our policies and strategy.

Risks Related to Conflicts of Interest

We are dependent on our manager with whom we have conflicts of interest.

     We have only eleven employees, including Mr. Fred Weber, Mr. Daniel M. Palmier, Mr. John C. Kovarik and an eight-person asset management group, and are dependent upon our manager, ACM, to provide services to us that are vital to our operations. Our chairman, chief executive officer and president, Mr. Ivan Kaufman, is also the chief executive officer and president of our manager. Our chief financial officer, Mr. Frederick Herbst, is the chief financial officer of our manager and our secretary and general counsel, Mr. Walter Horn, is the general counsel of our manager. In addition, the Kaufman entities own an approximate 88% membership interest in ACM and Messrs. Herbst, Weber, Palmier, Martello and Horn, collectively hold a 5% ownership interest in ACM. Mr. Martello also serves as the trustee of one of the Kaufman entities that holds a majority ownership interest in our manager and co-trustee of another Kaufman entity that owns an equity interest in ACM. Our manager holds a 28% limited partnership interest in our operating partnership and 28% of the voting power of our stock (without giving effect to the exercise of ACM’s warrants).

     We may enter into transactions in the future with ACM with the approval of the independent members of our board of directors. ACM may from time to time provide permanent mortgage loan financing to clients of ours, which will be used to refinance bridge financing provided by us. We and ACM may also make loans to the same borrower or to borrowers that are under common control. Additionally, our policies and those of ACM may require us to enter into intercreditor agreements in situations where loans are made by us and ACM to the same borrower.

     We have entered into a management agreement with our manager under which our manager provides us with all of the services vital to our operations other than asset management services. However, the management agreement was not negotiated at arm’s length and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Certain matters relating to our organization also were not approved at arm’s length and the terms of the contribution of assets to us may not be as favorable to us as if the contribution was with an unaffiliated third party.

     The results of our operations is dependent upon the availability of, and our manager’s ability to identify and capitalize on, investment opportunities. Our manager’s officers and employees are also responsible for providing the same services for ACM’s portfolio of investments. As a result, they may not be able to devote sufficient time to the management of our business operations.

Conflicts of interest could arise in transactions where we lend to borrowers in which ACM holds an equity interest.

     ACM has contributed loans to us that are secured by properties in which ACM owns equity interests in the borrower. Every transaction that we enter into with an entity in which ACM holds equity interests raises a potential conflict of interest. Conflicts of interest with respect to these mortgage loans include, among others, decisions regarding (1) whether to waive defaults of such borrower, (2) whether to foreclose on a loan, and (3) whether to permit additional financing on the properties securing our investments other than financing provided by us.

Termination of our management agreement may be costly.

     Termination of the management agreement with our manager is difficult and costly. Our management agreement may be terminated by us (1) without cause, after the initial two year period, on six months’ prior written notice and (2) with cause in the event of our manager’s uncured breach of the management agreement, if approved by a majority of our independent directors. If we terminate the management agreement without cause or elect not to renew the management agreement in connection with the decision to manage our portfolio internally, we are required to pay our manager a termination fee equal to the base management fee and the incentive fee earned during the twelve month period preceding the termination. If we terminate the management agreement without cause (except in a case where we become internally managed) or elect not to renew the management agreement for any other reason, including a change of control of us, we are required to pay our manager a termination fee equal to two times the base management fee and the incentive fee earned during the twelve-month period preceding the termination. If we terminate without cause and become internally managed, we are required to pay our manager a termination fee equal to the base management fee and the incentive fee earned during the 12-month period preceding the termination. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our manager without cause.

If our manager terminates the management agreement, we may not be able to find an adequate replacement manager.

     At any time after the initial two-year term of the management agreement, our manager may terminate the management agreement without cause or elect not to renew the agreement, without penalty (except in certain cases of a change in control of the manager during the first three years of the management agreement), on six months’ prior written notice to us. In the event of our uncured breach of the management agreement, our manager may also terminate the agreement for cause without penalty. If our manager terminates our agreement, we may not be able to find an adequate replacement manager.

Our directors have approved very broad investment guidelines for our manager and do not approve each investment decision made by our manager.

     Our manager is authorized to follow very broad investment guidelines. Our directors will periodically review our investment guidelines and our investment portfolio. However, our board does not review each proposed investment. In addition, in conducting periodic reviews, the directors rely primarily on information provided to them by our manager. Furthermore, transactions entered into by our manager may be difficult or impossible to unwind by the time they are reviewed by the directors. Our manager has great latitude within the broad investment guidelines in determining the types of assets it may decide are proper investments for us.

Our manager has broad discretion to invest funds and may acquire structured finance assets where the investment returns are substantially below expectations or that result in net operating losses.

     Our manager has broad discretion, within the general investment criteria established by our board of directors, to allocate the proceeds of the original offering and to determine the timing of investment of such proceeds. Such discretion could result in allocation of proceeds to assets where the investment returns are substantially below expectations or that result in net operating losses, which would materially and adversely affect our business, operations and results.

     The management compensation structure that we have agreed to with our manager may cause our manager to invest in high risk investments. In addition to its base management fee, our manager is entitled to receive incentive compensation based in part upon our achievement of targeted levels of funds from operations. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on funds from operations may lead our manager to place undue emphasis on the maximization of funds from operations at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

Risks Related to Our Status as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face substantial tax liability.

     We intend to operate so as to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative interpretations exist. Even a technical or inadvertent mistake could jeopardize our REIT status. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In particular, our ability to qualify as a REIT depends in part on the relative values of our common and special voting preferred stock, which have not been determined by independent appraisal, are susceptible to fluctuation, and could, if successfully challenged by the IRS, cause us to fail to meet the ownership requirements. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own a preferred equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

     Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which, among other things, means we would be unable to deduct distributions to stockholders in computing taxable income and would be subject to federal income tax on our taxable income at regular corporate rates;

•	any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders; and

•	unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

     Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets. Any of these taxes would decrease cash available for distribution to our stockholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through taxable subsidiary corporations. See “Federal Income Tax Considerations-Taxation of Arbor Realty.”

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

     To qualify as a REIT for federal income tax purposes we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

     To qualify as a REIT we must ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of collateral may jeopardize our REIT status.

     To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our mortgage and preferred equity investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT.

     Complying with REIT requirements may force us to borrow to make distributions to stockholders.

     As a REIT, we must generally distribute at least 90% of our annual taxable income, subject to certain adjustments, to our stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws.

     From time to time, we may generate taxable income greater than our net income for financial reporting purposes due to, among other things, amortization of capitalized purchase premiums, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

     At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you as a stockholder. On May 28, 2003, The Jobs and Growth Tax Relief Reconciliation Act of 2003 was enacted, which decreases the tax rate on most dividends paid by corporations to individual investors to a maximum of 15% from current rates, and such rates are retroactive to the beginning of January 2003. REIT dividends, with limited exceptions, will not benefit from the rate reduction, because a REIT’s income generally is not subject to corporate level tax. As such, this legislation could cause shares in non-REIT corporations to be a more attractive investment to individual investors than shares in REITs and could have an adverse effect on the value of our common stock.

Your investment in our securities has various federal, state and local income tax risks that could affect the value of your investment.

     Although the provisions of the Internal Revenue Code relevant to your investment in our securities are generally described in “Federal Income Tax Considerations,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our securities because of the complex nature of the tax rules applicable to REITs and their stockholders.

Restrictions on share accumulation in REITs could discourage a change of control of our company.

     In order for us to qualify as a REIT, not more than 50% of the number or value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year.

     In order to prevent five or fewer individuals from acquiring more than 50% of our outstanding shares and a resulting failure to qualify as a REIT, our charter provides that, subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.6% of the aggregate value or number (whichever is more restrictive) of shares of our outstanding common stock or 9.6% by value of our outstanding capital stock. For purposes of this calculation, warrants held by such person will be deemed to have been exercised. The shares most recently acquired by a person that are in excess of these limits will not have any voting rights exerciseable by such person. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of the board of directors will result in the shares being automatically transferred to a charitable trust (or otherwise be void) and be deemed to have been offered for sale to us for a period subsequent to the acquisition. Any person who acquires shares in excess of these limits is obliged to immediately give written notice to us and provide us with any information we may request in order to determine the effect of the acquisition on our status as a REIT.

     While these restrictions are designed to prevent any five individuals from owning more than 50% of our shares, they could also discourage a change in control of our company. These restrictions may also deter tender offers that may be attractive to stockholders or limit the opportunity for stockholders to receive a premium for their shares if an investor makes purchases of shares to acquire a block of shares.

Complying with REIT requirements may limit our ability to hedge effectively.

     The REIT provisions of the Internal Revenue Code may limit our ability to hedge our operations by requiring us to limit our income in each year from qualified hedges, together with any other income not generated from qualified real estate assets, to no more than 25% of our gross income. In addition, we must limit our aggregate income from nonqualified hedging transactions, from our provision of services and from other non-qualifying sources to no more than 5% of our annual gross income. As a result, we may have to limit our use of advantageous hedging techniques. This could result in greater risks associated with changes in interest rates than we would otherwise want to incur. If we were to violate the 25% or 5% limitations, we would possibly have to pay a penalty tax equal to the amount of income in excess of those limitations, multiplied by a fraction intended to reflect our profitability. If we fail to satisfy the REIT gross income tests, unless our failure was due to reasonable cause and not due to willful neglect, we could lose our REIT status for federal income tax purposes.

Risk Factors Related to the Offering

There is no public market for the offered securities, and there may be no market for the offered securities after the completion of this offering.

     There has been no public market for the offered securities. We have agreed to use our best efforts to list or include the offered securities on The Nasdaq Stock Market, including The Nasdaq SmallCap Market, or the New York Stock Exchange, in our discretion, as soon as practicable after we are able to satisfy the applicable listing requirements for the offered securities, which will not occur for an indefinite period of time, if at all, after the registration statement of which this prospectus is a part is declared effective. If and when we apply for listing of the offered securities under the applicable listing requirements, we cannot guarantee that we will have the minimum number of holders required in order to list or include the offered securities on either The Nasdaq Stock Market, including The Nasdaq SmallCap Market, or the New York Stock Exchange. Consequently, because the warrants underlying the units do not become exercisable, detachable and fully tradable until after the registration of the common stock underlying the units under the Securities Act and listing on a national securities exchange or The Nasdaq Stock Market, including The Nasdaq SmallCap Market, the shares of common stock and the warrants may not be separately tradable for an indefinite period of time.

     In addition, quotation through The Nasdaq Stock Market, including The Nasdaq SmallCap Market, or the New York Stock Exchange does not ensure that an actual market will develop for the offered securities. Accordingly, no assurance can be given as to (i) the likelihood that an actual market for the offered securities will develop, (ii) the liquidity of any such market, (iii) the ability of any holder to sell the offered securities, or (iv) the prices that may be obtained for the offered securities.

     Although JMP has advised us that they intend to make a market in the units, they are only obligated to make a market in the units and use reasonable efforts to engage additional market makers in connection with our listing on The Nasdaq Stock Market, including The Nasdaq SmallCap Market, or the New York Stock Exchange, as provided in the registration rights agreement with JMP. Except as provided in the registration rights agreement, JMP may discontinue market making at any time without notice. Their market-making activity will be subject to the limitations imposed by the securities laws. We cannot guarantee that the market for the units will be maintained. The trading price of the units will likely decline if there ceases to be an active trading market for them.

We may not be able to make distributions in the future.

     We pay, and intend to continue to pay, quarterly dividends and to make distributions to our stockholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. Such distributions, together with our expected compliance with other requirements, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. However, our ability to pay dividends may be adversely affected by various factors, including the risk factors described in this prospectus. All distributions are made at the discretion of our board of directors and depend upon our earnings, our financial condition, maintenance of our REIT status and other tax considerations and such other factors as our board of directors may deem relevant from time to time. There are no assurances of our ability to pay dividends in the future. In addition, some of our distributions may include a return of capital.

Our charter generally does not permit ownership in excess of 9.6% of our common or capital stock, and attempts to acquire our capital stock in excess of these limits are ineffective without prior approval from our board of directors.

     For the purpose of preserving our REIT qualification, our charter generally prohibits direct or constructive ownership by any person of more than 9.6% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 9.6% (by value) of our outstanding shares of capital stock. For purposes of this calculation, warrants held by such person will be deemed to have been exercised if such exercise would result in a violation. Our charter’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding stock and thus be subject to our charter’s ownership limit. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of the board of directors will result in the shares being automatically transferred to a charitable trust or otherwise be void.

Maryland takeover statutes may prevent a change of our control. This could depress our stock price.

     Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. The statute permits various exceptions, including business combinations that are exempted by the board of directors before the time that an interested stockholder becomes an interested stockholder. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

     A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder.

     After the five year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

     The business combination statute may prevent or discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Important Provisions of Maryland Law and of Our Charter and Bylaws—Business Combinations” and “—Control Share Acquisitions.”

Our staggered board and other provisions of our charter and bylaws may prevent a change in our control.

     Our board of directors is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2004, 2005 and 2006, respectively. Directors of each class are chosen for three year terms upon the expiration of their current terms, and each year one class of directors is elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our stockholders. In addition, our charter and bylaws also contain other provisions that may delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Important Provisions of Maryland Law and of Our Charter and Bylaws.”

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute the holdings of our existing stockholders and may be senior to our common stock for the purposes of dividend distributions or distributions upon liquidation, may adversely affect the market price of our common stock.

     In the future we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. If we decide to issue preferred stock in addition to our special voting preferred stock already issued, it could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

Securities eligible for future sale may have adverse effects on our share price.

     The effect of future sales of our common stock or the availability of our common stock for future sales may affect the market price of our common stock. As of the date of this prospectus, we have 9,809,567 shares of our common stock outstanding (or authorized for issuance upon exercise of the warrants underlying our units for shares of common stock) and 3,776,069 shares of our common stock authorized for issuance upon redemption of operating partnership units (including 629,345 operating partnership units issuable upon exercise of 629,345 warrants for additional operating partnership units). Furthermore, we satisfy our obligation to pay up to 25% of the incentive compensation payable to our manager under the management agreement with shares of our common stock. The issuance of common stock could cause dilution of our existing common stock and a decrease in the market price.

You should not rely on lock-up agreements in connection with the original offering to limit the number of units sold into the market.

     In connection with the original offering, we agreed with JMP not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock, including our units, for a period of 180 days following the completion of the original offering, subject to certain exceptions. ACM and each of the persons serving as our directors and executive officers at the consummation of the original offering also entered into lock-up agreements with respect to their units, common stock, warrants and the shares of common stock issuable upon redemption of operating partnership units restricting the sale of such securities without the consent of JMP until the earlier of 180 days after the date of effectiveness of the registration statement of which this prospectus is a part or two years from the consummation of original offering, subject to certain exceptions. JMP may, at any time, release all or a portion of the securities subject to the foregoing lock-up provisions. If the restrictions under the lock-up agreements with members of our senior management and directors are waived or terminated, approximately 260,750 units will be available for sale into the market, subject only to applicable securities rules and regulations, which could reduce the market price for the offered securities.

An increase in market interest rates may have an adverse effect on the market price of our securities.

     One of the factors that investors may consider in deciding whether to buy or sell our securities is our dividend rate as a percentage of our share or unit price relative to market interest rates. If the market price of our securities is based primarily on the earnings and return that we derive from our investments and income with respect to our properties and our related distributions to stockholders, and not from the market value or underlying appraised value of the properties or investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our securities. For instance, if market rates rise without an increase in our dividend rate, the market price of our securities could decrease as potential investors may require a higher dividend yield on our common stock or seek other securities paying higher dividends or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay dividends.

Broad market fluctuations could negatively impact the market price of our common stock.

     The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

FORWARD LOOKING STATEMENTS

     We make forward looking statements in this prospectus that are subject to risks and uncertainties. These forward looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure, or other financial terms, as well as statements regarding the subjects that are forward looking by their nature, such as:

•	our business strategy;

•	completion of any pending transactions;

•	our ability to obtain future financing arrangements;

•	our understanding of our competition;

•	our projected operating results;

•	the operating results presented in the historical consolidated financial statements included in this prospectus;

•	market trends;

•	estimates relating to our future dividends;

•	projected capital expenditures; and

•	the impact of technology on our operations and business.

     The forward looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. We do not intend to update our forward looking statements. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward looking statements. You should carefully consider this risk when you make a decision concerning an investment in our securities, along with the following factors, among others, that could cause actual results to vary from our forward looking statements:

•	the factors referenced in this prospectus, including those set forth under the sections captioned “Risk Factors” and “Arbor Realty Trust, Inc.;”

•	general volatility of the capital markets and the market price of our common stock;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry and the market in which we operate, interest rates or the general economy; and

•	the degree and nature of our competition.

     When we use words such as “will likely result,” “may,” “shall,” “will,” “believe,” “expect,” “anticipate,” “project,” “intend,” “estimate,” “goal,” “objective,” or similar expressions, we intend to identify forward looking statements. You should not place undue reliance on these forward looking statements. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

     The selling stockholders will receive all of the proceeds from the sale of the securities. We will not receive any proceeds from the sale of the securities.

DISTRIBUTION POLICY

     We have made and intend to make, regular quarterly distributions to our stockholders. To qualify as a REIT we must distribute to our stockholders an amount at least equal to:

•	90% of our REIT taxable income, determined before the deduction for dividends paid and excluding any net capital gain (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principals); plus

•	90% of the excess of our net income from foreclosure property (as defined in Section 856 of the Internal Revenue Code) over the tax imposed on such income by the Internal Revenue Code; less

•	any excess non-cash income (as determined under the Internal Revenue Code). See “Federal Income Tax Considerations.”

     We are subject to income tax on income that is not distributed and to an excise tax to the extent that certain percentages of our income are not distributed by specified dates. See “Federal Income Tax Considerations.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

     Distributions are authorized by our board of directors and declared by us based upon a number of factors, including actual results of operations, restrictions under Maryland law, the timing of the investment of our equity capital, the amount of funds from operations, our financial condition, debt service requirements, capital expenditure requirements, our taxable income, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, our operating expenses and other factors our directors deem relevant. Our ability to make distributions to our stockholders depends upon our receipt of distributions from our operating partnership, Arbor Realty Limited Partnership, which may depend, in part, upon the performance of our investment portfolio, and, in turn, from ACM’s management of our business. Distributions are made in cash to the extent that cash is available for distribution.

     Distributions to stockholders are generally taxable to our stockholders as ordinary income, although a portion of such distributions may be designated by us as long term capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of our distributions, see “Federal Income Tax Considerations—Taxation of Arbor Realty” and “Federal Income Tax Considerations—Taxation of Stockholders.”

     We may not be able to generate sufficient revenue from operations to pay distributions to our stockholders. In addition, our directors may change our distribution policy in the future. See “Risk Factors.”

     Our charter allows us to issue preferred stock that could have a preference on distributions. We currently have no intention to issue any such preferred stock, but if we do, the dividend preference on the preferred stock could limit our ability to make a dividend distribution to the holders of our common stock. We have previously issued approximately 3.1 million shares of our special voting preferred stock to ACM which does not have any preferential dividend, except a $.01 per share liquidation preference upon a liquidation or redemption.

     On November 5, 2003, we declared a dividend of $.25 per share of common stock, payable with respect to the quarter ending September 30, 2003, to stockholders of record at the close of business on November 5, 2003. We plan to distribute this dividend on November 18, 2003.

PRICE RANGE OF UNITS

     There is no established market for the units, which are not listed on any securities exchange, and trading in the units has not been quoted on any interdealer or over-the-counter bulletin board since the original offering. The units are eligible for trading in the Private Offering, Resales and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc., the PORTAL Market. As of November 3, 2003, there were approximately 140 beneficial owners of our units. This figure does not reflect the beneficial ownership of shares held in nominee name. The table below reflects the high and low prices for trades of our units as reported in PORTAL for each of the months indicated.

Month	High	Low	Dividend

July 2003	$75.250	$69.750	(1)
August 2003	—	—	(1)
September 2003	—	—	(1)
October 2003	$75.250	$75.125

(1)	On November 5, 2003 we declared a dividend of $.25 per share of common stock, payable with respect to the quarter ended September 30, 2003, to our common stockholders of record as of the close of business on November 5, 2003. We plan to distribute this dividend on November 18, 2003.

SELECTED UNAUDITED CONSOLIDATED FINANCIAL INFORMATION
OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

     The following tables present selected historical consolidated financial information for the three months ended September 30, 2003 and at September 30, 2003. The selected historical consolidated financial information presented below under the captions “Consolidated Statement of Operations Data” and “Balance Sheet Data” have been derived from our unaudited, interim consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the historical consolidated financial statements for such period. The information presented under the caption “Consolidated Statement of Operations Data” for the three months ended September 30, 2003 is not necessarily indicative of any other interim period or of the year ended December 31, 2003. In addition, since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

Three Months Ended
September 30, 2003
(unaudited)
Statement of Operations Data:
Interest Income	$4,664,115
Other income	6,375
Total revenue	4,670,490
Total expenses	3,183,411
Net income	1,074,587
Earnings per share, basic and diluted(1)	.13
Dividends declared per common share (2)	.25

At September 30,
2003

Balance Sheet Data:	(unaudited)
Loans and investments, net	$214,237,458
Related party loans, net	26,000,000
Total assets	255,389,573
Notes payable and repurchase agreements	91,913,811
Total liabilities	97,831,411
Minority interest	44,309,289
Total stockholders’ equity	113,248,873

Three Months Ended
September 30, 2003
(unaudited)
Other Data:
Total originations	$39,014,922

(1)	The warrants underlying the units issued in the original offering at $75.00 per unit have an exercise price of $15.00 per share and expire on July 1, 2005. This exercise price is equal to the price per share of common stock in the original offering and approximates the market value of our common stock at September 30, 2003. Therefore, the assumed exercise of the warrants were not considered to be dilutive for purposes of calculating diluted earnings per share.

(2)	On November 5, 2003, we declared a dividend of $.25 per share of common stock, payable with respect to the quarter ending September 30, 2003, to stockholders of record at the close of business on November 5, 2003.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE STRUCTURED FINANCE BUSINESS
OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

     On July 1, 2003, ACM contributed a portfolio of structured finance investments and related liabilities to our operating partnership. In addition, certain employees of ACM became our employees. These assets, liabilities and employees represented a substantial portion of ACM’s structured finance business.

     The tables on the following page present selected historical consolidated financial information of the structured finance business of ACM at the dates and for the periods indicated. The structured finance business did not operate as a separate legal entity or business division or segment of ACM but as an integrated part of ACM’s consolidated business. Accordingly, the statements of revenue and direct operating expenses do not include charges from ACM for corporate general and administrative expense because ACM considered such items to be corporate expenses and did not allocate them to individual business units. These expenses included costs for ACM’s executive management, corporate facilities and overhead costs, corporate accounting and treasury functions, corporate legal matters and other similar costs. The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the years ended December 31, 2002, 2001 and 2000 and under the caption “Consolidated Statement of Assets and Liabilities Data” as of December 31, 2002 and 2001 have been derived from the audited consolidated financial statements of the structured finance business of ACM included elsewhere in this prospectus. The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the years ended December 31, 1999 and 1998 and the caption “Consolidated Statement of Assets and Liabilities Data” as of December 31, 2000, 1999 and 1998 have been derived from the unaudited consolidated financial statements of the structured finance business of ACM.

     The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the six months ended June 30, 2003 and 2002 and the nine months ended September 30, 2002 and under the caption “Consolidated Statement of Assets and Liabilities Data” at June 30, 2003 have been derived from the unaudited interim consolidated financial statements of ACM’s structured finance business and include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the historical consolidated financial information for such periods. The selected historical consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the six month period ended June 30, 2003 is not necessarily indicative of the results of any other interim period or the year ended December 31, 2003. The selected historical consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the six month period ended June 30, 2002 and the nine month period ended September 30, 2002 are not necessarily indicative of the results of any other interim period or the year ended December 31, 2002.

     The consolidated financial statements of ACM’s structured finance business included in this prospectus represent the consolidated financial position and results of operations of ACM’s structured finance business during certain periods and at certain dates when ACM previously held our initial assets, as well as several other structured finance investments that we did not acquire in connection with our formation transactions. See “Arbor Realty Trust, Inc.” Accordingly, the historical financial results of ACM’s structured finance business are not indicative of our future performance. In addition, since the information presented is only a summary and does not provide all of the information contained in the consolidated financial statements of ACM’s structured finance business, including related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries” and the consolidated financial statements of ACM’s structured finance business, including related notes, contained elsewhere in this prospectus.

Consolidated Statement of Revenue
and Direct Operating Expenses Data:

	Six Months		Nine Months
	Ended		Ended
	June 30,		September 30,	Year Ended December 31,

	2003	2002	2002	2002	2001(1)	2000(1)	1999(1)	1998(1)

	(unaudited)		(unaudited)

Interest Income	$7,688,465	$7,482,750	$10,798,414	$14,532,504	$14,667,916	$10,707,551	$6,964,873	$6,807,617
Gain on sale of loans and real estate	1,024,268	7,006,432	7,006,432	7,470,999	3,226,648	1,880,825	1,818,299	1,898,558
Income from equity affiliates	—	601,100	632,350	632,350	1,403,014	5,028,835	3,592,398	567,006
Income from real estate held for sale, net of operating expenses	—	—	—	—	—	—	925,999	1,608,172
Other income	1,552,414	553,625	572,161	1,090,106	1,668,215	652,970	2,838,639	7,064,294
Total revenue	10,265,147	15,643,907	19,009,357	23,725,959	20,965,793	18,270,181	16,140,208	17,945,647
Total direct operating expenses	5,737,688	8,344,302	10,775,555	13,639,755	10,997,800	9,227,274	7,145,469	6,589,274
Revenue in excess of direct operating expenses	4,527,459	7,299,605	8,233,802	10,086,204	9,967,993	9,042,907	8,994,739	11,356,373

Consolidated Statement of Assets and Liabilities Data:

	At June 30,
	2003	At December 31,

	(unaudited)	2002	2001	2000	1999	1998

Loans and investments, net	$204,561,578	$172,142,511	$160,183,066	$85,547,323	$50,156,022	$75,604,351
Related party loans, net	23,277,041	15,952,078	15,880,207	—	—	—
Investment in equity affiliates	3,654,573	2,586,026	2,957,072	20,506,417	23,459,586	20,092,793
Total assets	241,667,960	200,563,236	183,713,747	119,110,446	84,751,032	96,537,674
Notes payable and repurchase agreements	171,045,404	141,836,477	132,409,735	70,473,501	47,154,530	58,678,062
Total liabilities	172,686,366	144,280,806	134,086,301	72,266,700	48,025,934	59,193,306
Net assets	68,981,594	56,282,430	49,627,446	46,843,746	36,725,098	37,344,368

Other Data:

	Six Months Ended		Nine Months
	June 30,		Ended
			September 30,	Year Ended December 31,
	2003	2002	2002	2002	2001	2000		1999		1998

Total originations	$117,965,000	$30,660,000	$49,510,000	$130,043,000	$86,700,000	$108,378,000	(2)	$120,378,900	(2)	$230,718,353	(2)

(1)	In June 1998, ACM entered into a joint venture with SFG I, an affiliate of Nomura Asset Capital Corp., for the purpose of acquiring up to $250 million of structured finance investments. ACM and SFG I each made 50% of the capital contributions to the joint venture and shared profits equally. Nomura Asset Capital Corp. provided financing to the joint venture in the form of a repurchase agreement. On July 31, 2001, ACM purchased SFG I’s interest in this venture. This buyout was accounted for by the purchase accounting method. Prior to the purchase, net income from this venture was recorded in income from equity affiliates. The activities of the former joint venture have been included in the statements of revenue and direct operating expenses from the date of acquisition, August 2001. See the consolidated financial statements of ACM’s structured finance business and the related notes to the consolidated financial statements included elsewhere in this prospectus for further information.

(2)	Total originations for 1998, 1999 and 2000 include originations from ACM’s joint venture with SFG I discussed in footnote 1.

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

     You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors”, “Forward-Looking Statements” and “Selected Consolidated Financial Information of Arbor Realty Trust, Inc. and Subsidiaries” and our historical consolidated financial statements, including related notes, included elsewhere in this prospectus.

Overview

     We are a Maryland corporation that was formed in June 2003 to invest in real estate related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate related assets. We conduct substantially all of our operations through our operating partnership.

     On July 1, 2003, ACM contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity in exchange for a commensurate equity ownership in our operating partnership. In addition, certain employees of ACM were transferred to our operating partnership. These assets, liabilities and employees represent a substantial portion of ACM’s structured finance business. We are externally managed and advised by ACM and pay ACM a management fee in accordance with a management agreement. ACM will also originate, underwrite and service all structured finance assets on behalf of our operating partnership.

     Concurrently with ACM’s asset contribution, we consummated a private equity offering of units, each consisting of five shares of common stock and one warrant to purchase one share of common stock. Gross proceeds from the private financing totaled $120.2 million. Gross proceeds from the private financing combined with the concurrent equity contribution by ACM totaled approximately $164.1 million in equity capital. We paid offering expenses of $9.6 million resulting in stockholders’ equity and minority interest of $154.5 million at our inception.

Sources of Operating Revenues

     We derive our operating revenues primarily through the interest and other income received from making real estate related bridge and mezzanine loans and preferred equity investments. We provide bridge loans secured by first lien mortgages on the property to borrowers who are typically seeking short term capital to be used in an acquisition of property. The bridge loans we make typically range in size from $1 million to $25 million and have terms of up to seven years. We provide real property owners with mezzanine loans that are secured by pledges of ownership interests in entities that directly or indirectly control the real property or second mortgages. These loans typically range in size from $2 million to $15 million and have terms of up to seven years. We also make preferred equity investments in entities that directly or indirectly own real property.

     In addition, we may derive operating revenue from income from equity affiliates relating to joint ventures that were formed with equity partners to acquire, develop and/or sell real estate assets.

     We may also derive operating revenue from the gain on sale of loans and real estate. We may acquire (1) real estate for our own investment and, upon stabilization, disposition at an anticipated return and (2) real estate notes generally at a discount from lenders in situations where the borrower wishes to restructure and reposition its short term debt and the lender wishes to divest certain assets from its portfolio.

Critical Accounting Policies

     Set forth below is a summary of the accounting policies that management believes are critical to the preparation of the consolidated financial statements included in this prospectus. Certain of the accounting policies used in the preparation of these consolidated financial statements are particularly important for an understanding of the financial position and results of operations presented in the historical consolidated financial statements included in this prospectus and require the application of significant judgment by management and, as a result, are subject to a degree of uncertainty.

Loans and Investments

     Loans held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, unless such loan or investment is deemed to be impaired. We invest in preferred equity interests that allow us to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of each such investment, management must determine whether such investment should be accounted for as a loan, joint venture or as real estate. To date, management has determined that all such investments are properly accounted for and reported as loans.

     Specific valuation allowances are established for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral is determined by an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates.

     If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level believed adequate by management to absorb probable losses.

Revenue Recognition

     Interest Income. Interest income is recognized on the accrual basis as it is earned. In most instances, the borrower pays an additional amount of interest at the time the loan is closed, an origination fee, and deferred interest upon maturity. This additional income, as well as any direct loan origination costs incurred, is deferred and recognized over the life of the related loan as a yield adjustment. Income recognition is suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. Several of the loans provide for accrual of interest at specified rates, which differ from current payment terms. Interest is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible, based on the underlying collateral and operations of the borrower. If management cannot make this determination regarding collectibility, interest income is recognized only upon actual receipt.

Recently Issued Accounting Pronouncements

     In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights (a “variable interest entities” or “VIE”), and how to determine when and which business enterprise should consolidate a VIE. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in VIE make additional disclosures. The transitional disclosure requirements are effective for the interim or the annual period ending after December 31, 2003. Management is in the process of evaluating all of its mezzanine loans and preferred equity investments, which may be deemed variable interest entities under the provision of FIN 46. A definitive conclusion can not be reached until the evaluation has been completed.

Results of Operations

Three Months Ended September 30, 2003

     The following table sets forth our results of operations for the three months ended September 30, 2003:

Three Months
Ended
September 30, 2003

(unaudited)
Revenue:
Interest income	$4,664,115
Other income	6,375

Total revenue	$4,670,490

Expenses:
Interest expense	721,854
Employee compensation and benefits	446,845
Stock based compensation	1,587,674
Selling and administrative	133,304
Management fee	293,734

Total expenses	3,183,411

Income before minority interest	1,487,079
Income allocated to minority interest	412,492

Net income	$1,074,587

Revenues

     Interest income was $4.7 million. The average balance of the loan and investment portfolio was $243.8 million during the quarter. The average yield on these assets was 7.59%.

Expenses

     Interest expense was $722,000. The average balance of debt financing was $81.0 million during the quarter. The average cost of these borrowings was 3.56%. Our average leverage for the quarter was 33%, resulting in our interest margin on a levered basis being 9.61%.

     Employee compensation and benefits expense was $447,000, which represents salaries, benefits and incentive compensation for the ten employees employed by us during the quarter.

     Stock-based compensation expense was $1.6 million. This expense represents the cost of restricted stock granted to certain of our employees, executive officers and directors and certain executive officers and employees of our manager. Of the total shares granted, two-thirds of the shares granted vested immediately and the remaining one-third will vest over three years. The amount of compensation expense recorded in the quarter represents the full expense of the vested shares and a ratable portion of the expense of the unvested shares.

     Selling and administrative expense was $133,000. This amount is comprised primarily of professional fees, including legal and accounting services.

     Management fees were $294,000. This amount represents the base management fee as provided for in the management agreement with our manager. The management agreement also provides for incentive compensation fees; however, the requirements for incentive compensation were not satisfied and no incentive compensation was recorded in the period.

     Income allocated to minority interest was $412,000. This amount represents the portion of our income allocated to our manager, which owns a 28% limited partnership interest in our operating partnership and is allocated 28% of our income.

Liquidity and Capital Resources

Sources of Liquidity

     Liquidity is a measurement of the ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain loans and investments and other general business needs. Our primary sources of funds for liquidity consist of funds raised from our private equity offering in July 2003, borrowings under credit agreements, net cash provided by operating activities, repayments of outstanding loans and investments and the issuance of common, convertible and/or preferred equity securities.

     To maintain our status as a REIT under the Internal Revenue Code, we must distribute annually at least 90% of our taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations. However, we believe that our significant capital resources and access to financing will provide us with financial flexibility and market responsiveness at levels sufficient to meet current and anticipated capital requirements, including expected new lending and investment opportunities.

     Gross proceeds from the original offering on July 1, 2003 totaled $120.2 million, which combined with ACM’s equity contribution of $43.9 million, resulted in total contributed capital of $164.1 million. We paid or accrued offering expenses of $9.6 million, resulting in stockholders equity and minority interest of $154.5 million at our inception.

     We also maintain liquidity through one warehouse credit facility and two master repurchase agreements with three different financial institutions. Prior to July 1, 2003, ACM had similar financing facilities with these financial institutions.

     We have a $250.0 million warehouse credit agreement with a financial institution, dated as of July 1, 2003, with a term of three years. In the event this facility is not renewed, we have nine months to repay all outstanding advances. This warehouse credit facility includes a profit sharing agreement, whereby the institution shares in the net interest spread of the assets financed. The profit sharing component represents the percentage of the net profits earned over the life of a loan that are payable to the lender upon repayment of the underlying investment. Net profits are based on interest income, interest expense and deferred interest payable at repayment of an investment. On September 30, 2003 the outstanding balance under this facility was $28.4 million.

     We have a $100.0 million master repurchase agreement with a second financial institution, dated as of November 18, 2002, with a one-year term, renewable annually. This repurchase agreement was assigned from ACM to us on July 1, 2003. In the event this facility is not renewed, we have twelve months to repay all outstanding advances. On September 30, 2003, the outstanding balance under this facility was $63.5 million.

     We have a $50.0 million master repurchase agreement with a third financial institution, dated as of July 1, 2003 with a term of three years. This facility has not yet been utilized.

     The warehouse credit agreement and the two master repurchase agreements require that we pay down borrowings under these facilities pro-rata as principal payments on our loans and investments are received. In addition, if upon maturity of a loan or investment we decide to grant the borrower an extension option, the financial institutions have the option to extend the borrowings or request payment in full on the outstanding borrowings of the loan or investment extended. The financial institutions also have the right to request immediate payment of any outstanding borrowings on any loan or investment that is at least 60 days delinquent.

     We believe our existing sources of funds will be adequate for purposes of meeting our short-term liquidity within one year and long-term liquidity needs. Our loans and investments, the majority of which have been contributed to us, are financed under existing credit facilities and their credit status is continuously monitored; therefore, these loans and investments are expected to generate a generally stable return. Our ability to meet our long-term liquidity and capital resource requirements is subject to obtaining additional debt and equity financing. If we are unable to renew our sources of financing on substantially similar terms or at all it would have an adverse effect on our business and results of operations. Any decision by our lenders and investors to enter into such transactions with us will depend upon a number of factors, such as our financial performance, compliance with the terms of our existing credit arrangements, industry or market trends, the general availability of and rates applicable to financing transactions, such lenders’ and investors’ resources and policies concerning the terms under which they make such capital commitments and the relative attractiveness of alternative investment or lending opportunities.

     The maximum borrowing capacities, advance rates and other principal terms of our credit facilities are listed below:

	Warehouse		Repurchase	Repurchase
	Facility		Agreement	Agreement

Total Facility Amount	$250,000,000		$100,000,000	$50,000,000
Sublimits based on Investment Type
Bridge Loan Sublimit Amount	$125,000,000		$75,000,000	$50,000,000
Maximum Advance Rate (1)	85	%(2)	80%	80%
Pricing over LIBOR	2.00%		2.00%	1.25%
Profit Share (3)	20.0%
Mezzanine Loans/Preferred Equity Sublimit Amount	$175,000,000		$25,000,000	$50,000,000
Maximum Advance Rate (1)	80	%(4)	65%	75%
Pricing over LIBOR	2.75%		2.75%	2.50%
Profit Share (3)	20.0%
Note Acquisitions Sublimit Amount	$125,000,000
Maximum Advance Rate (4)	80	%(5)
Pricing over LIBOR	2.50%
Property Acquisitions
Total Line	$125,000,000
Maximum Advance Rate	80%
Pricing over LIBOR	2.50%

(1)	Advance rates for certain investments funded under the credit facilities are negotiated on an individual basis and may differ from the maximum advance rate listed.

(2)	Maximum loan amount advanced per bridge loan equal to $20.0 million.

(3)	Certain investments included in contribution of the initial assets are financed under prior profit sharing agreements between the financial institution and ACM with profit sharing percentages ranging from 20% to 45% of net interest income of the loans and investments financed.

(4)	Maximum loan amount advanced per mezzanine loan equal to $20.0 million.

(5)	Maximum loan amount advanced per acquisition equal to $20.0 million.

     In addition to these credit facilities, we have a participation agreement with a financial institution to finance a portion of a $16.4 million apartment bridge loan. The interest payable on the participation agreement is LIBOR plus 3.00% with a floor of 4.75% and the outstanding balance as of September 30, 2003 was approximately $12.9 million.

Contractual Commitments

     Pursuant to our management agreement with ACM, we pay ACM an annual base management fee, payable monthly in cash as a percentage of ARLP’s equity and equal to 0.75% per annum of the equity up to $400 million, 0.625% per annum of the equity from $400 million to $800 million and 0.5% per annum of the equity in excess of $800 million. For purposes of calculating the base management fee, equity equals the month end value computed in accordance with generally accepted accounting principles of (1) total partners’ equity in ARLP, plus or minus (2) any unrealized gains, losses or other items that do not affect realized net income.

     We also pay ACM incentive compensation each fiscal quarter, calculated as (1) 25% of the amount by which (a) ARLP’s funds from operations per operating partnership unit, adjusted for certain gains and losses, exceeds (b) the product of (x) 9.5% per annum or the 10 year Treasury Rate plus 3.5%, whichever is greater, and (y) the weighted average of book value of the net assets contributed by ACM to ARLP per operating partnership unit, the offering price per share of our common equity in the original offering and subsequent offerings and the issue price per operating partnership unit for subsequent contributions to ARLP, multiplied by (2) the weighted average of ARLP’s outstanding operating partnership units. At least 25% of this incentive compensation is paid to ACM in shares of our common stock, subject to ownership limitations in our charter. We have also agreed to share with ACM a portion of the origination fees that we receive on loans we originate with ACM.

Related Party Transactions

Related Party Loans

     ACM has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At September 30, 2003, ACM’s investments in this joint venture were approximately $2.6 million. At September 30, 2003, we had a $16.0 million bridge loan outstanding to the joint venture, which is collateralized by a first lien position on a commercial real estate property. There is a limited guarantee on the loan of 50% by our chief executive officer and 50% by the key principal of the joint venture. The loan requires monthly interest payments based on LIBOR and matures in October 2004. We have agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million. The mezzanine financing requires interest payments based on LIBOR and matures in May 2006. The loan will be funded in two equal installments of $4.0 million. The funding will be drawn down as construction progresses. The interest on the first component, which was funded by ACM in June 2003 and purchased by us in July 2003, will be earned on the full $4.0 million, while the interest on the second component, which has yet to be funded by us, will be earned as the $4.0 million is drawn down. This additional financing is secured by a second mortgage lien on the property. Interest income recorded from these loans was approximately $240,000, for the period ended September 30, 2003.

     Our $16.0 million bridge loan to the joint venture was contributed by ACM as one of the structured finance assets contributed to the Company on July 1, 2003. At the time of contribution, ACM also agreed to provide a limited guarantee of the loan’s principal amount based any profits realized on its retained 50% interest in the joint venture with the borrower and ACM’s participating interests in borrowers under three other contributed structured finance assets.

     In June 2003, ACM invested approximately $818,000 in exchange for a 12.5% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. This investment was purchased by us from ACM in August 2003. In addition, as of September 30, 2003, we had two mezzanine loans, secured by a second lien position in the ownership interests of the borrower and the property, to this joint venture totaling $6.0 million outstanding. The loans require monthly interest payments based on LIBOR and mature in May 2006. Interest income recorded from these loans was approximately $97,000 for the period ended September 30, 2003.

     At the time of ACM’s origination of three of the structured finance assets that it contributed to us on July 1, 2003, each of the property owners related to these contributed assets granted ACM participating interests that share in a percentage of the cash flows of the underlying properties. Upon contribution of the structured finance assets, ACM retained these participating interests and its 50% non-controlling interest in the joint venture to which it had made the $16.0 million bridge loan. ACM agreed that if any portion of the outstanding amount of any of these four contributed assets is not paid at the its maturity or repurchase date, ACM will pay us, subject to the limitation described below, the portion of the unpaid amount of the contributed asset up to the total amount then received by ACM due to the realization of any profits on its retained interests associated with any other of the four contributed assets. However, ACM will no longer be obligated to make such payments to us when the remaining accumulated principal amount of the four contributed assets, collectively, falls below $5 million and none of the four contributed assets is in default.

Related Party Formation Transactions

     ACM contributed the majority of its structured finance portfolio to our operating partnership pursuant to a contribution agreement. The contribution agreement contains representations and warranties concerning the ownership and terms of the structured finance assets it contributed and other customary matters. ACM has agreed to indemnify us and our operating partnership against breaches of those representations and warranties. In connection with its asset contribution ACM has also agreed to guaranty a portion of the principal amount of four contributed assets in which ACM has retained a participating interest or a joint venture interest in the borrower.

     In exchange for ACM’s asset contribution, we issued to ACM approximately 3.1 million operating partnership units, each of which ACM may redeem for one share of our common stock or an equivalent amount in cash, at our election, and approximately 629,000 warrants, each of which entitles ACM to purchase one additional operating partnership unit. The operating partnership units and warrants for additional operating partnership units issued to ACM were valued at approximately $43.9 million at July 1, 2003, based on the price offered to investors in our units in the original offering, adjusted for the initial purchaser’s discount. We also granted ACM certain demand and other registration rights with respect to the shares of common stock issuable upon redemption of its operating partnership units.

     Each of the approximately 3.1 million operating partnership units received by ACM is paired with one share of our special voting preferred stock that entitles the holder to one vote on all matters submitted to a vote of our stockholders. As operating partnership units are redeemed for shares of our common stock or cash an equivalent number of shares of special voting preferred stock will be redeemed and cancelled. As a result of ACM’s asset contribution and the related formation transactions, ACM owns approximately a 28% limited partnership interest in our operating partnership and the remaining 72% interest in our operating partnership is owned by us. In addition, ACM has approximately 28% of the voting power of our capital stock (without giving effect to the exercise of ACM’s warrants for additional operating partnership units).

     We and our operating partnership have entered into a management agreement with ACM pursuant to which ACM has agreed to provide us with structured finance investment opportunities and loan servicing as well as other services necessary to operate our business. As discussed above in “— Contractual Commitments,” we have agreed to pay our manager an annual base management fee and incentive compensation each fiscal quarter and share with ACM a portion of the origination fees that we receive on loans we originate with ACM pursuant to this agreement.

     Under the terms of the management agreement, ACM is also required to provide us with a right of first refusal with respect to all structured finance identified by ACM or its affiliates. We have agreed not to pursue, and to allow ACM to pursue, any real estate opportunities other than structured finance transactions. In addition, Mr. Kaufman has entered into a non-competition agreement with us pursuant to which he has agreed not to pursue structured finance investment opportunities, except as approved by our board of directors.

     We and our operating partnership have also entered into a services agreement with ACM pursuant to which our asset management group provides asset management services to ACM. In the event the services provided by our asset management group pursuant to the agreement exceed by more than 15% per quarter the level of activity anticipated by our board of directors, we will negotiate in good faith with our manager an adjustment to our manager’s base management fee under the management agreement, to reflect the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group.

Recent Developments

     We made three new loans and investments, totalling $41.8 million, during October 2003. As discussed under “Arbor Realty Trust, Inc. — Our Assets”, we made a $4.8 million bridge loan in connection with a refinancing of the $2.5 million 80 Evergreen million mezzanine loan and a $27 million 24-month bridge loan in connection with the refinancing of the $4.0 million Carlton Arms Apartments mezzanine loan. In addition, we originated a $10.0 million equity investment in an entity that is purchasing a commercial office building in Manhattan. This investment bears a 12% return.

     During October, five of our investments contributed by ACM, totaling $33.9 million, were repaid in full, including all current and deferred interest: the Holiday Inn Convention Center bridge loan ($4.7 million), the Park Place Apartments preferred equity investment ($3.9 million), the Vermillion Apartments bridge loan ($18.8 million), Carlton Arms Apartments mezzanine loan ($4.0 million) and the Devonshire Apartments preferred equity investment ($2.5 million). The assets contributed by ACM generally did not include prepayment protection which may result in prepayments on these loans occurring prior to their scheduled maturity date. We intend to structure loans that we originate in the future to provide for prepayment protection. If successful, we will be able to retain assets in our portfolio on a longer term basis.

Quantitative and Qualitative Disclosures about Market Risk

     Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and real estate values. The primary market risks that we are exposed to are real estate risk and interest rate risk.

Real Estate Risk

     Commercial mortgage assets may be viewed as exposing an investor to greater risk of loss that residential mortgage assets since such assets are typically secured by larger loans to fewer obligors than residential mortgage assets. Multi-family and commercial property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors), local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such and energy costs). In the event net operating income decreases, a borrower may have difficulty repaying our loans, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses. Even when the net operating income is sufficient to cover the related property’s debt service, there can be no assurance that this will continue to be the case in the future.

Interest Rate Risk

     Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

     Our operating results will depend in large part on differences between the income from our assets and our borrowing costs. Most of our assets and borrowings are variable-rate instruments, based on LIBOR. The objective of this strategy is to minimize the impact of interest rate changes on our net interest income. Many of our loans and borrowings are subject to various interest rate floors. As a result, the impact of a change in interest rates may be different on our interest income than it is on our interest expense. Based on the assets and liabilities as of September 30, 2003, and assuming the balances of these assets and liabilities remain unchanged for the subsequent months, a 1% increase in LIBOR would increase our annual net income and cash flows because the principal amount of assets that would be subject to an interest rate adjustment under this scenario exceeds the amount of liabilities that would subject to an interest rate adjustment. A 1% decrease in LIBOR would also increase our annual net income and cash flows because the principal amount of assets currently subject to interest rate floors (and, therefore, would not be subject to a downward interest rate adjustment) exceeds the amount of liabilities currently subject to interest rate floors. As the size of the portfolio increases and the percentage of borrowings as a percent of assets increases, a change in interest rates may have a negative impact on our net income.

     In the event of a significant rising interest rate environment and/or economic downturn, defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Further, such delinquencies or defaults could have an adverse effect on the spreads between interest-earning assets and interest-bearing liabilities.

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OF THE STRUCTURED FINANCE BUSINESS OF
ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

     You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors”, “Forward-Looking Statements” and “Selected Consolidated Financial Information of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries” and the historical consolidated financial statements of the structured finance business of ACM, including related notes, included elsewhere in this prospectus.

Overview and Basis of Presentation

     We are a Maryland corporation that was formed in June 2003 to invest in real estate related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate related assets. We conduct substantially all of our operations through our operating partnership, Arbor Realty Limited Partnership. We intend to elect to be treated as a REIT for federal income tax purposes.

     On July 1, 2003 ACM contributed a portfolio of structured finance investments and related liabilities to our operating partnership. In addition, certain employees of ACM related to its structured finance business became our employees. These assets, liabilities and employees represented a substantial portion of ACM’s structured finance business, which historically invested in real estate related bridge and mezzanine loans, preferred equity and other real estate related assets.

     The structured finance business of ACM is not a separate legal entity and the assets and liabilities associated with ACM’s structured finance business are components of a larger business. We obtained the information in the consolidated financial statements included elsewhere in this prospectus from ACM’s consolidated historical accounting records.

     The structured finance business of ACM never operated as a separate business segment or division of ACM, but as an integrated part of ACM’s consolidated business. Accordingly, the statements of revenue and direct operating expenses do not include charges from ACM for corporate general and administrative expense because ACM considered such items to be corporate expenses and did not allocate them to individual business units. These expenses included costs for ACM’s executive management, corporate facilities and overhead costs, corporate accounting and treasury functions, corporate legal matters and other similar costs.

     The information in the statements of revenue and direct operating expenses include the revenue and direct operating expenses that relate to the structured finance business. Direct operating expenses include interest expense applicable to the funding costs of the structured finance business loans and investments, salaries and related fringe benefit costs, provision for loan losses and other expenses directly associated with revenue-generating activities. Direct operating expenses also include allocations of certain expenses, such as telephone, office equipment rental and maintenance, office supplies and marketing, which were directly associated with the structured finance business and were allocated based on headcount of the structured finance business in relation to the total headcount of ACM. All of these allocations are based on assumptions that management believes are reasonable under the circumstances.

     The consolidated financial statements in this prospectus do not include a statement of cash flows because the structured finance business did not maintain a separate cash balance. Other than the debt required to fund the loans and investments of the structured finance business, operating activities of the structured finance business were funded by ACM.

     Since the structured finance business never operated as a separate business division or segment of ACM, the consolidated financial statements included in this prospectus are not intended to be a complete presentation of the historical financial position, results of operations and cash flows of the structured finance business. These consolidated financial statements were prepared for inclusion in the registration statement of which this prospectus is part and do not purport to reflect the financial position or results of operations that would have resulted if the structured finance business had operated as a separate company. The historical consolidated financial information included in this prospectus is not likely to be indicative of our financial position, results of operations or cash flows for any future period. See “Risk Factors — Our historical consolidated financial information is not likely to be indicative of our future performance or financial position as a separate company.”

Sources of Operating Revenues

     We derive our operating revenues primarily through the interest and other income received from making real estate related bridge and mezzanine loans and preferred equity investments. We provide bridge loans secured by first lien mortgages on the property to borrowers who are typically seeking short term capital to be used in an acquisition of property. The bridge loans we make typically range in size from $1 million to $25 million and have terms of up to seven years. We provide real property owners with mezzanine loans that are secured by pledges of ownership interests in entities that directly or indirectly control the real property or second mortgages. These loans typically range in size from $2 million to $15 million and have terms of up to seven years. We also make preferred equity investments in entities that directly or indirectly own real property.

     We may also derive operating revenue from the gain on sale of loans and real estate. We acquire (1) real estate for our own investment and, upon stabilization, disposition at an anticipated return and (2) real estate notes generally at a discount from lenders in situations where the borrower wishes to restructure and reposition its short term debt and the lender wishes to divest certain assets from its portfolio.

     In addition, we derive operating revenue from income from equity affiliates relating to joint ventures that ACM’s structured finance business formed with equity partners to lend to, acquire, develop and/or sell real estate assets.

Significant Accounting Estimates and Critical Accounting Policies

     Set forth below is a summary of the accounting policies that management believes are critical to the preparation of the consolidated financial statements included in this prospectus. Certain of the accounting policies used in the preparation of these consolidated financial statements are particularly important for an understanding of the financial position and results of operations presented in the historical consolidated financial statements included in this prospectus and require the application of significant judgment by management and, as a result, are subject to a degree of uncertainty.

Real Estate Owned

     Real estate owned represents commercial real estate property that the structured finance business of ACM owns and operates. Such assets are not depreciated and are carried at the lower of cost or fair value less cost to sell. Management reviews its real estate assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Loans and Investments

     Loans held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, unless such loan or investment is deemed to be impaired.

     ACM’s structured finance business historically invested in preferred equity interests that allowed ACM to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of each such investment, management must determine whether such investment should be accounted for as a loan, joint venture or as real estate. To date, management has determined that all such investments are properly accounted for and reported as loans.

     Specific valuation allowances are established for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral is determined by an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates. If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level believed adequate by management to absorb probable losses.

Revenue Recognition

     The revenue recognition policies for ACM’s structured finance business are as follows:

     Interest Income. Interest income is recognized on the accrual basis as it is earned. In most instances, the borrower pays an additional amount of interest at the time the loan is closed, an origination fee, and deferred interest upon maturity of the loan. This additional income as well as any direct loan origination costs incurred, is deferred and recognized over the life of the related loan as a yield adjustment. Income recognition is suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed Several of the loans provide for accrual of interest at specified rates, which differ from current payment terms. Interest is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible, based on the underlying collateral and operations of the borrower. If management cannot make this determination regarding collectibility, interest income is recognized only upon actual receipt.

Results of Operations

Six Months Ended June 30, 2003 and 2002

     Revenue. The following table sets forth the components of revenue:

	Six Months Ended		Increase/
	June 30,		(Decrease)

	2003	2002	Amount	Percent

Interest income	$7,688,465	$7,482,750	$205,715	3%
Gain on sale of loans and real estate	1,024,268	7,006,432	(5,982,164)	(85)%
Income from equity affiliates	—	601,100	(601,100)	—
Other income	1,552,414	553,625	998,789	180%

Total Revenue	$10,265,147	$15,643,907	$(5,378,760)	(34)%

     Interest income increased $206,000, or 3%, to $7.7 million for the six months ended June 30, 2003 from $7.5 million for the six months ended June 30, 2002. This increase was primarily due to a 21% increase in the weighted average balance of loans and investment partially offset by a 15% decrease in the weighted average effective interest rate of loans and investments primarily due to a decline in market interest rates. Most of our loans and investments are variable rate instruments based on LIBOR. The negative impact to interest income as a result of the decrease in market interest rates was partially offset by interest rate floors that were in effect on many of our loans and investments.

     Gain on sale of loans and real estate decreased $6.0 million, or 85%, to $1.0 million for the six months ended June 30, 2003 from $7.0 million for the six months ended June 30, 2002. This decrease was primarily attributable to a $6.8 million gain on the sale of a joint venture interest in March 2002 partially offset by a $900,000 gain on the partial liquidation of a joint venture interest in 2003.

     Income from equity affiliates for the six months ended June 30, 2002 consist of net income from a joint venture interest recognized prior to the sale of that joint venture interest in March 2002.

     Other income increased $1.0 million, or 180%, to $1.6 million for the six months ended June 30, 2003 from $554,000 for the six months ended June 30, 2002. This increase was primarily attributable to (a) the partial satisfaction of an impaired loan for an amount $350,000 in excess of the loan’s carrying value resulting in the recognition of other income for this amount (b) increased funds received on paid off loans of $337,000 and (c) increased accelerated amortization of revenue of $390,000 on loans with early payoffs.

     Expenses. The following table sets forth the components of direct operating expenses:

	Six Months Ended		Increase/
	June 30,		(Decrease)

	2003	2002	Amount	Percent

Interest expense	$3,468,275	$3,370,777	$97,498	3%
Employee compensation and benefits	1,751,147	1,410,272	340,875	24%
Selling and administrative	458,266	368,253	90,013	24%
Provision for loan losses	60,000	3,195,000	(3,135,000)	(98%)

Total direct operating expenses	$5,737,688	$8,344,302	$(2,606,614)	(31)%

     Interest expense increased $100,000, or 3%, to $3.5 million for the six months ended June 30, 2003 from $3.4 million for the six months ended June 30, 2002. This increase is primarily attributable to a 26% increase in the weighted average borrowings partially offset by a 19% decrease in the weighted average effective financing rate primarily due to a decline in market interest rates.

     Employee compensation and benefits increased $341,000, or 24%, to $1.8 million for the six months ended June 30, 2003 from $1.4 million for the six months ended June 30, 2002. This increase reflects increased staffing levels associated with the increased loan and investments opportunities.

     Selling and administrative expenses increased $90,000, or 24%, to $458,000 for the six months ended June 30, 2003 from $368,000 for the six months ended June 30, 2002. This increase was primarily attributable to operating expenses incurred in 2003 for a real estate owned asset, and increased marketing expenses associated with the growth of the lending and investment activities.

     Provision for loan losses decreased $3.1 million, or 98%, to $60,000 for the six months ended June 30, 2003 from $3.2 million for the six months ended June 30, 2002. This decrease was directly attributable to a $3.1 million provision for loan losses recorded in 2002 prior to this loan being foreclosed and reclassified to real estate owned. This provision was recorded to reflect this asset at its estimated fair value.

Nine Months Ended September 30, 2002

Revenues. The following table sets forth the components of revenue:

Nine Months
Ended
September 30,
2002

Interest income	$10,798,414
Gain on sale of loans and real estate	7,006,432
Income from equity affiliates	632,350
Other income	572,161

Total Revenue	$19,009,357

     Interest income was $10.8 million. The average balance of the loan and investment portfolio was $174.7 million during the period. The average yield on these assets was 8.24%.

     Gain on sale of loans and real estate was $7.0 million. This amount consists primarily of a $6.8 million gain on the sale of a joint venture interest in March 2002.

     Income from equity affiliates was $632,000. This amount consists primarily of net income from a joint venture interest recognized prior to the sale of that joint venture interest in March 2002.

     Other income was $572,000. This amount represents funds received on loans and investments which generate additional payments to us based on the borrower’s operating cash flow.

Expenses. The following table sets forth the components of direct operating expenses:

Nine Months
Ended
September 30,
2002

Interest expense	$4,832,260
Employee compensation and benefits	2,105,445
Selling and administrative	582,850
Provision for loan losses	3,255,000

Total direct operating expenses	$10,775,555

     Interest expense was $4.8 million. The average balance of debt financing was $118.9 million during the quarter. The average cost of these borrowings was 5.42%.

     Employee compensation and benefits expense was $2.1 million, which represents salaries, benefits and incentive compensation for all employees who work directly in ACM’s structured finance business.

     Selling and administrative expense was $583,000. This amount is comprised primarily of professional fees directly associated with ACM structured finance business, operating expenses incurred for a real estate owned assets, and marketing expenses incurred directly for ACM’s structured finance business.

     The provision for loan losses was $3.3 million. Of this amount $3.1 million was directly attributable to a specific loan at was being foreclosed upon and reclassified to real estate owned. This provision was recorded to reflect this asset at its estimated fair value. The remaining provision of $200,000 was established to properly reflect the book value of an impaired loan.

Years Ended December 31, 2002 and 2001

Revenue. The following table sets forth the components of revenue:

	Year Ended		Increase/
	December 31,		(Decrease)

	2002	2001	Amount	Percent

Interest income	$14,532,504	$14,667,916	$(135,412)	(1)%
Gain on sale of loans and real estate	7,470,999	3,226,648	4,244,351	132%
Income from equity affiliates	632,350	1,403,014	(770,664)	(55)%
Other income	1,090,106	1,668,215	(578,109)	(35)%

Total Revenue	$23,725,959	$20,965,793	$2,760,166	13%

     Interest income decreased $135,000, or 1%, to $14.5 million for 2002 from $14.7 million for 2001. This decrease was primarily due to a 16% decrease in the weighted average effective interest rate of loans and investments primarily due to a decline in market interest rates partially offset by a 17% increase in the weighted average balance of loans and investment. Most of our loans and investments are variable rates instruments based on LIBOR. The negative impact to interest income as a result of the decrease in market interest rates was partially offset by interest rate floors that were in effect on many of our loans and investments.

     Gain on sale of loans and real estate increased $4.2 million, or 132%, to $7.5 million for 2002 from $3.2 million for 2001. This increase was primarily attributable to a $6.8 million gain on the sale of a joint venture interest in March 2002 partially offset by a $2.2 million gain from the sale of property from a joint venture interest and a $276,000 decrease in income from the sale of foreclosed loans.

     Income from equity affiliates decreased $770,000, or 55%, to $632,000 for 2002 from $1.4 million for 2001. This decrease was primarily attributable to a $868,000 decrease in net income from joint venture interests due to dissolutions of joint ventures in 2001 and 2002, partially offset by a $97,000 increase in net income from other joint venture interest.

     Other income decreased $578,000, or 35%, to $1.1 million for 2002 from $1.7 million for 2001. This decrease was primarily attributable to decreased extension fees earned of $215,000 and decreased funds received on paid off loans of $361,000.

     Expenses. The following table sets forth the components of direct operating expenses:

	Year Ended		Increase/
	December 31,		(Decrease)

	2002	2001	Amount	Percent

Interest expense	$6,586,640	$7,029,374	$(442,734)	(6)%
Employee compensation and benefits	2,827,191	2,888,603	(61,412)	(2)%
Selling and administrative	910,924	839,823	71,101	8%
Provision for loan losses	3,315,000	240,000	3,075,000	1,281%

Total direct operating expenses	$13,639,755	$10,997,800	$2,641,955	24%

     Interest expense decreased $443,000, or 6%, to $6.6 million for 2002 from $7.0 million for 2001. This decrease is primarily attributable to a 20% decrease in the weighted average effective financing rate due to a decline in market interest rates partially offset by a 17% increase in the weighted average borrowings.

     Employee compensation and benefits remained relatively stable from 2001 to 2002.

     Selling and administrative expenses increased $71,000, or 8%, to $911,000 for 2002 from $840,000 for 2001. This increase was primarily attributable to increased legal expenses associated with the asset management and restructuring of our loans and investments portfolio.

     Provision for loan losses increased $3.1 million, or 1,281%, to $3.3 million for 2002 from $240,000 for 2001. This increase was directly attributable to a $3.1 million provision for possible loan losses recorded in 2002 prior to this loan being foreclosed on and reclassified as real estate owned. This provision was recorded to reflect this asset at its estimated fair value.

Years Ended December 31, 2001 and 2000

     Revenue. The following table sets forth the components of revenue:

	Year Ended		Increase/
	December 31,		(Decrease)

	2001	2000	Amount	Percent

Interest income	$14,667,916	$10,707,551	$3,960,365	37%
Gain on sale of loans and real estate	3,226,648	1,880,825	1,345,823	72%
Income from equity affiliates	1,403,014	5,028,835	(3,625,821)	(72)%
Other income	1,668,215	652,970	1,015,245	155%

Total Revenue	$20,965,793	$18,270,181	$2,695,612	15%

     Interest income increased $4.0 million, or 37%, to $14.7 million for 2001 from $10.7 million for 2000. This increase was primarily due to a 81% increase in the weighted average balance of loans and investment partially offset by a 24% decrease in the weighted average effective interest rate of loans and investments primarily due to a decline in market interest rates.

     Gain on sale of loans and real estate increased $1.3 million, or 72%, to $3.2 million for 2001 from $1.9 million for 2000. This increase was primarily attributable to a $2.2 million gain from the sale of property from a joint venture interest partially offset by reduced gains on sales of foreclosed loans of $800,000.

     Income from equity affiliates decreased $3.6 million, or 72%, to $1.4 million for 2001 from $5.0 million for 2000. This decrease was due to (a) a $3.3 million decrease in net income from a joint venture interest due to the dissolution of the joint venture interest in 2001 and (b) a $353,000 decrease in net income from other joint venture interest.

     Other income increased $1.0 million, or 155%, to $1.7 million for 2001 from $653,000 for 2000. This increase was primarily attributable to increased funds received on paid off loans of $900,000.

     Expenses. The following table sets forth the components of direct operating expenses:

	Year Ended		Increase/
	December 31,		(Decrease)

	2001	2000	Amount	Percent

Interest expense	$7,029,374	$5,518,463	$1,510,911	27%
Employee compensation and benefits	2,888,603	3,026,324	(137,721)	(5)%
Selling and administrative	839,823	442,487	397,336	90%
Provision for loan losses	240,000	240,000	—	—%

Total direct operating expenses	$10,997,800	$9,227,274	$1,770,526	19%

     Interest expense increased $1.5 million, or 27%, to $7.0 million for 2001 from $5.5 million for 2000. This increase was primarily attributable to a 73% increase in the weighted average borrowings partially offset by a 26% decrease in the weighted average effective financing rate primarily due to a decline in market interest rates.

     Employee compensation and benefits decreased $138,000, or 5%, to $2.9 million for 2001 from $3.0 million for 2000. This decrease was primarily attributable to the streamlining of certain levels of management of ACM’s structured finance business.

     Selling and administrative expenses increased $397,000, or 90%, to $840,000 in 2001 from $442,000 for 2000. This increase was primarily attributable to increased legal expenses associated with the asset management and restructuring of our loans and investments portfolio.

     Provision for loan losses was stable from 2000 to 2001.

Pro Forma Effect of ACM’s Asset Contribution on Results of Operations

     We were formed in June 2003 to operate as a real estate investment trust and to expand the structured finance business of ACM. On July 1, 2003, we completed a private placement of our units, each consisting of five shares of our common stock and one warrant to purchase one share of our common stock. Gross proceeds from the private financing totaled $120.2 million. In exchange for a commensurate equity ownership in our operating subsidiary, ACM contributed $213.1 million of structured finance assets subject to $169.2 million of borrowings supported by $43.9 million of equity. These assets and liabilities were contributed at book value, which approximates fair value, and represent 88% of the assets and 98% of the liabilities of ACM’s structured finance business as of June 30, 2003. In addition, certain employees of ACM were transferred to us.

     We are externally managed and advised by ACM and pay ACM a management fee in accordance with the terms of the management agreement. ACM also sources originations, provides underwriting services and services all structured finance assets on our behalf. As a result, the operating expenses as presented in the historical consolidated financial statements of ACM’s structured finance business would have been affected had we been formed at an earlier time. Employee compensation and benefits expense would have decreased by $895,811 and $1,518,890 for the six months ended June 30, 2003 and year ended December 31, 2002, respectively, because these costs would have been borne by ACM under terms of the management agreement. Similarly, selling and administrative expense would have decreased by $65,752 and $127,753 for the six months ended June 30, 2003 and year ended December 31, 2002, respectively.

     In accordance with the management agreement, we will pay ACM a management fee, composed of a base management fee and incentive compensation. The base management fee is 0.75% per annum of the first $400 million of equity. The incentive compensation is equal to 25% of the amount that our funds from operations, adjusted for certain gains and losses, divided by contributed capital, exceeds 9.5% per annum or the 10-year Treasury Rate plus 3.5%, whichever is greater.

     This pro forma information does not reflect the results of the private financing. However, gross proceeds from the private financing totaled $120.2 million, which combined with ACM’s equity contribution of $43.9 million, resulted in total contributed capital of $164.1 million. Offering expenses of $9.6 million were paid by us, resulting in stockholders equity and minority interest of $154.5 million at our inception.

Liquidity and Capital Resources

     Liquidity is a measurement of the ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain loans and investments and other general business needs. On July 1, 2003, ACM contributed a portfolio of structured finance investments and related liabilities to our operating partnership. In addition, certain employees of ACM became our employees. These assets, liabilities and employees represented a substantial portion of the structured finance business of ACM.

     On July 1, 2003 we completed the original offering, resulting in gross proceeds of $120.2 million. Gross proceeds from the original offering combined with the concurrent equity contribution by ACM totaled approximately $164.1 in equity capital.

     Subsequent to and as a result of the original offering, substantially all of the operations of the structured finance business of ACM have been conducted by us. Therefore, a description of the liquidity and capital resources of the structured finance business of ACM is not presented. A description of our liquidity and capital resources is presented in the section of this prospectus entitled “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries — Liquidity and Capital Resources.”

Related Party Transactions

Related Party Loans

     ACM has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At June 30, 2003, December 31, 2002 and 2001, ACM’s structured finance business’ investments in this joint venture were approximately $2.6 million, $2.3 million and $1.8 million, respectively. This investment is accounted for under the equity method. At June 30, 2003 and December 31, 2002, ACM had a $16.0 million bridge loan outstanding to the joint venture, which is collateralized by a first lien position on a commercial real estate property. There is a limited guarantee on the loan of 50% by the chief executive officer of ACM and 50% by the key principal of the joint venture. The loan requires monthly interest payments based on LIBOR and matures in October 2004. ACM agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million. The mezzanine financing requires interest payments based on LIBOR and matures in May 2006. The loan will be funded in two equal installments of $4.0 million. The funding will be drawn down as construction progresses. The interest on the first component, which was funded by ACM in June 2003, will be earned on the full $4.0 million, while the interest on the second component, which has yet to be funded, will be earned as the $4.0 million is drawn down. This additional financing is secured by a second mortgage lien on the property. In addition, an interest and renovation reserve totaling $2.5 million is in place to cover both the bridge and mezzanine loans. Interest income recorded from these loans was approximately $217,000, $449,000 and $148,000 for the periods ended June 30, 2003, December 31, 2002 and 2001, respectively.

     In June 2003, ACM invested approximately $818,000 in exchange for a 12.5% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. This investment is accounted for under the equity method. In June, 2003, ACM made two mezzanine loans secured by a second lien position in the ownership interests of the borrower and the property to this joint venture totaling $6.0 million outstanding. The loans require monthly interest payments based on LIBOR and mature in May 2006. Interest income recorded from these loans was approximately $8,000 for the period ended June 30, 2003.

Related Party Formation Transactions

     ACM contributed the majority of its structured finance portfolio to our operating partnership pursuant to a contribution agreement. The contribution agreement contains representations and warranties concerning the ownership and terms of the structured finance assets it contributed and other customary matters. ACM has agreed to indemnify us and our operating partnership against breaches of those representations and warranties.

     In exchange for ACM’s asset contribution, we issued to ACM approximately 3.1 million operating partnership units, each of which ACM may redeem for one share of our common stock or an equivalent amount in cash, at our election, and approximately 629,000 warrants, each of which entitles ACM to purchase one additional operating partnership unit. The operating partnership units and warrants for additional operating partnership units issued to ACM were valued at approximately $43.9 million at July 1, 2003, based on the price offered to investors in our units in the original offering, adjusted for the initial purchaser’s discount. We have also granted ACM certain demand and other registration rights with respect to the shares of common stock issuable upon redemption of its operating partnership units.

     Each of the approximately 3.1 million operating partnership units received by ACM is paired with one share of our special voting preferred stock that entitles the holder to one vote on all matters submitted to a vote of our stockholders. As operating partnership units are redeemed for shares of our common stock or cash an equivalent number of shares of special voting preferred stock will be redeemed and cancelled. As a result of ACM’s asset contribution and the related formation transactions, ACM owns approximately a 28% limited partnership interest in our operating partnership and the remaining 72% interest in our operating partnership is owned by us. In addition, ACM has approximately 28% of the voting power of our capital stock (without giving effect to the exercise of ACM’s warrants for additional operating partnership units).

     We and our operating partnership have entered into a management agreement with ACM pursuant to which ACM has agreed to provide us with structured finance investment opportunities and loan servicing as well as other services necessary to operate our business. ACM is also required to provide us with a right of first refusal with respect to all structured finance identified by ACM or its affiliates. We have agreed not to pursue, and to allow ACM to pursue, any real estate opportunities other than structured finance transactions. As discussed above in “— Contractual Commitments,” we have agreed to pay our manager an annual base management fee and incentive compensation each fiscal quarter and share with ACM a portion of the origination fees that we receive on loans we originate with ACM pursuant to this agreement.

     We and our operating partnership have also entered into a services agreement with ACM pursuant to which our asset management group provides asset management services to ACM. In the event the services provided by our asset management group pursuant to the agreement exceed by more than 15% per quarter the level of activity anticipated by our board of directors, we will negotiate in good faith with our manager an adjustment to our manager’s base management fee under the management agreement, to reflect the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group.

Quantitative and Qualitative Disclosures about Market Risk

     Since the consummation of the original offering and the related formation transactions, substantially all of the operations of the structured finance business of ACM have been conducted by us. Therefore, quantitative and qualitative disclosures about market risk relating to the structured finance business of ACM is not presented. A description of market risks relating to our business is presented in the section of this prospectus entitled “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries — Quantitative and Qualitative Disclosures about Market Risk”

ARBOR REALTY TRUST, INC.

     We are a Maryland corporation that was formed in June 2003 to invest in real estate related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate related assets. We conduct substantially all of our operations through our operating partnership. We will elect to be taxed as a REIT under the Internal Revenue Code and generally will not be subject to federal taxes on our income to the extent we distribute our income to our stockholders and maintain our qualification as a REIT.

     On July 1, 2003, ACM contributed the majority of its structured finance portfolio to our operating partnership. These initial assets, consisting of 12 bridge loans, five mezzanine loans, five preferred equity investments and two other real estate related investments, were transferred at book value, which, at June 30, 2003, represented $213.1 million in assets financed by $169.2 million borrowed under ACM’s credit facilities, giving effect to notes payable equal to the financing amount available for each contributed investment under ACM’s credit facilities, and supported by $43.9 million in equity.

     We are externally managed and advised by ACM. Our manager is a national commercial real estate finance company operating through 15 regional offices in the United States, specializing in debt and equity financing for multi-family and commercial real estate. We believe ACM’s experience and reputation positions it to originate attractive investment opportunities for us. Our management agreement with ACM was developed to capitalize on synergies with ACM’s origination infrastructure, existing business relationships and management expertise.

     We believe the financing of multi-family and commercial real estate offers significant growth opportunities as the inflexibility of traditional lenders has created increased demand for customized financing solutions. Since its inception in 1996, ACM’s structured finance group has originated over $1.2 billion in structured finance transactions for investment by ACM and certain joint venture partners. ACM has not realized any loss of principal on these investments, and, to date, approximately $1 billion of these investments have been fully realized. ACM has granted us a right of first refusal to pursue all structured finance investment opportunities identified by ACM. ACM will continue to provide and service multi-family and commercial mortgage loans under Fannie Mae, Federal Housing Administration and conduit commercial lending programs, which we believe will offer customer relationship synergies to our business.

     We have a strong senior management team with significant industry experience. Mr. Ivan Kaufman, the chief executive officer of ACM, and Mr. Frederick Herbst, the chief financial officer of ACM, also serve as our chief executive officer and chief financial officer, respectively. Mr. Fred Weber, the head of the structured finance group at ACM since 1999, is our executive vice president of structured finance. Mr. Daniel M. Palmier, the head of ACM’s asset management group since 1997, is our executive vice president of asset management, and the eight additional employees who comprised the asset management group of ACM have also joined us. In October 2003, we hired Mr. John C. Kovarik as our chief credit officer. Messrs. Kaufman, Weber, Palmier and Kovarik serve as members of our credit committee, which has the authority to decide whether we will invest in an individual loan or security originated by ACM.

     We believe the asset management group’s involvement in our credit underwriting process helps to mitigate investment risk after the closing of a transaction. The asset management group is integrated into the underwriting and structuring process for all transactions in order to enhance the credit quality of our originations before a transaction closes. After the closing of structured finance transactions, the asset management group’s experience in managing complex restructurings, refinancings and asset dispositions is used to improve the credit quality and yield on managed investments.

     In connection with ACM’s contribution of the initial assets, ACM arranged for us to have substantially similar credit facilities as those used by ACM to finance these assets. In exchange for ACM’s asset contribution, we issued to ACM approximately 3.1 million operating partnership units, each of which ACM may redeem for one share of our common stock or an equivalent amount in cash, at our election, and approximately 629,000 warrants, each of which entitles ACM to purchase one additional operating partnership unit. The operating partnership units and warrants for additional operating partnership units issued to ACM were valued at approximately $43.9 million at July 1, 2003, based on the price offered to investors in our units in the original offering, adjusted for the initial purchaser’s discount. Each of the approximately 3.1 million operating partnership units received by ACM is paired with one share of our special voting preferred stock that entitles the holder to one vote on all matters submitted to a vote of our stockholders. As operating partnership units are redeemed for shares of our common stock or cash an equivalent number of shares of special voting preferred stock will be redeemed and cancelled. See “Description of Stock — Special Voting Preferred Stock.” As a result of ACM’s asset contribution and the related formation transactions, ACM owns approximately a 28% limited partnership interest in our operating partnership and the remaining 72% interest in our operating partnership is owned by us. In addition, ACM has approximately 28% of the voting power of our capital stock (without giving effect to the exercise of ACM’s warrants for additional operating partnership units).

Industry Overview

     Multi-family and commercial real estate encompasses a wide spectrum of assets including multi-family, office, industrial, retail and hospitality properties. We believe there is strong growth potential in customized financing of multi-family and commercial real estate. Commercial mortgage banks have arranged a significant portion of the debt financing for commercial real estate. In the past decade, the commercial mortgage industry has experienced significant change, due in part to increasingly standardized underwriting requirements, more demanding borrowers and lenders and the growth of a market for securitized commercial real estate pools. Many existing lending firms lack the capital or financial flexibility to compete effectively in today’s rapidly changing market and the commercial mortgage industry is moving toward greater consolidation. Banks and life insurance companies, which have traditionally been the primary source for commercial real estate financing, are increasingly constraining borrowers by their relatively inflexible underwriting standards, including lower loan to value ratios, thereby creating significant demand for bridge, mezzanine and other forms of innovative financing.

Our Business Strategy

     We capitalize on this demand by investing in a diversified portfolio of structured finance assets in the multi-family and commercial real estate market. Our principal business objectives are to invest in bridge and mezzanine loans, preferred equity and other real estate related assets and actively manage this portfolio in order to generate cash available for distribution, facilitate capital appreciation and maximize total return to our stockholders. We believe we can achieve these objectives through the following business and growth strategies:

     Provide Customized Financing. We provide financing customized to the needs of our borrowers. We target borrowers with reputations for enhancing value, but whose options may be limited by conventional bank financing and who may benefit from the sophisticated structured finance products we offer. Historically, ACM has attempted to provide customized loan structures and other financing alternatives to fit the characteristics and purpose of each individual borrower and its financing requirements and we employ a similar strategy.

     Use ACM’s Relationships with Existing Borrowers. We capitalize on ACM’s reputation in the commercial real estate finance industry. ACM has relationships with over 125 distinct borrowers nationwide. Since ACM’s originators offer ACM’s senior mortgage loans as well as our structured finance products, we are able to benefit from ACM’s existing customer base and use its senior lending business as a potential refinance vehicle for our structured finance assets.

     Offer Broader Products and Expand Customer Base. We have the ability to offer a larger number of financing alternatives than ACM has been able to offer to its customers in the past. Our potential borrowers are able to choose from products offering longer maturities and larger principal amounts than ACM could previously offer.

     Leverage Our Experience and the Experience of ACM. Our executive officers and employees, and those of ACM, have extensive experience originating and managing structured commercial real estate investments. Our senior management team has on average over 20 years experience in the financial services industry. Additionally, our executive officers have prior experience in managing and operating a public company, the predecessor company to ACM.

     Manage and Maintain Credit Quality. A critical component of our success in the real estate finance sector is our ability to manage the real estate risk that is underwritten by our manager and us. We actively manage and maintain the credit quality of our portfolio by using the expertise of our asset management group, which has a proven track record of structuring and repositioning structured finance investments to improve the credit quality and yield on managed investments.

     Focus on a Niche Market in Smaller Loan Balances. We focus on loans with principal amounts under $20 million, which many larger lending firms do not target. We can afford to invest the time and effort required to close loans with smaller principal amounts because of our relatively efficient cost structure.

     Execute Transactions Rapidly. We act quickly and decisively on proposals, provide commitments and close transactions within a few weeks and sometimes days, if required. We believe that rapid execution attracts opportunities from both borrowers and other lenders that would not otherwise be available. We believe our ability to structure flexible terms and close loans in a timely manner gives us a competitive advantage over lending firms that also serve the market for loans with principal amounts under $20 million.

Our Investment Guidelines

     We have adopted general guidelines for our investments and borrowings to the effect that:

•	no investment will be made that would cause us to fail to qualify as a REIT;

•	no investment will be made that would cause us to be regulated as an investment company under the Investment Company Act;

•	no more than 25% of our equity, determined as of the date of such investment, will be invested in any single asset;

•	our leverage will generally not exceed 80% of the value of our assets, in the aggregate; and

•	we will not co-invest with our manager or any of its affiliates unless (i) our co-investment is otherwise in accordance with these guidelines and (ii) the terms of such co-investment are at least as favorable to us as to our manager or such affiliate (as applicable) making such co-investment.

     Our manager is required to seek the approval of a majority of the independent members of our board of directors before we engage in a material transaction with another entity managed by our manager. These investment guidelines may be changed by our board of directors without the approval of our stockholders.

Our Investment Strategy

     We actively pursue lending and investment opportunities with property owners and developers who need interim financing until permanent financing can be obtained. We will initially target transactions under $20 million where we believe we have competitive advantages, particularly our lower cost structure and in house capabilities. Our structured finance investments generally have maturities of two to five years, depending on type, have extension options when appropriate, and generally require a balloon payment of principal at maturity. Borrowers in the market for these types of loans include, but are not limited to, owners or developers seeking either to acquire or refurbish real estate or to pay down debt and reposition a property for permanent financing.

     We target borrowers with reputations for enhancing value, but whose options are limited by conventional bank financing and can benefit from the sophisticated financing products we offer. Loan structures vary as they are customized to fit the characteristics and purpose of the financing. Our structured finance assets are underwritten in accordance with guidelines designed to evaluate the borrower and its ability to satisfy the repayment conditions of the loan, including an analysis of the various repayment strategies available to the investment. In certain instances, especially in our mezzanine and preferred equity investments, we may underwrite investments based on a stabilized value of the underlying property.

     Our investment program emphasizes the following general categories of real estate related activities:

     Bridge Financing. We offer bridge financing products to borrowers who are typically seeking short term capital to be used in an acquisition of property. The borrower has usually identified an undervalued asset that has been under managed or is located in a recovering market. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning the property without encumbering it with restrictive long term debt.

     The bridge loans we make typically range in size from $1 million to $25 million and are secured by first lien mortgages on the property. The term of the loan typically is up to five years. Historically, ACM’s spreads have ranged from 3.00% to 5.00% over 30-day LIBOR. Additional yield enhancements may include origination fees, deferred interest and participating interests, which are equity interests in the borrower that share in a percentage of the underlying cash flows of the property. Borrowers usually use the proceeds of a conventional mortgage to repay a bridge loan.

     Mezzanine Financing. We offer mezzanine loans. Mezzanine loans are subordinate to a conventional first mortgage loan and senior to the borrower’s equity in a transaction. We believe this product allows our clients to fund their projects in a more efficient and strategic manner than financing methods offered by conventional lenders. Our mezzanine financing may take the form of pledges of ownership interests in entities that directly or indirectly control the real property or subordinated loans secured by second mortgages. We may also require additional collateral such as personal guarantees, letters of credit and/or additional collateral unrelated to the property.

     Our mezzanine loans typically range in size from $2 million to $15 million and have terms of up to seven years. Historically, ACM’s spreads have ranged from 4.00% to 7.00% over 30-day LIBOR, occasionally with an interest rate floor. As in the case with our bridge loans, the yield on these investments may be enhanced by prepaid and deferred interest payments, yield look-backs and participating interests.

     Preferred Equity Investments. We provide financing by making preferred equity investments in entities that directly or indirectly own real property. In cases where the terms of a first mortgage prohibit additional liens on the ownership entity, investments structured as preferred equity in the entity owning the property serve as viable financing substitutes. With preferred equity investments, we typically become a special limited partner or member in the ownership entity.

     Real Property Acquisitions. We may purchase existing real estate for repositioning and/or renovation and then disposition at an anticipated significant return. From time to time, we may identify real estate investment opportunities. In these situations, we may act solely on our own behalf or in partnership with other investors. Typically, these transactions are analyzed with the expectation that we will have the ability to sell the property within a one to two year time period, achieving a significant return on invested capital. In connection with these transactions, speed of execution is often the most critical component to success. We may seek to finance a portion of the acquisition price through short term financing. Repayment of the short term financing will either come from the sale of the property or conventional permanent debt.

     Note Acquisitions. We may acquire real estate notes from lenders in situations where the borrower wishes to restructure and reposition its short term debt and the lender wishes, for a variety of reasons (such as risk mitigation, portfolio diversification or other strategic reasons), to divest certain assets from its portfolio. These notes will generally be acquired at a discount. In such cases, we intend to use our management resources to resolve any dispute concerning the note or the property securing it and to identify and resolve any existing operational or any other problems at the property. We will then either restructure the debt obligation for immediate resale or sale at a later date or reposition it for permanent financing. In some instances, we may take title to the property underlying the real estate note.

     We borrow against or leverage our investments to the extent consistent with our investment guidelines in order to increase the size of our portfolio and potential returns to our stockholders. We have substantially similar credit facilities as used by ACM to finance the initial assets. We are currently in negotiations with the providers of the credit facilities to provide similar credit facilities and to increase the amounts available under these credit facilities, but there can be no assurance that we will be able to obtain additional financing. We may also sell participating interests in our investments.

     In order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through taxable subsidiary corporations. See “Federal Income Tax Considerations — Taxation of Arbor Realty.”

Our Assets

     We own a diversified portfolio of structured finance investments consisting principally of bridge and mezzanine loans as well as preferred equity investments. As of September 30, 2003, the majority of our portfolio consisted of initial assets contributed by ACM that have not yet matured. Since the commencement of our operations in July 2003, we have originated structured finance investments and purchased additional loans and investments from ACM.

     At September 30, we had 30 loans and investments in our portfolio, totaling $241 million. These loans and investments were for 23 multi-family properties, four hotels, two commercial properties and one co-op. There are no loans that are non-performing within the portfolio. We continue to actively manage every single loan in the portfolio and believe that our strict underwriting and active asset management enable us to maintain the credit quality of our portfolio.

     Our yield for the first quarter of operations ended September 30, 2003 was 7.65% on average assets of $244 million. Our average cost of funds was 3.56% on average borrowings of $81 million. Our average leverage for the quarter was 33%, resulting in our interest margin on a levered basis being 9.61%. As we add more loans and investments to our portfolio, we anticipate our leverage ratio, levered return and level of earnings will increase over time. Our business plan contemplates an increase of our leverage ratio to 65% to 70% over time.

     The table on the following page lists the principal terms of each of our investments and the financing relating to each individual investment, each as of September 30, 2003.

OUR ASSETS
As of September 30, 2003

Property Information			Investment Information					Funding Information

				Origination	Maturity	Interest Pay	Interest		Interest	Interest	Profit	Advance
Name	Type	Location	Balance	Date	Date	Rate Index	Rate(1)	Balance	Rate Index	Rate(2)	Share(2)	Rate

Bridge Loans:
130 West 30th	Multi-family	New York, NY	$16,000,000	9/2001	5/2006	Libor + 2.25%	3.36%	$15,000,000	Libor + 1.50%	2.62%	Yes	93.75%
1025 5th Avenue	Co-op	New York, NY	1,100,000	10/2002	10/2003	18.00%	18.00%	—	—	—	No	—
						Libor + 5.50%
Concord and Henry	Multi-family/office	Massachusetts	5,000,000	4/2003	4/2004	Floor 7.00%	7.00%	4,000,000	Libor + 2.00%	3.12%	No	80.00%
						Libor + 5.00%
Dylan Hotel	Hotel	New York, NY	14,000,000	3/2003	3/2005	Floor 6.50%	6.50%	9,800,000	Libor + 2.00%	3.12%	No	70.00%
						50% of net spread less
Less: Participation			(2,100,000)			0.50% asset mgmt fee	(3.00%)			(1.56%)

							3.50%			1.56%
						Libor + 3.50%			Libor + 3.00%
Emerald Bay	Multi-family	Winter Park, FL	15,400,000	5/2003	12/2004	Floor 5.50%	5.50%	12,946,300	Floor 4.25%	4.25%	No	84.07%
						Libor + 3.00%
Grand Plaza	Multi-family	Las Vegas, NV	25,232,102	11/2002	12/2004	Floor 5.25%	5.25%	18,723,511	Libor + 2.00%	3.12%	No	74.21%
						Libor + 6.65%
Holiday Inn-Deland	Hotel	Deland, FL	4,700,000	3/2000	4/2004	Floor 12.50%	12.50%	—	Libor + 2.00%	—	Yes	—
Indiana Portfolio	Multi-family	Indiana	14,624,845	3/2003	3/2004	Libor + 4.25%	5.37%	500,000	Libor + 2.25%	3.37%	No	3.42%
						Libor + 4.00%
Palmetto Villas Apts	Multi-family	Ontario, CA	9,130,000	5/2003	4/2005	Floor 5.50%	5.50%	7,304,000	Libor + 2.00%	3.12%	No	80.00%
						Libor + 3.50%
Partners Portfolio	Multi-family	Baltimore, MD	14,200,000	4/2003	4/2006	Floor 5.00%	5.00%	—	Libor + 2.00%	—	Yes	—
						Libor + 3.50%
Tropical Gardens	Multi-family	Lauderdale Lakes, FL	8,800,000	12/2002	12/2004	Floor 5.50%	5.50%	7,040,000	Libor + 2.00%	3.12%	No	80.00%
						Libor + 3.00%			Libor + 2.00%
Vermillion Apts	Multi-family	Miami Lakes, FL	18,850,000	9/2002	9/2004	Floor 5.00%	5.00%	—	Libor Floor 2.50%	—	No	—
						Libor + 4.500%
Walbridge Terrace	Multi-family	San Francisco, CA	6,200,000	7/2003	7/2004	Floor 6.00%	6.00%	—	Libor + 2.00%	—	No	—

Bridge Loans — Total			$151,136,947				5.38%	$75,313,811		3.01%

(1)	Interest rate excludes deferred interest component. See asset descriptions for terms.

(2)	Interest rate does not include deferred interest component due to profit sharing arrangements pursuant to our warehouse facility. See “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries — Liquidity and Capital Resources” for a description of these profit sharing arrangements.

OUR ASSETS (continued)
As of September 30, 2003

Property Information			Investment Information					Funding Information

				Origination	Maturity	Interest Pay	Interest		Interest	Interest	Profit	Advance
Name	Type	Location	Balance	Date	Date	Rate Index	Rate(1)	Balance	Rate Index	Rate(2)	Share(2)	Rate

Mezzanine Loans:
						Pay Libor + 3.50%
80 Evergreen Avenue	Commercial	Brooklyn, NY	$2,500,000	6/2003	5/2006	Floor Pay 5.00%	5.00%	—	—	—	No	—
						Libor + 7.00%			Libor + 2.25%
130 West 30th Street	Condo	New York, NY	4,000,000	6/2003	5/2006	Floor 10.00%	10.00%	—	Floor 1.75%	—	Yes	—
						Pay: Libor + 3.00%			Libor + 4.00%
333 E. 34th Street	Multi-family	New York, NY	10,000,000	1/2002	2/2004	Floor Pay: 8.00%	8.00%	—	Libor Floor 2.00%	—	Yes	—
						Pay Libor + 3.50%
930 Flushing Avenue	Commercial	Brooklyn, NY	3,500,000	6/2003	5/2006	Floor Pay 5.00%	5.00%	—	—	—	No	—
						Libor + 6.75%
Carltons Arms	Multi-family	Tampa, FL	4,000,000	11/2001	12/2003	Floor 12.00%	12.00%	—	Libor + 2.25%	—	Yes	—
						Libor + 7.00%			Libor + 3.00%
The Crossings	Multi-family	Glassboro, NJ	2,000,000	6/2003	6/2006	Floor 10.00%	10.00%	—	Floor 2.00%	—	Yes	—
						Libor + 7.00%
						Floor 9.00%
James Hotel	Hotel	Arizona	2,220,491	8/2003	7/2006	Cap 10.00%	9.00%	—	—	—	No	—
						Libor + 4.50% (Year 1);
						Libor + 6.50% (Year 2);
						Libor + 7.50% (Year 3)			Libor + 3.00%
Partners Portfolio	Multi-family	Baltimore, MD	4,725,569	4/2003	5/2006	Libor Floor 2.00%	6.50%	—	Floor 2.00%	—	Yes	—
						Libor + 5.25			Libor + 4.00%
Schron B	Multi-family	New Jersey	3,000,000	5/2003	4/2005	Floor 6.75%%	6.75%	—	Libor Floor 2.00%	—	No	—
						Libor + 5.50% (Year 1);
						Libor + 6.50% (Year 2);
						Libor + 7.50% (Year 3)			Libor + 2.25%
SMC Portfolio	Multifamily	Baltimore, MD	11,520,000	9/2003	9/2005	Libor Floor 2.00%	7.50%	—	Floor 1.75%	—	Yes	—

Mezzanine Loans — Total			$47,466,060				7.91%	—				—

(1)	Interest rate excludes deferred interest component. See asset descriptions for terms.

(2)	Interest rate does not include deferred interest component due to profit sharing arrangements pursuant to our warehouse facility. See “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries — Liquidity and Capital Resources” for a description of these profit sharing arrangements.

OUR ASSETS (continued)

As of September 30, 2003

Property Information			Investment Information					Funding Information

				Origination	Maturity	Interest Pay	Interest		Interest	Interest	Profit	Advance
Name	Type	Location	Balance	Date	Date	Rate Index	Rate(1)	Balance	Rate Index	Rate(2)	Share(2)	Rate

Preferred Equity:
						Libor + 4.50%
CDS Portfolio	Multi-family	Texas	$4,991,001	12/1998	1/2004	Floor 9.56%	9.56%	$—	Libor + 2.75%	—	No	—
						Libor + 4.50%
Devonshire Apts	Multi-family	Holyoke, MA	2,500,000	1/2002	1/2005	Floor 10.00%	13.50%	—	Libor + 2.25%	—	Yes	—
						Libor + 4.50% (Year 1);
						Libor + 6.50% (Year 2);
						Libor + 7.50% (Year 3)			Libor + 3.00%
Dutch Village	Multi-family	Baltimore, MD	7,074,431	6/2003	11/2006	Libor Floor 2.00%	6.50%	—	Libor Floor 2.00%	—	Yes	—
						Libor + 5.00%
Park Place	Multi-family	Santa Ana, CA	3,860,000	1/2002	1/2005	Floor 12.00%	12.00%	—	Libor + 2.25%	—	Yes	—
						Libor + 5.25%
Schron A	Multi-family	New Jersey	19,300,000	5/2003	4/2005	Floor 6.75%	6.75%	16,600,000	Libor + 2.75%	3.87%	No	86.01%
						Libor + 6.00%
Villages at Gateway	Multi-family	Denver, CO	2,800,000	2/2002	3/2004	Floor 10.00%	10.00%	—	Libor + 2.25%	—	Yes	—

Preferred Equity — Total			$40,525,432				8.19%	$16,600,000		3.87%

Other Investments
Albion	Hotel	Miami, FL	$1,977,245	3/2001	8/2023	7.39% Fixed	7.39%	—	—	—	No	—

Total Assets			$241,105,684				6.34%	$91,913,811		3.17%

(1)	Interest rate excludes deferred interest component. See asset descriptions for terms.

(2)	Interest rate does not include deferred interest component due to profit sharing arrangements pursuant to our warehouse facility. See “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries — Liquidity and Capital Resources” for a description of these profit sharing arrangements.

     A description of the terms and characteristics of each of the investments listed in the table above follows.

Bridge Loans

     130 West 30th Street. ACM originated this $16.0 million bridge loan to 130 West 30th, LLC in September 2001 and contributed it to us upon the consummation of the original offering. The borrower used the proceeds to acquire an 18 story office building in New York, New York. It is currently undergoing construction to convert the building from office to residential condominiums using the ACM mezzanine loan proceeds purchased by us on July 1, 2003.

     The loan bears interest at a variable rate of LIBOR plus 2.25%. In connection with ACM providing the borrower with additional mezzanine financing in June 2003, the maturity date of this bridge loan was extended to May 31, 2006. Interest payments are due monthly, and the principal balance is due in full upon maturity. The loan is secured by a first mortgage lien on the property. There is a limited guarantee on the loan of 50% by Mr. Ivan Kaufman and 50% by the key principal of the borrower.

     The borrower has the option to extend the term of the loan for one 12 month period at no fee.

     ACM holds a 50% membership interest in 130 West 30th, LLC which it did not contribute to us in connection with the asset contribution. This interest is used to partially fund a loan loss guarantee by ACM. See “ —Participating Interests in Our Investments Retained by ACM” below.

     1025 5th Avenue. ACM originated this $1.1 million bridge loan in October 2002 and contributed it to us upon the consummation of the original offering. The borrowers used the loan proceeds to renovate an apartment in a cooperative building in New York, New York.

     As of September 30, 2003, the loan bore interest at a fixed rate of 18.00% per annum and was scheduled to mature in October 2003. In October 2003, the maturity date of the loan was extended to October 2004 and the interest rate was reduced to 10.00%. Interest payments are due monthly and the principal balance is due in full upon maturity. The loan is secured by a pledge of 225 cooperative shares owned by the lessee of the apartment and the apartment lease.

     Concord Street & Henry Terrace. ACM originated this $5.0 million bridge loan to Henry Terrace, LLC and 100 Concord St., LLC in April 2003 and contributed it to us upon the consummation of the original offering. The borrowers used the proceeds to refinance an existing loan on a 74 unit multi-family residential property in Worcester, Massachusetts and a commercial property in Framingham, Massachusetts.

     The loan bears interest at a variable rate of LIBOR plus 5.50%, with a 7.00% floor, and matures in April 2004. Interest payments are due monthly, and the principal balance is due in full upon maturity. In addition, upon maturity or prepayment of the loan, the borrower must pay deferred interest equal to the greater of 2.00% on the original principal balance or the amount necessary to generate an aggregate annual internal rate of return of 14.00%. The loan is secured by a first mortgage lien on the properties.

     The borrower has the option to extend the term of the loan for one 6 month period at no fee if the loan has an outstanding principal balance of not more than $1.5 million at the time the extension is requested.

     Dylan Hotel. ACM refinanced a discounted loan between Debis Financial Services Inc. and Grand Palace Hotel at the Park LLC with a $14.0 million bridge loan to Grand Palace Hotel at the Park LLC in March 2003. ACM contributed this bridge loan to us upon the consummation of the original offering. The borrower is the owner of a 107 room hotel in New York, New York.

     The loan bears interest at a variable rate of one month LIBOR plus 5.00% with a floor of 6.50%, and matures in March 2005. Interest payments are due monthly, and the principal balance is due in full upon maturity.

In addition, upon maturity of the loan, the borrower must pay deferred interest of 1.00% on the principal repaid. The loan is secured by a first mortgage lien on the property.

     The borrower has the option to extend the term of the loan for one 12 month period for additional interest of 1.00% on the outstanding principal balance upon such extension, but only if the borrower is in compliance with certain financial covenants.

     ACM entered into a participation agreement with BD Hotels, LLC pursuant to which BD Hotels funded $2.1 million of the equity in the loan and is entitled to receive 50% of the net interest received by ACM, less a 0.50% management fee payable to ACM.

     Emerald Bay Apartments. ACM originated this $16.4 million bridge loan to Empirian Bay LLC in May 2003 and contributed it to us upon the consummation of the original offering. The borrower used the loan proceeds to acquire and renovate a 432 unit multi family property in Winter Park, Florida. Of the total loan amount, $15.4 million has been disbursed and the remaining $1.0 million will be released as the renovations to the property are completed.

     The loan bears interest on the outstanding balance at a variable rate of LIBOR plus 3.50%, with a floor of 5.50% and matures in December 2004. Interest payments are due monthly, and the borrower must make monthly principal payments of $21,000 until June 2004 and $30,000 from July 2004 through November 2004, with the balance due upon maturity. In addition, if the loan is repaid within the first 14 months after its origination, the borrower must pay deferred interest of .50%, and if the loan is repaid after this time, the borrower must pay deferred interest of 1.00%. The loan is secured by a first mortgage lien on the property and has been unconditionally guaranteed by certain affiliates of the borrower.

     The borrower has an option to extend the term of the loan for one 6-month period for additional interest of 1.00% on the outstanding principal balance upon such extension and, if the first option is exercised, an option to extend for an additional 12-month period for additional interest of 1.00% on the outstanding principal balance upon such extension. If the initial term is extended, the borrower must pay interest monthly and make monthly principal payments of $30,000 from December 2004 to June 2005 and $75,000 from July 2005 through May 2006.

     The loan is financed with a $16.2 million participation agreement with one of our lending partners pursuant to which we have a first loss position of $1.0 million. Of this participation amount, $12.9 million is currently outstanding. The participant is paid interest at a variable rate of LIBOR plus 3.00%, with a floor of 4.25%.

     Grand Plaza. ACM originated a $25.5 million bridge loan to Grand Plaza Limited Partnership in November 2002 and contributed it to us upon the consummation of the original offering. The borrower used the loan proceeds to refinance outstanding debt on a 676 unit multifamily residential property located in Las Vegas, Nevada. The current outstanding balance on the loan is approximately $25.2 million.

     The loan bears interest at a variable rate of LIBOR plus 3.00%, with a floor of 5.25%, and matures in December 2004. Interest and principal payments are due monthly. The loan is secured by a first mortgage lien on the property.

     The borrower has the option to extend the term of the loan for one 12-month period at no fee.

     Holiday Inn Convention Center. ACM originated this $5.7 million bridge loan to Hospitality Associates of DeLand Florida, Ltd. in March 2000 and contributed it to us upon the consummation of the original offering. The borrower used the loan proceeds to acquire and renovate the Holiday Inn Convention Center, a 148 room hotel in DeLand, Florida, as well as fund a $1.1 million capital improvements program. In connection with the extension of the maturity date, the borrower repaid $1.0 million of the outstanding principal balance, to $4.7 million.

     The loan bears interest at a variable rate of LIBOR plus 6.65% with a floor of 12.50%, and matures in April 2004. Interest payments are due monthly, and the principal balance is due in full upon maturity. In addition, upon maturity or prepayment of the loan, the borrower must pay deferred interest of 3.00% on the principal repaid. The loan is secured by a first mortgage lien on the property, a pledge of the partnership interests of the borrower and a pledge of the membership interests of certain of the borrower’s affiliates.

     Since the loan was not paid off by July 1, 2003, the borrower was required to pay additional interest of 0.50% on the outstanding principal balance. In October 2003, this bridge loan, together with all interest due, was repaid in full

     Indiana Portfolio. ACM originated a $13.75 million bridge loan to NSH Affordable Housing of Indiana, Inc. in March 2003 and contributed it to us upon the consummation of the original offering. The borrower used the loan proceeds to acquire four affordable housing multi family properties located in Evansville, Indianapolis and Marion, Indiana.

     The loan bears interest at a variable rate of one month LIBOR plus 4.25% and matures in March 2004. Interest payments are due monthly, and the principal balance is due in full upon maturity. The loan is secured by a first mortgage lien on the properties.

     ACM also originated a separate $1.2 million bridge loan to the same borrower to fund renovations on the four properties described above. This loan also bears interest at a variable rate of one month LIBOR plus 4.25% and matures in March 2004. Interest payments on amounts drawn on the loan are due monthly, and the principal balance is due in full upon maturity. As of September 30, 2003, the outstanding principal balance was approximately $875,000. This loan is also secured by a first mortgage lien on the properties.

     Palmetto Villas Apartments. ACM originated this $9.1 million bridge loan to Palmetto Villas Investors, LLC in May 2003 and contributed it to us upon the consummation of the original offering. The borrower used the loan proceeds to acquire and renovate a 134 unit multi family residential property in Ontario, California.

     The loan bears interest at a variable rate of one month LIBOR plus 4.00%, with a floor of 5.50%, and matures in April 2005. Interest payments are due monthly, and the principal balance is due in full upon maturity. In addition, upon maturity or prepayment of the loan, the borrower must pay deferred interest of 1.00% on the principal repaid. The loan is secured by a first mortgage lien on the property.

     The borrower has the option to extend the term of the loan for two 6 month periods. If the loan is extended the interest rate will increase to one month LIBOR plus 4.50%, with a floor of 6.00%. Additionally, the borrower must pay additional interest of .50% on the outstanding principal balance upon each such extension.

     Partners Portfolio Bridge Loan. ACM originated this $14.2 million bridge loan to SRH/LA Chesapeake Apartments L.P., SRH/LA Nottingham, LLC, SRH/LA Hunter, LLC and SRH/LA Melvin, LLC in April 2003. ACM contributed this bridge loan to us upon the consummation of the original offering. The borrowers used the loan proceeds to acquire this 391 unit multi family residential portfolio, consisting of three properties in Baltimore, Maryland and fund a $1.6 million capital improvement program.

     The loan bears interest at a variable rate of LIBOR plus 3.50% with a floor of 5.00%, and matures in April 2006. Interest payments are due monthly, and the principal balance is due in full upon maturity. In addition, upon maturity or prepayment of the loan, the borrowers must pay deferred interest of 1.00% on the principal repaid. The loan is secured by a first mortgage lien on each of the properties and partnership interests in certain affiliates of the borrower and a pledge of the cash flow of certain other properties.

     Tropical Gardens Apartments. ACM originated this $8.8 million bridge loan to NHP Tropical Gardens Limited Partnership in December 2002 and contributed it to us upon the consummation of the original offering. The borrower used the loan proceeds to acquire and renovate a 245 unit multi family residential property located in Lauderdale Lakes, Florida.

     The loan bears interest at a variable rate of LIBOR plus 3.50%, with a floor of 5.50%, and matures in December 2004. Interest payments are due monthly, and the principal balance is due in full upon maturity. In addition, upon maturity or prepayment of the loan, the borrower must pay deferred interest of 1.00% on the principal repaid. The loan is secured by a first mortgage lien on the property.

     Vermillion Apartments. ACM originated this $18.9 million bridge loan to SRH Vermillion Limited Partnership in September 2002 and contributed it to us upon the consummation of the original offering. The borrower used the loan proceeds to acquire a 330 unit multi family residential property located in Miami Lakes, Florida and fund a $1.3 million capital improvement program.

     The loan bears interest at a variable rate of LIBOR plus 3.00%, with a floor of 5.00%, and matures in September 2004. Interest payments are due monthly and the principal balance is due in full upon maturity. The borrower must pay 0.50% of additional interest in September 2003, and 1.00% of deferred interest upon the prepayment or maturity of the loan unless the loan is refinanced with permanent financing from ACM in which case, the deferred interest will be waived, and ACM will reduce the management fee payable by us to ACM by an amount equal to 50% of the deferred interest waived. The loan is secured by a first mortgage lien on the property. An affiliate of the borrower has also provided a $1.5 million guarantee contingent upon the financial performance of the property. In October 2003, this bridge loan, together with interest due, was repaid in full.

     Walbridge Terrace. We originated this $6.2 million bridge loan to Silver Lake Apartments, LLC in July 2003. The borrower used the loan proceeds to repay the existing construction loan and complete construction of this 40-unit senior housing property with 6,500 square feet of ground floor retail space in San Francisco, California.

     The loan bears a variable rate of interest of LIBOR plus 4.50%, with a 6.00% floor, and matures in July 2004. The borrower paid a 2.00% origination fee on the date the loan closed. In accordance with our management agreement with ACM, the first 1.00% was paid to ACM and we retained the remaining 1.00%. The borrower must pay 1.00% of deferred interest upon the prepayment or maturity of the loan unless the loan is refinanced with permanent financing from ACM in which case, the deferred interest will be waived, and ACM will reduce the management fee payable by us to ACM by an amount equal to 50% of the deferred interest waived. The loan is secured by a first mortgage lien on the property and has been unconditionally guaranteed by key principals of the borrower.

Mezzanine Loans

     80 Evergreen. ACM originated this $2.5 million mezzanine loan in June 2003. We purchased this loan from ACM effective August 1, 2003. The borrower used the loan proceeds to acquire and make repairs to a 77,680 square foot warehouse/industrial space located in Brooklyn, New York.

     The loan bears a variable rate of interest of one-month LIBOR plus 8.00% with a floor of 9.50% and matures in May 2006. The borrower has the option to remit interest at a rate of LIBOR plus 3.50% with a 5.00% floor and to accrue the differential interest owed. Interest payments are due monthly, and the principal balance is due in full upon maturity. The loan is secured by a junior lien on the property. The loan is subordinate to a $1.6 million first mortgage lien held by a third party lender.

     In connection with our refinancing of this mezzanine loan and the first mortgage lien in October 2003, this loan was repaid in full and replaced with a $4.8 million bridge loan made by us. The new bridge loan bears a variable rate of interest on one-month LIBOR plus 4.75% and will mature in May 2006.

     The borrower has the option to extend the term of the loan for two 12-month periods at no fee.

     130 West 30th Street. In connection with ACM’s refinancing of the $16.0 million bridge loan to 130 West 30th, LLC on June 19, 2003, ACM agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million. This mezzanine loan matures in May 2006. We purchased this mezzanine loan from ACM on July 1, 2003 with a portion of the net proceeds from the original offering.

     The additional financing will allow for the renovation/conversion of the office building to residential condominiums. The estimated cost of the construction project is $14.0 million, and it is estimated that the project will be completed by the end of the first quarter of 2004. Additional funds to complete construction are anticipated to come from the sales of the condominium units, cash flow from the operations and partner equity contributions.

     The mezzanine financing bears interest at a variable rate of one-month LIBOR plus 7.00%, with a floor of 10.00%, and will be funded in two equal installments of $4.0 million. The two key principals will each contribute $1.0 million before either component is funded. The funding will be drawn down as construction progresses. The interest on the first component, which has been funded, will be earned on the full $4.0 million, while the interest on the second component, which has yet to be funded, will be earned as the $4.0 million is drawn down. The second component will remain unfunded unless a specified number of condominiums have been sold. The additional financing is secured by a second mortgage lien on the property.

     333 East 34th Street. ACM originated this $10.0 million mezzanine loan to 333 East 34th, LLC in January 2002 and contributed it to us upon consummation of the original offering. The borrower used the loan proceeds to acquire and renovate a multi family residential building located in New York. The borrower is converting the New York rental property into condominiums.

     The loan bears a variable rate of interest of one month LIBOR plus 5.00%, with a 12.50% floor, and matures in February 2004. The borrower has the option to remit interest at a rate of LIBOR plus 3.00% with an 8.00% floor and to accrue the differential interest owed, which compounds at an annual rate of 12.50%. Interest payments are due monthly, and the principal balance is due in full upon maturity. The loan is secured by a pledge of the membership interests in the borrower, and two affiliates of the borrower have personally guaranteed the loan for up to $1.0 million. The loan is subordinate to a $31.0 million first mortgage lien held by a third party lender.

     The borrower has the option to extend the term of the loan for three, 12-month periods, the second of which requires a payment of additional interest of $300,000.

     ACM holds a 15% interest in the property which it did not contribute to us in connection with the asset contribution. This interest is used to partially fund a loan loss guarantee by ACM. See “—Participating Interests in Our Investments Retained by ACM” below.

     930 Flushing Avenue. ACM originated this $3.5 million mezzanine loan in June 2003. We purchased this loan from ACM effective August 1, 2003. The borrower used the loan proceeds to acquire the 300,000 square foot warehouse/industrial space located in Brooklyn, New York.

     The loan bears a variable rate of interest of one-month LIBOR plus 8.00% with a floor of 9.50% and matures in May 2006. The borrower has the option to remit interest at a rate of LIBOR plus 3.50% with a 5.00% floor and to accrue the differential interest owed. Interest payments are due monthly, and the principal balance is due in full upon maturity. The loan is secured by a junior lien on the property. The loan is subordinate to a $7.7 million first mortgage lien held by a third party lender.

     The borrower has the option to extend the term of the loan for two 12-month periods for addition interest of 3.00% of the outstanding principal balance upon exercise of each extension.

     Carlton Arms Apartments. ACM originated this $4.0 million mezzanine loan to HRA Egypt Lake, Inc. and Carlton Arms, LLC in November 2001 and contributed it to us upon consummation of the original offering. The borrowers used the loan proceeds to refinance the existing debt on a 650 unit apartment complex located in Tampa, Florida.

     The loan bears interest at a variable rate of one month LIBOR plus 6.75%, with a floor of 12.00%, and matures in December 2003. Interest payments are due monthly and since January 2002, the borrower has made principal payments from excess cash flow, with the unpaid principal balance due in full upon maturity. In addition, upon maturity or prepayment of the loan, the borrowers must pay deferred interest of $840,000 on the principal repaid. This deferred interest has not been accrued. Upon the maturity of this loan, we will allocate a portion of the amount received to our manager pro-rata based on the time frame this loan was held by our manager prior to the ACM’s asset contribution. The loan is secured by a pledge of the membership interests in the borrower. The loan is subordinate to an approximately $21.4 million first mortgage lien held by a third party lender. The borrowers have the option to extend the term of the loan for up to six months with no additional interest due.

     In connection with our refinancing of this $4.0 million mezzanine loan and the first mortgage lien in October 2003, this loan was repaid in full, including all deferred interest due, a portion of which we allocated to ACM pro rata for the timeframe it held the loan. We replaced the loan with a $27 million bridge loan made by us, which has an initial term of 24 months with one 12-month extension. The borrower must pay additional interest of 1.00% on the outstanding principal balance upon such extension. The borrower paid a 1.50% origination fee on the date the loan closed. In accordance with our management agreement with ACM, the first 1.00% was paid to ACM and we retained the remaining 0.50%. In addition, upon maturity or prepayment of the loan, the borrower must pay deferred interest of 1.50% of the principal repaid.

     The new bridge loan is bifurcated into two notes. Note A, for $21.5 million, bears a variable rate of interest of LIBOR plus 3.50% with a 5.00% floor. Note B, for $5.5 million, bears a variable rate of interest of LIBOR plus 6.50% with an 8.50% floor. Note A must be repaid before Note B may be repaid. Note B contains a first loss guaranty by the key principal for the $5.5 million loan amount.

     The Crossings Apartments. ACM originated this $2.0 million mezzanine loan to Audubon-Glassboro, LLC in June 2003. We purchased this loan from ACM on July 1, 2003 with a portion of the net proceeds from the original offering. The borrowers used the loan proceeds to acquire and renovate a 328-unit multi-family apartment complex located in Glassboro, Gloucester County, New Jersey.

     The loan bears interest at a variable rate of LIBOR plus 7.00%, with a 10.00% floor, and matures in June 2006. Interest payments are due monthly, and the unpaid principal balance is due in full upon maturity. In addition, upon maturity or prepayment of the loan, the borrower must pay deferred interest equal to the amount necessary to provide an aggregate annual internal rate of return of 13.00%. The loan is secured by a pledge of membership interest in the borrowing entity. The loan is subordinate to a $11.0 million first mortgage loan on the property.

     The borrower has the option to extend the term of the loan for two 12-month periods upon payment of additional interest of $30,000, for the first extension, and $50,000, for the second extension, if the borrower is in compliance with certain financial covenants.

     James Hotel. We originated this $6.6 million mezzanine loan to James Hotel Scottsdale, LLC in August 2003. The borrower is currently using the loan proceeds to renovate this recently acquired 206-room independent hotel located in Scottsdale, Arizona.

     The loan bears a variable rate of interest of LIBOR plus 7.00%, with a 9.00% floor and a 10.00% cap. The loan matures in July 2006. The borrower paid a 2.00% origination fee on the date the loan closed. In accordance with our management agreement with ACM, the first 1.00% was paid to ACM and we retained the remaining 1.00%. Interest payments are due monthly, and the principal balance is due in full upon maturity. In addition, upon maturity of the loan, the borrower must pay deferred interest in an amount necessary to generate an aggregate annual internal rate of return of 18.00%. The loan is secured by a pledge of the membership interests in the borrower. The loan is subordinate to a $5.0 million first mortgage lien and a $5.0 million second mortgage lien held by a third party lender.

     Of the $6.6 million loan, $2.2 million has been funded and we have retained the remaining $4.4 million in a renovation reserve account. These funds will be disbursed as required for the renovation. For the first ninety days, interest will be earned on only the disbursed proceeds; thereafter, interest will be earned on $6.6 million.

     The borrower has the option to extend the term of the loan for one additional 12-month period for additional interest payment of 1.00% on the outstanding principal balance upon such extension.

     Partners Portfolio. ACM originated this $4.7 million mezzanine loan to SRH/ LA Chesapeake Apartments L.P., SRH/LA Nottingham, LLC, SRH/LA Hunter, LLC and SRH/LA Melvin, LLC in April 2003. ACM

contributed this loan to us upon consummation of the original offering. The borrowers used the loan proceeds to acquire this 443 unit multi family residential portfolio consisting of two properties in Baltimore, Maryland.

     The loan bears interest at a variable rate of (1) in the first year, LIBOR plus 4.50%, with a floor of 6.50% (2) in the second year, LIBOR plus 6.50%, with a floor of 8.50% and (3) in the third year, LIBOR plus 7.50%, with a floor of 9.50%. The loan matures in May 2006. Interest payments are due monthly, and the principal balance is due in full upon maturity. In addition, upon maturity or prepayment of the loan, the borrowers must pay deferred interest of 1.0% on the principal repaid. The loan is secured by a pledge of partnership interests of the above entities and a pledge of the cash flows of certain affiliates of the borrower.

     Schron Portfolio B. ACM originated this $8.5 million mezzanine loan to Central Jersey Sub VII LLC in August 2000 and contributed it to us upon consummation of the original offering. The borrower used the loan proceeds to acquire and renovate two multi family properties in New Jersey. The loan has been modified twice, first in October 2002 in connection with the repayment of $5.5 million of outstanding principal, and in May 2003 to extend the term.

     The loan bears interest at a variable rate of LIBOR plus 5.25%, with a floor of 6.75%, and matures in April 2005. Interest payments are due monthly, and the principal balance is due in full upon maturity. The loan is secured by the ownership interests of certain affiliates of the borrower. The loan is subordinate to a first mortgage lien with a current unpaid principal balance of approximately $14.0 million.

     The borrower has the option to extend the term of the loan for three one-year periods at no fee.

     ACM holds an 18% interest in the properties which it did not contribute to us in connection with the asset contribution. This interest is used to partially fund a loan loss guarantee by ACM. See “—Participating Interests in Our Investments Retained by ACM” below.

     SMC Portfolio. We originated this $11.5 million mezzanine loan to various entities owned by Sawyer Realty Holdings, LLC in September 2003. The borrowers used the loan proceeds to refinance the existing first mortgage and make certain renovations to this 1,951-unit multi-family residential portfolio consisting of five properties in Baltimore, Maryland.

     The loan bears interest at a variable rate of (1) in the first year, LIBOR plus 5.50%, with a floor of 7.50% (2) in the second year, LIBOR plus 6.50%, with a floor of 8.50% and (3) in the third year, if it is extended, LIBOR plus 7.50%, with a floor of 9.50%. The loan matures in September 2005. Interest payments are due monthly, and the principal balance is due in full upon maturity. In addition, upon maturity or prepayment of the loan, the borrower must pay deferred interest of 1.0% on the principal repaid. The loan is secured by a pledge of the membership interests in the borrowers as well as cash flow from another eight properties with first mortgage financing through ACM’s Fannie Mae DUS lending program. The loan is subordinate to $59.2 million of first mortgage liens held by third party lenders.

     The borrowers have the option to extend the term of the loan for three 12-month periods, the first of which requires a payment of additional interest of 1% of the outstanding principal balance upon such extension.

Preferred Equity Investments

     CDS Texas Portfolio. ACM made this preferred equity investment in December 1998 and contributed it to us upon consummation of the original offering. This investment facilitated the acquisition and renovation of a nine property portfolio (Sea Breeze, Autumn Manor, Malibu, Lake Crest, Santa Fe, La Mesa, Trevino, Apache Arms and Harvard) containing 1,347 units located in Austin and El Paso, Texas. The investment was originally funded in the amount of $11.3 million. Subsequently, the property owner refinanced Lake Crest, Trevino, and Apache Arms and sold Harvard to reduce the principal balance. The current outstanding equity balance is $5.0 million. The properties are also security to debt amounting to $12.8 million held by third party lenders.

     The investment bears a preferred return at a variable rate of six month LIBOR plus 4.50%, with a floor of 9.56%. The investment is required to be repurchased in January 2004 and upon such repurchase, the holder of the preferred interest is entitled to receive an additional preferred return of 2.00%.

     Devonshire Apartments. ACM made this $2.5 million preferred equity investment in January 2002 in Merchant Devonshire Limited Partnership, the owner of a 180-unit multi family residential property in Holyoke, Massachusetts. ACM contributed this investment to us upon consummation of the original offering. The investment proceeds were used in connection with the acquisition of an office building in Hartford, Connecticut for approximately $23.3 million.

     The investment bears a preferred return at a variable rate of LIBOR plus 7.50%, with a floor of 13.50%. The borrower has the option of remitting the preferred return at a pay rate of LIBOR plus 4.50% with a 10.00% floor and to accrue the differential owed. The preferred interest is required to be repurchased in January 2005, although such date may be extended for one, 12-month period without payment of a fee. The property secures a first mortgage lien with a current unpaid principal balance of approximately $5.4 million. In October 2003, this investment, together with all preferred return then due, was repaid in full.

     Dutch Village Preferred Equity. ACM made this $7.1 million preferred equity investment in SRH/LA Chesapeake Apartments, L.P., and Partners of Dutch, Inc. We purchased this investment from ACM on July 1, 2003 with a portion of the net proceeds from the original offering.

     The investment proceeds will be used to acquire a 544-unit multi-family apartment complex located in Baltimore, Maryland. The investment provides a variable rate return of (1) LIBOR plus 4.50%, with a floor of 6.50%, in the first year, (2) LIBOR plus 6.50%, with a floor of 8.50%, in the second year and (3) LIBOR plus 7.50%, with a floor of 9.50%, in the third year. Although the company is required to redeem the preferred equity investment in November 2006, this date may be extended by the company upon the exercise of three one-year extension periods. Upon the redemption, either on the redemption date or prior to such date, of the preferred equity investment, the company is required to pay an additional return of 1.00% on the original investment amount. The property is subject to a first mortgage lien with a current unpaid principal balance of $11.7 million.

     Park Place Apartments. ACM made this $3.9 million preferred equity investment in January 2002 in Santa Ana Park Place Associates LLC, the owner of a 196 unit multi family residential building in Santa Ana, California, that also contains 7 retail units. ACM contributed this investment to us upon consummation of the original offering.

     The investment proceeds were used to acquire and renovate the property. The owner has completed its improvements and currently has the property on the market. The investment bears a preferred return at a fixed rate of 16.00%, compounded monthly, although the owner has the option of remitting the preferred return at a pay rate of LIBOR plus 5.00%, with a 12.00% per annum floor and to accrue the differential owed, which compounds at an aggregate annual rate of 16.00%. The owner is required to repurchase the preferred interest in January 2005, although such date may be extended for one, 12-month period for a fee of $50,000. The property is subject to a first mortgage lien with a current unpaid principal balance of $10.7 million. As security for the investment, Santa Ana Park Place Corp. and K W Properties executed a guarantee in favor of Park Place LLC. In October 2003, this investment, together with all preferred return then due, was repaid in full.

     Schron Portfolio A. ACM made a $19.3 million preferred equity investment in Central Jersey Prime Holdings LLC in May 2003 and contributed it to us upon consummation of the original offering. ACM had originally invested in May 2000 and also had an investment with a related party which was combined with this investment in May 2003. The investment proceeds were originally used to acquire 13 multi-family properties located throughout the state of New Jersey.

     The investment bears a preferred return at a variable rate of LIBOR plus 5.25%, with a floor of 6.75%. The investment must be repurchased in April 2005, although the owner has the option to extend this obligation for three one year periods with no additional return. The properties are subject to a first mortgage lien with a current unpaid principal balance of approximately $189.3 million.

     ACM holds an 18% interest in the properties which it did not transfer to us in connection with the asset contribution. This interest is used to partially fund a loan loss guarantee by ACM. See “—Participating Interests in Our Investments Retained by ACM” below.

     Villages at Gateway. ACM made this $4.3 million preferred equity investment in February 2002 in BP C04 Property Associates, LLC, the owner of a 764 unit multi family residential property in Denver, Colorado. ACM contributed this investment to us upon consummation of the original offering. The owner used the proceeds to acquire and renovate the property. The investment was originally made in two components of $1.5 million and $2.8 million, one of which was repurchased by the owner leaving $2.8 million outstanding.

     The investment bears a preferred return at a variable rate of LIBOR plus 6.00%, with a floor of 10.00%. The equity interest must be repurchased by the owner in March 2004, although the owner has the option to extend the repurchase date for one 12-month period at no additional return, followed by two six-month extensions subject to an additional return of $126,000 for the first and $140,000 for the second extension. The property secures a first mortgage lien with a current unpaid principal balance of approximately $23.4 million.

     Upon repurchase of the interests, the owner must make an additional distribution, depending upon the year of repurchase: $100,240 during the first year, $300,160 during the second year and $529,760 during the third year and beyond. This additional distribution has not been accrued. Upon receipt of this additional distribution, we will allocate a portion of the amount received to our manager pro rata based on the time frame this investment was held by our manager prior to ACM’s asset contribution.

Other Investments

     Albion. ACM originated a $12.5 million bridge loan to Albion Associates, LTD in August 1998. The borrower used the loan proceeds to acquire and renovate a 96 room hotel in Miami Beach, Florida.

     On March 14, 2001, ACM bifurcated the loan, which at that time had an unpaid principal balance of approximately $2.1 million. The A note, totaling $10.0 million, was sold to a third party and was subsequently securitized in the private market. ACM retained the B note, which currently has an unpaid balance of approximately $2.0 million, bears interest at a fixed rate of 7.39% is amortized over 30 years, and matures in September 2023. However, if the loan is not repaid by September 2008, the interest rate is increased by 5.00% and additional provisions regarding the allocations of the borrower’s cash flow become effective. Pursuant to an agreement between ACM and the holder of the A note, the B note is subordinate to the A note with respect to the right to receive payments of interest and principal. In addition, following an event of default, the B note holder is subject to a standstill whereby the B note holder cannot exercise its remedies to realize upon the collateral until such time that all interest, principal, fees and costs are fully repaid to the A note holder.

ACM’s Retained Interests in Our Investments

     At the time of ACM’s origination of three of the assets contributed to us upon consummation of the original offering, the 333 East 34th Street and Schron B mezzanine loans and the Schron A preferred equity investment, each of the property owners related to these investments granted ACM participating interests that share in a percentage of the cash flows of the underlying properties. At the time ACM made the 130 West 30th Street bridge loan also contributed to us, ACM and the borrower also entered into a joint venture in which each partner contributed 50% of the capital and is equally entitled to share in the profits and losses of the venture. Upon contribution of these four investments to us, ACM retained its participating interests in the three investment and its interest in the joint venture with the borrower under the 130 West 30th Street bridge loan, which we refer to collectively as ACM’s retained interests. After each of the related investments is repaid or repurchased, ACM may realize value from the associated retained interests. ACM has agreed that if any portion of the outstanding amount of any of these four investments is not paid at the investment’s maturity or repurchase date, ACM will pay to us, subject to the limitation described below, the portion of the unpaid amount of the investments up to the total amount then received by ACM due to the realization of any retained interests associated with any other of the four investments. However, ACM will no longer be obligated to make such payments to us when the remaining accumulated principal amount of the four investments, collectively, falls below $5 million and none of the four investments is in default.

     The principal amount for each contributed investment protected by this payment obligation is equal to the principal balance of the investment at the time of contribution, plus the investment’s interest expense paid by us in cash since contribution, less the investment income and deferred interest or preferred return received by us in cash since contribution.

Operations

     Our Manager’s Investment Services

     Under the management agreement, ACM is responsible for sourcing originations, providing underwriting services and processing approvals for all loans and other investments in our portfolio. ACM also provides certain administrative loan servicing functions with respect to our loans and investments. We are able to capitalize on ACM’s well established operations and services in each of these areas as described below.

     Origination

     Most of our investments originate from ACM. ACM serves its markets directly through its network of 14 sales offices located in Atlanta, Georgia; Bethesda, Maryland; Bloomfield Hills, Michigan; Boca Raton, Florida; Boston, Massachusetts; Chicago, Illinois; Dallas, Texas; Denver, Colorado; Los Angeles, California; Rochester, New York; San Clement, California; New York, New York; San Francisco, California; and Uniondale, New York. These offices are staffed by approximately 20 loan originators who solicit property owners, developers and mortgage loan brokers. In some instances the originators accept loan applications meeting our underwriting criteria from a select group of mortgage loan brokers. While a large portion of ACM’s marketing effort occurs at the branch level, ACM also markets its products in industry publications and targeted direct mailings. Our manager markets structured finance products as our product offerings using the same methods.

     Once potential borrowers have been identified, ACM determines which financing products best meet the borrower’s needs. Loan originators in every branch office are able to offer borrowers the full array of ACM’s financing products and our structured finance products. After identifying a suitable product, ACM works with the borrower to prepare a loan application. Upon completion by the borrower, the application is forwarded to ACM’s underwriters for due diligence. See “—Underwriting.”

     Underwriting

     Our manager’s loan originators work in conjunction with its underwriters who have the responsibility to perform due diligence on all proposed transactions prior to loan approval and commitment. Upon receipt of each new loan application, the underwriter analyzes it in accordance with the guidelines set forth below in order to determine the loan’s conformance and suitability with respect to those guidelines. In general, ACM’s underwriting guidelines require it to evaluate the following:

•	the historic and in place property revenues and expenses;

•	the potential for near term revenue growth and opportunity for expense reduction and increased operating efficiencies; the property’s location, its attributes and competitive position within its market;

•	the proposed ownership structure, financial strength and real estate experience of the borrower and property management; third party appraisal, environmental and engineering studies;

•	market assessment, including property inspection, review of tenant lease files, surveys of property comparables and an analysis of area economic and demographic trends; review of an acceptable mortgagee’s title policy and an “as built” survey;

•	construction quality of the property to determine future maintenance and capital expenditure requirements; and

•	the requirements for any reserves, including those for immediate repairs or rehabilitation, replacement reserves, tenant improvement and leasing commission costs, real estate taxes and property casualty and liability insurance.

     Key factors considered in credit decisions include, but are not limited to, debt service coverage, loan to value ratios and property, financial and operating performance. Consideration is also given to other factors, such as additional forms of collateral and identifying likely strategies to effect repayment. ACM will refine its underwriting criteria based upon actual loan portfolio experience and as market conditions and investor requirements evolve.

     Investment Approval Process

     ACM applies its established investment approval process to all loans and other investments proposed for our portfolio before submitting each proposal to us for final approval. A written report is generated for every loan or other investment that is submitted to ACM’s seven member credit committee for approval. The presentation includes a description of the prospective borrower and any guarantors, the collateral and the proposed use of investment proceeds, as well as borrower and property consolidated financial statements and analysis. In addition, the presentation summarizes an analysis of borrower liquidity, net worth, cash investment, income, credit history and operating experience. If the transaction is approved by a majority of ACM’s credit committee, it is presented for approval to our credit committee, which consists of our chief executive officer, our chief credit officer, our executive vice president of structured finance and our executive vice president of asset management. All transactions require the approval of a majority of the members of our credit committee, including the vote of our executive vice president of structured finance.

     Following the approval of any such transaction, ACM’s underwriting and servicing departments, together with our asset management group, assure that all loan approval terms have been satisfied and that they conform with lending requirements established for that particular transaction. If our credit committee and independent directors reject the loan and the independent directors allow ACM or one of its affiliates to pursue it, ACM will have the opportunity to execute the transaction. See “Our Manager and the Management Agreement—Rights of First Refusal.”

     Servicing

     ACM services our loans through its internal servicing operations. Our manager currently services an expanding portfolio, consisting of approximately 500 loans with outstanding balances of $2.7 billion through its loan administration department in Buffalo, New York. ACM’s loan servicing operations are designed to provide prompt customer service and accurate and timely information for account follow up, financial reporting and management review. Following the funding of an approved loan, all pertinent loan data is entered into ACM’s data processing system, which provides monthly billing statements, tracks payment performance and processes contractual interest rate adjustments on variable rate loans. Our manager utilizes the operations of its loan administration department to service our portfolio with the same efficiency, accuracy and promptness. ACM also works closely with our asset management group to ensure the appropriate level of customer service and monitoring of these loans.

Our Asset Management Operations

     Our asset management group is comprised of nine employees that comprised the asset management group at ACM. The experience and depth of services of the asset management group enabled ACM to improve the credit quality and yield of its structured finance investments. The asset management group, while at ACM, was responsible for managing over $2.5 billion in assets consisting of more than 500 real estate related investments for ACM. The asset management group has successfully managed numerous transactions, including complex restructurings, refinancings and asset dispositions. Through active participation in the financing and structuring strategies of transactions, many of these transactions have directly created value by generating excess cash flow or by enhancing asset values. Other transactions have dramatically reduced ACM’s financial exposure.

     The professionals that are part of this group are experienced in managing and servicing many types and classes of assets. Because each property and loan is unique, the asset management group, at the point of origination, customizes an asset management plan with the origination and underwriting teams to track the asset from origination through disposition. The asset management group is committed to effectively communicating to senior management the status of transactions against a pre-established plan, enhancing and preserving capital, as well as avoiding litigation and potential exposure. The asset management group also performs frequent site inspections, conducts meetings with borrowers and evaluates and participates in the budgeting process, financial review of operations and the asset’s renovation plans.

     Effective asset and portfolio management is essential to maximizing the performance and value of a real estate/mortgage investment. The asset management group monitors each investment’s operating history and assesses potential financial performance to accurately evaluate and ultimately improve operations and financial viability. As an asset and portfolio manager, the asset management group focuses on increasing the productivity of on site property managers and leasing brokers as well. The asset management group also monitors local economic trends, rental and occupancy rates and property competitiveness within its market.

     Accurate identification of an investment’s current issues and each stockholder’s objectives is important in the loan workout and restructuring process. Since existing management may not have the requisite expertise to effectively implement and manage the workout process, the asset management group determines current operating and financial status of an asset or portfolio and performs liquidity analysis of properties and ownership entities and then identifies and evaluates alternatives in order to maximize the value of an investment.

     Our asset management group continues to provide its services to ACM on a limited basis pursuant to an asset management services agreement between ACM and us. The asset management services agreement will be effective throughout the term of our management agreement and during the origination period described in the management agreement. In the event the services provided by our asset management group pursuant to this agreement exceed by more than 15% per quarter the level anticipated by our board of directors, we will negotiate in good faith with our manager an adjustment to our manager’s base management fee under the management agreement, to reduce the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group.

Operating Policies and Strategies

     Capital and Leverage Policies. Currently, we are financing our acquisition of mortgage assets through the proceeds of the original offering and through borrowings under our credit facility. In the future, we will finance our acquisition of mortgage assets primarily by borrowing against or “leveraging” our existing portfolio and using the proceeds to acquire additional mortgage assets. We expect to incur debt such that we will maintain an equity to assets ratio of up to 20%, although the actual ratio may be lower from time to time depending on market conditions and other factors deemed relevant by our manager. Our charter and bylaws do not limit the amount of indebtedness we can incur, and the board of directors has discretion to deviate from or change our indebtedness policy at any time. However, we intend to maintain an adequate capital base to protect against various business environments in which our financing and hedging costs might exceed interest income (net of credit losses) from our investments. These conditions could occur, for example, due to credit losses or when, due to interest rate fluctuations, interest income on our investments lags behind interest rate increases in our borrowings, which are expected to be predominantly variable rate. See “Risk Factors—Risks Related to our Business.”

     Liabilities. Our investments are financed primarily at short term borrowing rates through warehouse lines of credit, repurchase agreements, loan agreements, commercial paper borrowings and other credit facilities with institutional lenders. Although we expect that commercial warehouse lines of credit and repurchase agreements will be the principal means of leveraging our investments, we may issue preferred stock or secured or unsecured notes of any maturity if it appears advantageous to do so. We have substantially similar credit facilities as those used by ACM to finance the initial assets. These credit facilities are further described under “Liquidity and Capital Resources—Sources of Liquidity.”

     Credit Risk Management. We are exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. We originate or purchase mortgage loans that meet minimum debt service coverage standards established by us. ACM, as our manager, and our chief credit officer review and monitor credit risk and other risks of loss associated with each investment. In addition, ACM seeks to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our board of directors monitors the overall portfolio risk and reviews levels of provision for loss.

     Asset/Liability Management. To the extent consistent with our election to qualify as a REIT, we follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets.

     Hedging Activities. Although ACM has not found it advantageous to enter into hedging transactions in the past, we may enter into such transactions in the future to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as ACM determines is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our status as a REIT. ACM may elect to have us bear a level of interest rate risk that could otherwise be hedged when it believes, based on all relevant facts, that bearing such risk is advisable.

     Disposition Policies. Although there are no current plans to dispose of properties or other assets within our portfolio, ACM evaluates our asset portfolio on a regular basis to determine if it continues to satisfy our investment criteria. Subject to certain restrictions applicable to REITs, ACM may cause us to sell our investments opportunistically and use the proceeds of any such sale for debt reduction, additional acquisitions or working capital purposes.

     Equity Capital Policies. Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Our existing stockholders, including stockholders purchasing in this offering, will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. See “Description of Stock.” We may in the future issue common stock in connection with acquisitions. We also may issue units of partnership interest in our operating partnership in connection with acquisitions of property.

     We may, under certain circumstances, repurchase our common stock in private transactions with our stockholders, if those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT, for so long as the board of directors concludes that we should remain a REIT.

     Conflicts of Interest Policies. We, our executive officers and ACM face conflicts of interests because of our relationships with each other. Mr. Ivan Kaufman is our chief executive officer and the chief executive officer of ACM and serves on our credit committee and the Kaufman entities own approximately 88% of the beneficial equity interest of ACM. Mr. Frederick C. Herbst is our chief financial officer and the chief financial officer of ACM. In addition, Mr. Herbst, two of our executive vice presidents, Mr. Fred Weber and Mr. Daniel M. Palmier, and two of our directors, Mr. Joseph Martello and Mr. Walter Horn, have minority ownership interests in ACM, and Mr. Martello serves as the trustee of a trust through which Mr. Kaufman owns the majority of his ownership interest in ACM and co-trustee of another Kaufman entity that owns an equity interest in ACM.

     We have implemented several policies, through board action and through the terms of our constituent documents and of our agreements with ACM, to help address these conflicts of interest:

•	Our charter requires that a majority of our board of directors be independent directors and that only our independent directors make any determinations on our behalf with respect to the relationships or transactions that present a conflict of interest for our directors or officers.

•	Our board of directors has adopted a policy that decisions concerning our management agreement with ACM, including termination, renewal and enforcement thereof, or concerning any acquisition of assets from ACM or its affiliates or other participation in any transactions with ACM or its affiliates outside of the management agreement must be reviewed and approved by a majority of our independent directors.

•	Our management agreement provides that our determinations to terminate the management agreement for cause or because the management fees are unfair to us or because of a change in control of our manager will be made by a majority vote of our independent directors.

•	Our independent directors will periodically review the general investment standards established for ACM under the management agreement.

•	Our management agreement with ACM provides that ACM may not assign duties under the management agreement, except to certain affiliates of ACM, without the approval of a majority of our independent directors.

•	Our management agreement provides that decisions to approve or reject investment opportunities rejected by our credit committee that ACM or Mr. Kaufman wish to pursue will be made by a majority of our independent directors.

     Other Policies. We intend to operate in a manner that will not subject us to regulation under the Investment Company Act. We may invest in the securities of other issuers for the purpose of exercising control over such issuers and underwrite securities of other issuers, particularly in the course of disposing of their assets.

     Future Revisions in Policies and Strategies. Our board of directors has approved the investment guidelines and the operating policies and the strategies set forth in this prospectus. The board of directors has the power to modify or waive these policies and strategies, or amend our agreements with ACM, without the consent of our stockholders to the extent that the board of directors (including a majority of our independent directors) determines that such modification or waiver is in our best interest or the best interest of our stockholders. Among other factors, developments in the market that either affect the policies and strategies mentioned herein or that change our assessment of the market may cause our board of directors to revise its policies and strategies. However, if such modification or waiver involves the relationship of, or any transaction between, us and our manager or any affiliate of our manager, the approval of a majority of our independent directors is also required. We may not, however, amend our charter to change the requirement that a majority of our board consist of independent directors or the requirement that our independent directors approve related party transactions without the approval of two thirds of the votes entitled to be cast by our stockholders.

Policies With Respect to Certain Other Activities

     Reporting Policies. Generally speaking, we intend to make available to our stockholders certified annual consolidated financial statements and annual reports. After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including audited consolidated financial statements, with the Securities and Exchange Commission.

Our Operating Partnership

     We have organized Arbor Realty Limited Partnership, our operating partnership, as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. We serve as the sole general partner of our operating partnership, and own a 72% partnership interest in our operating partnership represented by operating partnership units that we obtained in exchange for our contribution of the net proceeds of the original offering to our operating partnership. The remaining 28% partnership interest in our operating partnership is owned by ACM. In exchange for the contribution of the initial assets to our partnership, ACM received approximately 3.1 million operating partnership units and 629,000 warrants, each of which entitles ACM to purchase one additional operating partnership unit for two years from the date of issue. ACM’s operating partnership units, including units issued upon exercise of the warrants, each is paired to one share of our special voting preferred stock and is redeemable, at the option of ACM, for cash, or at our election, our common stock, generally on a one for one basis, at any time after the earlier of (1) two years following the closing of the original offering and (2) six months following the effectiveness of the registration statement of which this prospectus is a part. However, ACM is limited at any given time to redeeming (whether for cash or stock) a number of units such that, if we were to issue shares of our common stock to satisfy the redemption right, ACM would not exceed the REIT-related ownership limitations contained in our charter.

Competition

     Our net income depends, in large part, on our manager’s ability to originate structured investments with spreads over our borrowing costs. In originating these investments, our manager competes with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. In addition, there are numerous mortgage REITs with asset acquisition objectives similar to ours, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of mortgage assets suitable for purchase by us. Some of our anticipated competitors are significantly larger than us, have access to greater capital and other resources and may have other advantages over us.

Employees

     We currently have eleven employees, including Mr. Kovarik, our chief credit officer, Mr. Weber, our executive vice president of structured finance, Mr. Palmier, our executive vice president of asset management, and a eight person asset management group. Mr. Kaufman, who serves as our chief executive officer and Mr. Herbst, who serves as our chief financial officer, each of whom is a full time employee of our manager, perform the duties required pursuant to the management agreement with our manager and our bylaws.

Legal Proceedings

     We are not involved in any litigation nor, to our knowledge, is any litigation threatened against us.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Manager

     We have chosen to be externally managed by ACM to take advantage of the existing business relationships, operational and risk management systems, expertise and economies of scale associated with ACM’s current business operations. ACM is a national commercial real estate finance company, which was founded in 1993 as a subsidiary of ANH, an originator and servicer of residential mortgage loans. Our chief executive officer, Mr. Ivan Kaufman, also ACM’s chief executive officer and controlling equity owner, was the co-founder, chairman and majority stockholder of ANH. Under Mr. Kaufman’s direction, ANH grew to 25 branches in 11 states and funded more than $4 billion in loans in its last full year of operations. ANH became a public company in 1992 and was sold to BankAmerica in 1995. As chairman and chief executive officer of ANH, Mr. Kaufman developed significant experience operating and managing a publicly traded company.

     In connection with the sale of ANH, Mr. Kaufman purchased its commercial mortgage lending operations and the rights to the “Arbor” name and retained a significant portion of ANH’s senior management team. This senior management team has guided ACM’s growth from a company originally capitalized with approximately $8.0 million, to its current equity value of approximately $69 million as of September 30, 2003. ACM is now a full service provider of financial services to owners and developers of commercial and multi-family real estate properties. ACM, which has been profitable every year since 1995, originated over $600 million in new loans in 2002 and is currently servicing a portfolio with a principal balance of $2.7 billion.

     ACM’s executive officers and employees have extensive experience in originating and managing structured commercial real estate investments. The senior management team has an average of over 20 years experience in the financial services industry. ACM currently has 130 employees spread among its corporate headquarters in Uniondale, New York and 15 offices located throughout the United States.

     At September 30, 2003, the Kaufman entities beneficially owned approximately 88% membership interest in ACM. Our chief financial officer, our executive vice presidents of structured finance and asset management and our secretary collectively own an approximately 3.5% membership interest in ACM. One of our directors, Mr. Martello, owns an approximately 1.5% membership interest in ACM and serves as the trustee of one of the Kaufman entities that owns a majority of the equity interest in ACM and co-trustee of another Kaufman entity that owns an equity interest in ACM. In exchange for ACM’s contribution of the initial assets and related liabilities to our operating partnership, our operating partnership issued to ACM approximately 3.1 million units of limited partnership interest and 629,000 warrants for additional units of limited partnership interest, each of which are redeemable, at our election, for cash or one share of our common stock. Each of the approximately 3.1 million operating partnership units received by ACM, is paired with one share of our special voting preferred stock that has one vote on all matters submitted to a vote of the stockholders.

     We have granted our non-employee executive officers and other employees of our manager who provide services to us awards of 128,500 shares of restricted stock, representing 1.6% of the number of shares of common stock currently outstanding. Our manager and its employees have a total beneficial ownership in our common stock of approximately 33%, taking into account (1) operating partnership units that are held of record by ACM and that may be acquired by ACM upon exercise of warrants for additional operating partnership units, (2) the restricted stock awards to certain executive officers and employees of our manager who provide services to us and (3) units purchased in the original offering by such individuals and others affiliated with our manager. Our manager is entitled to receive an annual base management fee from us and may receive incentive compensation based on certain performance criteria and certain other fees.

     The executive offices of our manager are located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553 and the telephone number of its executive offices is (516) 832-8002.

Officers of Our Manager

     The following table sets forth certain information with respect to the executive officers of our manager.

Name	Age	Position with Our Manager

Ivan Kaufman Frederick C. Herbst Ronald D. Gaither Walter K. Horn John Caulfield	42 46 45 60 39	Chief Executive Officer and President Chief Financial Officer Chief Operating Officer General Counsel Senior Vice President—Capital Markets

     Ivan Kaufman. Mr. Kaufman has served as our chairman of the board, chief executive officer and president since June 2003. Mr. Kaufman has been chief executive officer and president of ACM since its inception. In 1983, he co-founded ANH and its residential lending subsidiary, Arbor National Mortgage Inc. Under Mr. Kaufman’s direction, ANH grew to 25 branches in 11 states and funded more than $4 billion in loans in its last full year of operations. ANH became a public company in 1992 and was sold to BankAmerica in 1995. As chairman and chief executive officer of ANH, Mr. Kaufman developed significant experience operating and managing a publicly traded company. Mr. Kaufman was named regional “Entrepreneur of the Year” by Inc. Magazine for outstanding achievements in financial services in 1990. He was appointed to the National Advisory Board of Fannie Mae in 1994. Mr. Kaufman has also served on Fannie Mae’s regional advisory and technology boards, as well as the board of directors of the Empire State Mortgage Bankers Association.

     Frederick C. Herbst. Mr. Herbst has served as our chief financial officer since June 2003. Mr. Herbst has been chief financial officer of ACM since joining the company in November 1999. He is a member of ACM’s executive committee and is responsible for all aspects of ACM’s financial operations, including financial reporting, tax planning, budgeting and the appropriate utilization of ACM’s capital. Before joining ACM in 1999, he was chief financial officer with The Hurst Companies, Inc. Previously, Mr. Herbst was controller with The Long Island Savings Bank, FSB, vice president finance with Eastern States Bankcard Association and senior manager with Ernst & Young. Mr. Herbst became a certified public accountant in 1983.

     Ronald D. Gaither. Mr. Gaither is a member of ACM’s executive committee and is the senior credit officer. Before joining ACM in March 1999, he was the chief credit officer for PNC Mortgage Corporation in Chicago. During his tenure, he served on the board of directors of PNC Mortgage Reinsurance Corporation. Mr. Gaither also served on the Affordable Housing Advisory Board with Freddie Mac. Mr. Gaither has held senior management positions with Amerin Guaranty, Prudential Home Mortgage and First Union National Bank.

     Walter K. Horn. Mr. Horn has served as our secretary, general counsel and one of our directors since his appointment in November 2003. Mr. Horn is also a member of ACM’s executive committee and is responsible for providing all legal services for ACM. Previously, Mr. Horn was general counsel with ANH from 1991 until its sale in 1995 and has continued in a similar capacity with ACM. His experience also includes serving as general counsel with Resource One, Inc. and Long Island Trust Company.

     John Caulfield. Mr. Caulfield is a member of ACM’s executive committee and is responsible for all capital markets activities, including interest rate, risk management and secondary marketing activities for ACM. Mr. Caulfield’s responsibilities include the pricing arid selling of Fannie Mae MBS/DUS and conduit loans and managing ACM’s pipeline to ensure timely underwriting and funding. Before joining ACM in 1995, Mr. Caulfield was vice president of secondary marketing with ANH.

The Management Agreement

     We and our operating partnership entered into a management agreement with ACM, pursuant to which ACM has agreed to provide us with structured finance investment opportunities and loan servicing as well as other services necessary to operate our business. We employ only three executive officers and eight individuals who provide asset management services for our portfolio of investments. Our chief executive officer, chief financial officer and our secretary are not our employees. We rely to a significant extent on the facilities and resources of our manager to conduct our operations.

     The management agreement requires our manager to manage our business affairs in conformity with the policies and the general investment guidelines that are approved and monitored by our board of directors. Our manager’s management is under the direction of our board of directors.

     Our directors will periodically review the investment guidelines and our investment portfolio but do not review each proposed investment. In conducting their periodic reviews, the directors rely on information provided to them by our manager. Transactions entered into by our manager may be difficult or impossible to unwind by the time they are reviewed by the directors.

     Mr. Kaufman, our chairman and chief executive officer and Mr. Herbst, our chief financial officer, also serve as chief executive officer and chief financial officer, respectively, of our manager, and we were formed by our manager. As a result, the management agreement was not negotiated at arm’s length and its terms, including fees payable, may not be as favorable to us as if the agreement had been negotiated with an unaffiliated third party. In addition, Walter Horn, who is the general counsel of our manager, became our secretary after the original offering.

Management Services

     Pursuant to the terms of the management agreement, our manager is required to provide a dedicated management team, including a chief executive officer, chief financial officer and secretary, Messrs. Kaufman, Herbst and Horn, respectively, to provide the management services to us, the members of which team will devote such of their time to the management of us as our independent directors reasonably deem necessary and appropriate, commensurate with our level of activity from time to time.

     Our manager is responsible for our day to day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, including, without limitation, the services described below.

Management Oversight

•	Providing executive and administrative personnel, office space and office services required in rendering services to us;

•	Administering our day to day operations and functions necessary to our management as may be agreed upon by our manager and the board of directors, including the collection of interest, fee and other income, the payment of our debts and obligations, the payment of dividends or distributions to our stockholders and maintenance of appropriate back office infrastructure to perform such administrative functions;

•	Serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations for the approval of our board of directors;

•	Counseling us in connection with policy decisions to be made by our board of directors;

•	Using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be reasonable and customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•	Advising us as to our capital structure and capital raising;

•	Coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co investment partners;

•	Communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	Handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day to day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors; and

•	Evaluating and recommending to our board of directors, and engaging in potential hedging activities on our behalf, consistent with our status as a REIT and with the investment guidelines.

Origination and Investment Expertise

•	Building borrower relationships, originating investment opportunities with those borrowers and analyzing and underwriting possible investment opportunities for eventual submission to our credit committee;

•	Assisting us in developing criteria for investment commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate and other real estate related assets; and

•	Investing or reinvesting any money of ours, including investing in short term investments pending investment in long term asset investments.

Regulatory Compliance

•	Assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all consolidated financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act;

•	Taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the REIT provisions of the Code and the Treasury Regulations promulgated thereunder;

•	Counseling us regarding the maintenance of our status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the Treasury Regulations promulgated thereunder;

•	Causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Code and the Treasury Regulations promulgated thereunder and to conduct quarterly compliance reviews with respect thereto;

•	Counseling us regarding the maintenance of our exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act;

•	Causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses; and

•	Using commercially reasonable efforts to cause us to comply with all other applicable laws.

     Pursuant to the management agreement, our manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow our managers’ advice or recommendations. Our manager, its directors and its officers are not liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders for acts performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or breach of their duties under the management agreement and except for claims by manager’s employees relating to the terms and conditions of their employment. Pursuant to the management agreement, we agree to indemnify our manager, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our manager not constituting bad faith, willful misconduct, gross negligence, or breach of duties, performed in good faith in accordance with and pursuant to the management agreement but excluding claims by the manager’s employees relating to the terms and conditions of their employment. Our manager agrees to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our manager constituting bad faith, willful misconduct, gross negligence or breach of its duties under the management agreement and any claims by the manager’s employees relating to the terms and conditions of their employment. Our manager also carries errors and omissions and other customary insurance.

     Term. The management agreement has an initial term of two years and is renewable automatically for an additional one year period every year thereafter, unless terminated with six months’ prior written notice.

     Our Termination Rights. After the initial two-year term, we will be able to terminate the management agreement without cause for any reason upon six months’ prior written notice to ACM. If we terminate the management agreement without cause, or we give ACM notice of non-renewal, in order to manage our operations internally, we will be required to pay our manager a termination fee equal to the base management fee and the incentive compensation earned during the 12-month period preceding the termination. If, without cause, we terminate the management agreement or elect not to renew it for any other reason, including a change of control of us but excluding a change in control of our manager, we will be required to pay a termination fee equal to two times the base management fee and the incentive fee earned during the 12-month period preceding the termination.

     Notwithstanding the paragraph above, if we provide our six month notice of termination without cause because our independent directors have determined that the management fees are unfair, then ACM may agree to perform its management services at the fees our independent directors determine to be fair and the management agreement will not terminate. If ACM does not agree to perform its management services for those fees, or if ACM so agrees but then gives us notice that it wishes to renegotiate the fees, then we and ACM must negotiate in good faith and if we cannot agree on a revised fee structure at the end of our six-month notice period, the agreement will terminate and we must pay the termination fees described above.

     We also have the right to terminate the management agreement for cause upon prior written notice to ACM with the approval of our board of directors including the consenting vote of a majority of our independent directors. In such a case, we would not be required to pay a termination fee. “Cause” is defined as fraud, misappropriation of funds, willful violation of the management agreement, gross negligence, breach by our manager of a material term of the management agreement that is not timely cured, the removal by us of Mr. Ivan Kaufman as our chief executive officer for cause, or a change in control of our manager (other than a change in control because of a public offering of our manager).

     ACM’s Termination Rights. ACM has the right to terminate the management agreement (effective upon expiration of the cure period) upon a breach of a material term of the management agreement by us that is not timely cured. ACM also has the right to terminate the management agreement after the initial two-year term without cause on six months’ prior written notice to us. Except in connection with a change in control of ACM within the first three years as described below, ACM will not be obligated to pay us a termination fee if it terminates or elects not to renew the management agreement.

Change of Control of ACM

     Within the initial two-year term and the first one-year renewal term of the management agreement, if:

•	ACM or its successor elects not to renew or to terminate the management agreement within two years after a change in control of ACM or the execution of an agreement that will cause a change in control of ACM, or

•	ACM gives us a notice of non-renewal or termination, then experiences a change of control or executes an agreement that will cause a change in control of ACM in one year, then ACM or its successor will have to pay us a fee in an amount equal to two times the base management fee and the incentive compensation earned during the 12-month period preceding the termination or non renewal notice.

     We are able to terminate the management agreement upon 30 days’ prior written notice to ACM, without payment of a fee, if:

•	Mr. Kaufman is no longer chief executive officer of ACM, but not by reason of his death, disability or incapacity, or

•	a change of control of ACM occurs.

     As defined in the management agreement, change of control of ACM shall not include any public offering of the capital stock of ACM.

     Assignment. Neither we nor ACM are able to assign its rights or obligations under the management agreement without the consent of the other party. However, ACM may, without our consent, assign the management agreement to an “affiliate” (meaning any entity controlling, controlled by or under common control with ACM, and “control” means the direct or indirect ownership of at least 51% of the beneficial equity interests and voting power of such entity) whose day to day business and operations are managed and supervised by Mr. Kaufman, provided that ACM shall be fully responsible to us for all errors or omissions of such assignee. Our manager is also be permitted to subcontract or assign certain of its duties under the management agreement to any affiliate of our manager that meets the foregoing qualification.

Management Fees and Incentive Compensation

     Since we employ only three executive officers and eight other employees, we rely to a significant extent on the facilities and resources of our manager to conduct our operations. For performing services under the management agreement, ACM receives a base management fee and incentive compensation calculated as described below.

     Base Management Fee. Our manager receives an annual base management fee, payable monthly in arrears in cash, calculated monthly as a percentage of our equity and equal to 0.75% per annum of the equity up to $400 million, 0.625% per annum of the equity between $400 million and $800 million and 0.50% per annum of the equity in excess of $800 million. For purposes of calculating the base management fee, the term “equity” means the month end value computed in accordance with generally accepted accounting principles of (1) total partners’ equity in our operating partnership, plus or minus (2) any unrealized gains, losses or other items that do not affect realized net income.

     Incentive Compensation. Our manager is entitled to receive incentive compensation in installments each fiscal quarter. In addition, our manager is entitled to receive incentive compensation each fiscal quarter in an annual amount equal to the product of:

     (1)  25% of the dollar amount by which:

•	the sum of: (i) our operating partnership’s “Funds From Operations” (before the incentive compensation) per operating partnership unit (based on the weighted average number of operating partnership units outstanding, including operating partnership units issued to us equal to the number of shares of our common stock issued by us) for such quarter and (ii) gains (or losses) from debt restructuring and sales of property per operating partnership unit (based on the weighted average number of units outstanding, including operating partnership units issued to us equal to the number of shares of our common stock issued by us) for such quarter; exceeds
•	the product of (i) the weighted average (based on shares of our common stock and operating partnership units) of (a) the per operating partnership unit book value of the net assets to be contributed by ACM, (b) $15, (c) the offering price per share of any subsequent offerings by us of our common stock and (d) the issue price per operating partnership unit for subsequent contributions to our operating partnership (including shares of common stock issued upon exercise of warrants or options and adjusted for any prior stock dividends or distributions), and (ii) the greater of (x) 9.50% per annum and (y) the ten year U.S. Treasury rate plus 3.50% per annum; multiplied by

(2) the weighted average number of operating partnership units outstanding, including operating partnership units issued to us equal to the number of shares of our common stock issued by us.

     The incentive compensation will be measured in fiscal quarters for the remainder of 2003. Beginning on January 1, 2004, the incentive management fee will be measured over a full fiscal year, subject to recalculation and potential reconciliation at the end of each fiscal year.

     “Funds From Operations” as defined by National Association of Real Estate Investment Trusts means net income, computed in accordance with generally accepted accounting principals, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

As used in calculating the manager’s compensation, the term “Ten Year U.S. Treasury Rate” means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 10 years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by us. If we determine in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than 12 years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by us.

     The management agreement provides that at least 25% of our manager’s incentive compensation is to be paid in shares of our common stock (subject to the ownership limitations contained in our charter) and the balance in cash. However, our manager is able to elect to receive a greater percentage of its incentive compensation in the form of our common stock. We may provide for registration rights for shares of common stock used to pay our manager’s incentive compensation. Under our management agreement, ACM agrees that it may not elect to receive shares of our common stock as payment of its incentive compensation, except in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading). In addition, ACM is not able to receive our stock in payment of fees, whether automatically or by ACM’s election, if it would cause ACM or Mr. Kaufman to beneficially own an amount of our common stock in violation of the ownership limitations in our charter.

     Our manager uses the proceeds from its base management fee in part to pay compensation to its officers and employees who, notwithstanding that some of them are also our officers, receive no direct compensation from us, other than restricted stock that may be granted pursuant to our stock incentive plan.

     For purposes of determining the number of shares to be delivered in satisfaction of the incentive compensation to be paid with our common stock, we will value our shares at the average per share closing price based on the period of 20 days ending on and including the last day of the applicable fiscal quarter.

     In evaluating investments and other management strategies, the opportunity to earn incentive return based on Funds From Operations may lead our manager to place undue emphasis on the maximization of Funds From Operations at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive return. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

Reimbursement of Expenses

     Our manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our manager’s employees, rent for facilities and other “overhead” expenses.

     The expenses required to be paid by us or for which we reimburse our manager include, but are not limited to:

•	legal, accounting and auditing fees and expenses of third parties for services rendered for us that are paid by the manager;

•	the compensation, benefits and expenses of our independent directors and employees;

•	travel and other out of pocket expenses of our employees in connection with the purchase, financing or sale of our investments;

•	the costs of printing and mailing proxies and reports to stockholders;

•	costs to obtain liability insurance to indemnify our directors and officers, the manager and its employees and directors and the underwriters;

•	key man life insurance costs for our chief executive officer; and

•	the compensation and expenses of our custodian and transfer agent, if any.

     We are also required to pay or reimburse our manager for all expenses incurred on behalf of us in connection with:

•	raising of capital or the incurrence of debt,

•	interest expenses,

•	taxes and license fees,

•	litigation and

•	extraordinary or non recurring expenses.

     Expense reimbursements to our manager are be made quarterly.

     Restricted Stock Awards. We have granted to certain executive officers and employees of our manager who provide services to us 127,500 shares of restricted stock pursuant to our stock incentive plan. We have also reserved up to 35,500 shares for future grants to directors, officers and certain of our employees and certain employees of our managers. Two-thirds of the shares granted vested immediately and the remaining one-third will vest ratably over three years. These restricted shares provide a means of performance based compensation in order to provide an additional incentive for our manager’s employees to enhance the value of our common stock.

     Origination Fees. With respect to each bridge loan and mezzanine loan originated during the term of the management agreement, we agreed with ACM that we will (1) pay ACM an amount equal to 100% of the origination fees paid by the borrower to us, up to 1% of the loan’s principal amount, and (2) retain 100% of the origination fees paid by the borrower in excess of 1% of the loan’s principal amount.

     Additional Interest. Under the management agreement, we receive any additional interest and other payments due upon maturity of any loan and fees paid by borrowers under bridge and mezzanine loans originated during the term of the management agreement, except that origination fees are allocated according the agreement described in the paragraph above. We have agreed with ACM that we are entitled to deduct from the applicable monthly installment of the base management fee due to ACM an amount equal to 50% of any otherwise payable additional interest due upon maturity of any of our loans if such interest is waived in accordance with the provision of the applicable loan agreement because the borrower refinances one of our structured finance investments with a Fannie Mae, FHA or conduit commercial loan originated by ACM.

Rights of First Refusal

     ACM and Mr. Kaufman, through his non-competition agreement with us, have granted us a right of first refusal to pursue all opportunities identified by them or their affiliates related to structured finance investments in or with respect to commercial or multi-family real estate properties that are consistent with our investment objectives and guidelines and would not adversely affect our status as a REIT. If such investment opportunities are identified, ACM or Mr. Kaufman, as the case may be, will give our credit committee written notice and description of the investment opportunity. Our credit committee, which will consist of Mr. Kaufman, our chief executive officer, Mr. Weber, our executive vice president of structured finance, Mr. Palmier, our executive vice president of asset management and our chief credit officer, may either accept or reject the investment opportunity by a majority vote. If the committee rejects the opportunity, then ACM or Mr. Kaufman, as the case may be, will be able to present the opportunity to our independent directors. If our independent directors, by majority vote, reject the opportunity and allow ACM or one of its affiliates to pursue it, then ACM or the affiliate, as the case may be, will be able to do so on the same terms offered to us. If the terms of the investment opportunity materially change so that the benefits thereof are materially beneficial to ACM than such terms to us would have been under the transaction described in the original offer, then ACM must offer the revised investment opportunity to our credit committee and, if rejected, to our independent directors, who may again accept or reject the opportunity on our behalf. ACM will be able to pursue the revised opportunity on the terms offered to us if our independent directors reject the revised opportunity and approve ACM’s pursuit of such opportunity.

     During the term of the management agreement, we have agreed not to pursue, and to allow ACM to pursue, among other transactions and investment opportunities, opportunities related to multi-family and commercial mortgage loans that meet the underwriting and approval guidelines of Fannie Mae, FHA and conduit commercial lending programs secured by first liens on real property.

Mr. Kaufman’s Non-Competition Agreement

     Pursuant to his non-competition agreement with us, Mr. Kaufman has also agreed that:

•	as long as he is serving as our chief executive officer or, during the term of the management agreement and the origination period described below, an affiliate of ACM, he will not pursue structured finance lending opportunities (and will refer those opportunities to us), unless our independent board members affirmatively approve the pursuit by ACM or one of its affiliates of structured finance lending opportunities that they have rejected on our behalf, See “—Rights of First Refusal”;

•	if he is no longer an affiliate of ACM and, within the first five years of the term of the management agreement, he is no longer our chief executive officer other than by reason of (1) his termination of his position for good reason, (2) our termination of him without cause, or (3) a change of control of ACM (which shall not be deemed to include any public offering of stock by ACM), he will not engage in the structured finance lending business for a period of one year after the earlier of his departure from us or the regular expiration of the one year origination period described below; and

•	if there is a change of control of ACM within the first three years of the term of the management agreement, and he is no longer an affiliate of ACM and leaves us without good reason in that three year period, he will not engage in the structured finance lending business for one year after the date of his departure from us.

     Mr. Kaufman’s non-competition agreement also prohibits Mr. Kaufman from soliciting our customers or employees during its term.

Origination Period

     For a period of one year following the expiration or termination of the management agreement due to our notice of non-renewal or termination without cause or our manager’s termination for cause:

•	our manager and Mr. Kaufman agree to originate structured finance transactions for us, and

•	we have granted them the exclusive right to provide these origination services to us.

     If we terminate the management agreement for cause (including because of a change in control of the manager), or if the manager terminates or elects not to renew the management agreement without cause, we will be able to accept origination services from others during the origination period.

     With respect to each bridge loan and mezzanine loan originated during the origination period, we have agreed with ACM that we will (1) pay ACM an amount equal to 100% of the origination fees paid by the borrower to us, up to 1% of the loan’s principal amount, and (2) retain 100% of the origination fees paid by the borrower in excess of 1% of the loan’s principal amount.

     We, ACM and, through his non-competition agreement, Mr. Kaufman have also agreed that (1) our right of first refusal to pursue all structured finance investment opportunities regarding commercial or multi-family real estate properties that are identified by ACM, Mr. Kaufman (so long as he is an affiliate of ACM) or their affiliates and (2) ACM’s right of exclusivity regarding Fannie Mae, FHA and conduit commercial lending programs will each continue to apply during the origination period.

     If such structured finance investment opportunities are identified during the origination period, ACM and, so long as he is an affiliate of ACM, Mr. Kaufman will give our credit committee written notice and description of the investment opportunity. Our credit committee will be able to either accept or reject the investment opportunity. If the committee rejects the opportunity, then ACM or Mr. Kaufman, as the case may be, will be able to present the opportunity to our independent directors. If our independent directors, by majority vote, reject the opportunity on behalf of us and approve ACM’s pursuit of that opportunity, then ACM may pursue the opportunity on the same terms offered to us. If the terms of the investment opportunity materially change, then ACM will be able to offer the revised investment opportunity to our credit committee and, if rejected, to our independent directors, who will be able to again be able to accept or reject the opportunity on behalf of us. ACM will be able to pursue the opportunity on the terms offered to us, if our independent directors reject the revised opportunity and approve ACM’s pursuit of such opportunity.

MANAGEMENT

Our Directors and Executive Officers

     Our board of directors consists of seven directors, four of whom are independent directors. See “—Corporate Governance— Board of Directors and Committees.” Pursuant to our charter, the board of directors is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2004, 2005 and 2006, respectively. Upon the expiration of their current terms, directors of each class will be elected to serve a term of three years and until their successors are elected and qualify each year and one class of directors will be elected by the stockholders. The following table sets forth certain information about our directors and executive officers.

Name	Age	Position with Us	Class

Ivan Kaufman	42	Chairman of the Board of Directors, Chief Executive Officer and President	Class II

Frederick C. Herbst	46	Chief Financial Officer and Treasurer

John C. Kovarik	44	Chief Credit Officer

Daniel M. Palmier	42	Executive Vice President—Asset Management

Fred Weber	42	Executive Vice President—Structured Finance

Jonathan A. Bernstein	57	Independent Director	Class I

William Helmreich	58	Independent Director	Class III

C. Michael Kojaian	41	Independent Director	Class II

Melvin F. Lazar	64	Independent Director	Class II

Walter K. Horn	60	General Counsel, Secretary and Director	Class III

Joseph Martello	48	Director	Class I

     Information for each of our executive officers and directors is set forth below. For information regarding Messrs. Kaufman, Herbst and Horn, see “Our Manager and the Management Agreement— Officers of Our Manager.”

     John C. Kovarik. Mr. Kovarik was hired to serve as our chief credit officer in October 2003. From 1997 until October 2003, Mr. Kovarik was Senior Vice President and Chief Credit Officer of RER Resources, a commercial real estate consulting, underwriting and asset management services provider based in Virginia. Mr. Kovarik has over twenty years of experience in credit, financial analysis and commercial real estate underwriting for various types of commercial properties.

     Daniel M. Palmier. Mr. Palmier has served as our executive vice president of asset management since June 2003. He also continues to provide services to ACM in his capacity as a continuing member of ACM’s executive committee. Since 1997, he has been a member of ACM’s executive committee. From 1997 until the consummation of the original offering he directed ACM’s asset management group. Before joining ACM in 1997, Mr. Palmier was a vice president with Lehman Brothers Holdings Inc., where he was involved with asset management, restructuring, refinancing, development, leasing and disposition of commercial, retail and residential properties and mortgages. Mr. Palmier, a certified public accountant, has more than 18 years experience in various aspects of real estate management and practice.

     Fred Weber. Mr. Weber has served as our executive vice president of structured finance since June 2003. He also continues to provide services to ACM in his capacity as a continuing member of ACM’s executive committee. Mr. Weber was employed by ACM from May 1999 until the consummation of the original offering. At ACM, Mr. Weber had been responsible for overseeing ACM’s structured finance and principal transaction groups.

He has been involved in the mortgage banking industry for more than 16 years and has extensive real estate finance and acquisition experience. Mr. Weber is a member of the real estate finance committee of the real estate board of New York. Prior to joining ACM, Mr. Weber was a partner and co-head of the real estate department with Kronish, Lieb, Weiner & Hellman. Previously, Mr. Weber was a partner with the law firm of Weil, Gotschal & Manges.

     Jonathan A. Bernstein. Mr. Bernstein has served as one of our directors since June 2003. Mr. Bernstein is of counsel at Pryor, Cashman, Sherman & Flynn, where he is head of the real estate department, specializing in finance and focusing on real estate investment trusts and structured financing involving real estate. Mr. Bernstein joined Pryor Cashman in 1993. He serves as an advisor to REITs and investment banks in the real estate area. Mr. Bernstein is also the vice chairman of TractManager LLC, an internet based software company, with offices in Saddle Brook, New Jersey and Chattanooga, Tennessee, specializing in contract management in the health care area.

     William Helmreich. Dr. Helmreich has served as one of our directors since June 2003. Dr. Helmreich is the founder, and since 1980, owner and president of Byron Research and Consulting, a market research firm specializing in financial research, political polling, legal consulting, and issues relating to food products and real estate. He is chairman for Academic Affairs for North Shore Hebrew Academy, a member of the Board of Transaction Inc., as well as other not for profit boards, and was, for many years, a senior vice president of Good Earth Teas.

     C. Michael Kojaian. Mr. Kojaian has served as one of our directors since June 2003. Mr. Kojaian is the chief operating officer of the Kojaian group of companies, a national multi-faceted real estate development investment and asset management organization. Before joining Kojaian in 1998, Mr. Kojaian was chairman of the Board of Grubb & Ellis. Prior to that, Mr. Kojaian was Chairman of Dott Industries, a specialized automotive manufacturer. Mr. Kojaian is a member if the board of directors of Flagstar Bank, Grubb & Ellis and the United States President’s Export Council.

     Melvin F. Lazar. Mr. Lazar has served as one of our directors since his appointment in November 2003. Mr. Lazar is the founder of Lazar Levine & Felix LLP, certified public accountants. Mr. Lazar specialized in business valuations and merger and acquisition activities. Mr. Lazar serves on the Board of Directors of Enzo Biochem, Inc., a publicly-held biotechnology company, Active Media Services, Inc., a privately-held corporate barter company, and CECO Environmental Corp., a publicly-held provider of innovative solutions to industrial ventilation and air quality problems.

     Joseph Martello. Mr. Martello has served as one of our directors since June 2003. Mr. Martello is currently chief operating officer of Arbor Management, LLC, the managing member of ACM. From 1995 to 1999, Mr. Martello was chief financial officer of ACM. From 1990 to 1995, Mr. Martello was the chief financial officer of Arbor National Holdings, Inc. Prior to that, he was a senior manager with the international accounting and consulting firm of Ernst & Young for eleven years. Mr. Martello is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants where he is a former executive member of the Board of Directors of the Suffolk County Chapter.

Corporate Governance—Board of Directors and Committees

     Our business is ultimately managed through the oversight and direction of our board of directors, which has established investment guidelines for ACM to follow in its day to day management of our business. At least a majority of our board of directors are “independent,” with independence being defined in our charter, and are nominated by our nominating/corporate governance committee.

     Our board consists of seven directors, three of whom are affiliated with ACM, Messrs. Kaufman, Martello and Horn, and four of whom are “independent” directors, Messrs. Bernstein, Kojaian and Lazar and Dr. Helmreich. The directors keep informed about our business at meetings of the board and its committees and through supplemental reports and communications. Our independent directors expect to meet regularly in executive sessions without the presence of our corporate officers.

     Our board has established four committees, the principal functions of which are briefly described below.

Audit Committee

     Our board of directors has established an audit committee, which is composed of three of our independent directors, Messrs. Bernstein, Lazar and Dr. Helmreich. Mr. Lazar serves as chairman of the audit committee. The audit committee assists the board in overseeing (1) our accounting and financial reporting processes; (2) the integrity and audits of our consolidated financial statements; (3) our compliance with legal and regulatory requirements; (4) the qualifications and independence of our independent auditors; and (5) the performance of our internal and independent auditors.

Compensation Committee

     Our board of directors has established a compensation committee, which is composed of Dr. Helmreich and Mr. Bernstein. Dr. Helmreich serves as chairman of the compensation committee. The principal functions of the compensation committee will be to (1) evaluate the performance of our officers, (2) review the compensation payable to our officers, (3) evaluate the performance of ACM, (4) review the compensation and fees payable to ACM under our management agreement and (5) administer the issuance of any stock issued to our employees or, the employees of ACM who provide services to us.

Nominating/Corporate Governance Committee

     Our board of directors has established a nominating/corporate governance committee, which is composed of Dr. Helmreich and Mr. Bernstein. Dr. Helmreich serves as chairman of the nominating/corporate governance committee. The nominating/corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It will also periodically prepare and submit to the board for adoption the committee’s selection criteria for director nominees. It will review and make recommendations on matters involving general operation of the board and our corporate governance, and annually will recommend to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

Independent Director Committee

     Our board of directors has established an independent director committee, which is composed of all of our independent directors, Messrs. Bernstein, Kojaian and Lazar and Dr. Helmreich. The independent director committee is responsible for considering and voting upon matters as to which the board of directors determines ACM or its affiliates (other than us or our subsidiaries) or any of our directors (other than an independent director) or officers has a conflict of interest, including the approval of transactions between us and ACM.

Director Compensation

     Each of our independent directors are paid a director’s fee of $25,000 per year. Each director who serves as a committee chairman of the audit, compensation or nominating/corporate governance committee is paid an additional fee of $3,000. Each director is also paid a fee of $2,000 for each board or committee meeting that he or she attends. Each director is also paid a fee of $1,000 for each telephone board or committee meeting that he attends. In addition, we reimburse all directors for reasonable out of pocket expenses incurred in connection with their services on the board of directors.

     Our stock incentive plan provides for grants of restricted stock and other equity based awards with respect to our common stock. On July 1, 2003, Messrs. Bernstein, Kojaian, Martello and Dr. Helmreich each received 1,000 shares of our restricted common stock. Upon their appointment to the board, Messrs. Horn and Lazar each received 1,000 shares of our restricted common stock. Two-thirds of the restricted stock granted to these directors vested immediately upon the date of grant and the remaining one-third will vest ratably over three years from the date of grant.

Executive Compensation

     Because our management agreement provides that our manager assumes principal responsibility for managing our affairs, certain of our executive officers, who are employees of our manager, do not receive compensation from us for serving as our executive officers. However, in their capacities as officers or employees of our manager, or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our manager under the management agreement. Mr. Ivan Kaufman, our chairman of the board of directors, president and chief executive officer serves as the chairman and chief executive officer of ACM. Mr. Frederick C. Herbst, our chief financial officer, also serves as chief financial officer of our manager. Walter Horn, our secretary and general counsel also serves as secretary and general counsel of ACM. Each of Messrs. Kaufman, Herbst and Horn receive their compensation from our manager.

     On July 1, 2003, we granted Mr. Kaufman and Mr. Herbst, 120,000 shares and 4,000 shares, respectively, of restricted stock pursuant to our stock incentive plan, two-thirds of which vested immediately and the remaining one-third of which will vest ratably over three years. On November 5, 2003, we granted Mr. Horn 1,000 shares of restricted stock pursuant to our stock incentive plan with the same vesting schedule. Our manager has informed us that, because the services to be performed by its officers or employees in their capacities as such is not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the manager that relates solely to their services to us.

     Three of our officers, Mr. Fred Weber, our executive vice president of structured finance, Mr. Daniel M. Palmier, our executive vice president of asset management and Mr. John C. Kovarik, our chief credit officer, are employed and paid directly by us. Each of Mr. Weber and Mr. Palmier receive annual compensation of $360,000, plus a bonus to be determined at the discretion of our board of directors, which will not exceed $140,000 per year. On July 1, 2003, we granted each of Messrs. Palmier and Weber 7,000 shares of restricted stock pursuant to our stock incentive plan, two-thirds of which vested immediately and the remaining one-third of which will vest ratably over three years. Mr. Kovarik receives annual compensation of $150,000 plus a bonus to be determined at the discretion of our board of directors, which will not exceed $75,000 per year. We began compensating our employee executive officers at the annual rates set forth above upon the commencement of our operations on July 1, 2003.

Mr. Kaufman’s Non-Competition Agreement

     Pursuant to his non-competition agreement with us, Mr. Kaufman has also agreed:

•	not to pursue any structured finance investment opportunities, except if our independent board members affirmatively approve the pursuit by ACM or one of its affiliates of structured finance opportunities that they have rejected on our behalf;

•	if he is no longer an affiliate of ACM and, within the first five years of the term of the management agreement, he is no longer our chief executive officer other than by certain reasons, he will not engage in the structured finance lending business for a period of one year after the earlier of his departure from us or the regular expiration of the one year origination period; and

•	if there is a change of control of ACM within the first three years of the term of the management agreement, and he is no longer an affiliate of ACM and leaves us without good reason in that three year period, he will not engage in the structured finance lending business for one year after the date of his departure from us.

     Mr. Kaufman’s non-competition agreement also prohibits Mr. Kaufman from soliciting our customers or employees during its term. See “Our Manager and the Management Agreement—Mr. Kaufman’s Non Competition Agreement.”

Stock Incentive Plan

     We have adopted the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, referred to in this prospectus as the stock incentive plan, to provide incentives to attract and retain the highest qualified directors, officers, employees, advisors, consultants and other personnel, including our manager and employees of our manager. The stock incentive plan is administered by our full board of directors or a committee appointed by our board of directors.

     The stock incentive plan permits the granting of restricted stock awards. Under the stock incentive plan, 185,000 shares of common stock are reserved for issuance pursuant to restricted stock awards, subject to adjustment upon certain corporate transactions, and 147,500 restricted shares were issued upon consummation of the original offering. The initial awards were made to each of our initial directors, our chief executive officer, our chief financial officer, certain of our employees and certain employees of our manager who provide services to us. The remaining shares were reserved for issuance of restricted stock awards in the future. In addition, 1,000 restricted shares were issued to each of Messrs. Horn and Lazar upon their appointment to the board of directors.

     A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our board of directors or committee may impose at the date of grant. Of the shares subject to the initial awards, two-thirds vested immediately and one-third will vest ratably over three years. Future grants of restricted stock will be subject to vesting schedules as determined by our board of directors or the committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our board of directors or a committee of our board of directors may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares. Although dividends are paid on all restricted stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted stock are prohibited from selling such shares until they vest.

     Our board of directors may amend, alter or discontinue the stock incentive plan, but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the board of directors must obtain approval of the stockholders, for any amendment that would:

•	other than through adjustment as provided in the stock incentive plan, increase the total number of shares of our common stock reserved for issuance under the stock incentive plan; or

•	change the class of officers, directors, employees, consultants and advisors eligible to participate in the stock incentive plan.

     Our board of directors (or a committee appointed by our board of directors to act as administrator of the stock incentive plan) may amend the terms of any award granted under the stock incentive plan, prospectively or retroactively, but, generally may not impair the rights of any participant without his or her consent.

REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS

     In accordance with a registration rights agreement that we entered into with JMP Securities in connection with the original offering, we have filed a shelf registration statement, of which this prospectus is a part, covering the resale from time to time of the offered securities by the selling stockholders. The registration rights agreement is described below. The summary of the registration rights agreement is not complete and is subject to and qualified in its entirety by reference to the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

     Under our registration rights agreement with JMP Securities, we agreed to file with the SEC by December 31, 2003, the shelf registration statement, of which this prospectus forms a part, providing for resale of the offered securities pursuant to Rule 415 under the Securities Act from time to time by the holders of the Offered Securities. We must use our best efforts to cause the shelf registration statement to become effective by December 31, 2003, but in no case later than June 30, 2004.

     We have agreed to maintain the effectiveness of the shelf registration statement until the first to occur of:

•	the disposition of all offered securities under a registration statement or pursuant to Rule 144;

•	the date on which the offered securities are saleable under Rule 144(k) under the Securities Act;

•	the date that is two years after the effective date of the shelf registration statement; or

•	the date on which the offered securities are sold to us.

     We would be obligated to pay additional dividends to the holders of securities that are eligible to be registered under the registration rights agreement if:

•	we had not filed either a registration statement on the appropriate form under the Securities Act providing for the initial public offering of our common stock, referred to as an IPO registration statement, or the shelf registration statement, with the Securities and Exchange Commission by December 31, 2003;

•	an IPO registration statement is filed with the Securities and Exchange Commission but is not declared effective by June 30, 2004;

•	after the earlier of the withdrawal or abandonment of the offering pursuant to the IPO registration statement, we have not filed the shelf registration statement with the SEC prior to the later of December 31, 2002 and 30 days after such withdrawal or abandonment;

•	a sale of our common stock pursuant to an IPO registration statement has not taken place and our shelf registration statement has not been declared effective by June 30, 2004;

•	a sale of our common stock pursuant to an IPO registration statement takes place, after which we are still obligated to file the shelf registration statement, and we do not file the shelf registration statement within 180 days after the completion of the sale of common stock under the IPO registration statement or that shelf registration is not declared effective within 80 days of its filing; or

•	after our IPO registration statement or our shelf registration statement, as applicable, has been declared effective, it ceases to be effective or usable in connection with resales during a period in which it is required to be effective without being immediately succeeded by an additional registration statement or a post-effective amendment to our registration statement.

     We refer to each of the events listed above as a registration failure. During the first quarter immediately following a registration failure, we would be obligated to pay additional dividends at a rate of $.0625 per share of common stock representing or underlying any registrable security, escalating at the end of such quarter and at the end of each quarter thereafter by an additional $.0625 per share, up to a maximum rate of $.25 per share per quarter, until the registration failure is cured. The funds needed to pay the additional dividends are required to be allocated and distributed by us by our operating partnership out of its income. We will pay these additional dividends from additional allocations of income and distributions from our operating partnership to which we will be entitled. Pursuant to the operating partnership agreement, ACM, as a holder of operating partnership units will not have a right to receive any additional dividend paid as a result of a registration failure.

     We agreed to use our best efforts to list the offered securities on The Nasdaq Stock Market unless we qualify and choose to list the offered securities on the New York Stock Exchange, in which case we agreed to use our best efforts to list the offered securities on the New York Stock Exchange. In connection with the listing of the offered securities, JMP Securities agreed to act as a market maker and use its reasonable efforts to engage additional market makers as may be required under the rules of The Nasdaq Stock Market or the New York Stock Exchange, as applicable, until we complete a subsequent underwritten public offering of our common stock.

     Upon an underwritten offering pursuant to a registration statement filed in accordance with the registration rights agreement, holders of our units issued in the original offering agree to the extent requested by us, or an underwriter of our securities, not to sell or otherwise transfer or dispose of any remaining units, shares of common stock or any other securities exchangeable or exercisable for our common stock (other than under such registration statement) during a lock-up period (not to exceed 30 days prior to and 180 days following that offering) to be negotiated between us and the underwriters, subject to certain exceptions and limitations.

Lock-Up Agreements

     In connection with the original offering on July 1, 2003, ACM, members of our senior management and board of directors and certain members of the senior management of ACM have agreed not to offer, pledge, sell contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable for any of our common stock or any right to acquire our common stock, until the earlier of:

•	180 days from the effective date of the shelf registration statement; and

•	two years from the consummation of the original offering, subject to certain exceptions.

     We also agreed not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock, including our units, for a period of 180 days following the completion of the original offering, which was July 1, 2003, subject to certain exceptions.

     JMP Securities, at any time, and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflicts of Interest with Our Manager

     At the consummation of the original offering, ACM contributed the majority of its structured finance portfolio and related liabilities to our operating partnership in exchange for 3,146,724 operating partnership units and 629,345 warrants to purchase additional operating partnership units, representing a 28% limited partnership interest in our operating partnership (without giving effect to the exercise of the warrants).

     Mr. Ivan Kaufman, our chairman and chief executive officer, is also the chief executive officer of ACM. Mr. Kaufman and the Kaufman entities collectively own 88% of the beneficial equity interest of ACM. Mr. Frederick C. Herbst, our chief financial officer, is also the chief financial officer of ACM. Mr. Herbst owns a 0.5% interest in ACM. Mr. Joseph Martello, one of our directors, currently serves as the chief operating officer of ACM. Mr. Martello owns a 1.3% interest in ACM and is also the sole trustee of the Ivan and Lisa Kaufman Family Trust for the benefit of Mr. Kaufman’s family, which owns a 59% interest in ACM, and a co-trustee, along with Mr. Kaufman, of the Ivan Kaufman Grantor Retained Annuity Trust which also owns an equity interest in ACM. Mr. Walter Horn, our secretary and general counsel and one of our directors, currently serves as the general counsel of ACM. Mr. Horn owns a 2.0% interest in ACM.

     Mr. Daniel M. Palmier, our executive vice president of asset management, directed ACM’s asset management group from 1997 until the consummation of the original offering. Mr. Palmier owns a 0.2% interest in ACM. Mr. Fred Weber, our executive vice president of structured finance, was responsible for overseeing ACM’s structured finance and principal transactions group from 1999 until the consummation of the original offering. Mr. Weber owns a 0.9% interest in ACM.

     As a result of the relationships described above, certain matters relating to our organization, some of which are discussed below, were not negotiated at arm’s length, and their terms may not be as favorable to us as if they were negotiated with an unaffiliated third party.

Formation Transactions

Asset Contribution and Guaranty

     ACM contributed the majority of its structured finance portfolio to our operating partnership pursuant to a contribution agreement. The contribution agreement contains representations and warranties concerning the ownership and terms of the structured finance assets it contributed and other customary matters. ACM has agreed to indemnify us and our operating partnership against breaches of those representations and warranties.

     At the time of ACM’s origination of three investments that it contributed to us on July 1, 2003, each of the property owners granted ACM participating interests that share in a percentage of the cash flows of the underlying properties. ACM also made one of the contributed bridge loans to a joint venture in which it had a 50% non-controlling interest. Upon contribution of the structured finance assets, ACM retained these participating and joint venture interests. In connection with its asset contribution, ACM agreed that if any portion of the outstanding amount of any of these four contributed assets is not paid at the its maturity or repurchase date, ACM will pay us, subject to the limitation described below, the portion of the unpaid amount of the contributed asset up to the total amount then received by ACM due to the realization of any profits on its retained interests associated with any other of the four contributed assets. ACM will no longer be obligated to make such payments to us when the remaining accumulated principal amount of the four contributed assets, collectively, falls below $5 million and none of the four contributed assets is in default.

ACM Registration Rights

     We have granted ACM shelf registration rights, or, if such rights are not available, demand registration rights with respect to shares of our common stock that may be issued upon redemption of operating partnership units. Holders of our operating partnership units are entitled to participate in primary or secondary offerings of our common stock with respect to such shares. We have also agreed to certain restrictions on the registration rights that we may grant to any other holder or prospective holder of our securities without the prior written consent of the holders of the majority of the shares of common stock and common stock equivalents representing or underlying the then outstanding securities that are registrable under the registration rights agreements.

Special Voting Preferred Stock

     Each of the approximately 3.1 million operating partnership units received by ACM, as well as each operating partnership unit that may be issued upon exercise of any of the warrants, are, in each case, paired with one share of our special voting preferred stock. Each share of our special voting preferred stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Therefore, ACM is entitled to a number of votes representing approximately 28% of the voting power of all shares entitled to vote on matters submitted to a vote of our stockholders.

Management and Services Agreements

     We and our operating partnership have entered into a management agreement with ACM, pursuant to which ACM provides for the day to day management of our operations. ACM is also required to provide us with a right of first refusal with respect to all structured finance identified by ACM or its affiliates. We have agreed not to pursue, and to allow ACM to pursue, any real estate opportunities other than structured finance transactions. We are required to pay ACM a base management fee and an incentive management fee as well as reimburse ACM for certain of its expenses. See “Our Manager and the Management Agreement” for more information regarding the services ACM provides to us and the fees we pay to ACM.

     We and our operating partnership have also entered into a services agreement with ACM pursuant to which our asset management group provides asset management services to ACM. In the event the services provided by our asset management group pursuant to the agreement exceed by more than 15% per quarter the level of activity anticipated by our board of directors, we will negotiate in good faith with our manager an adjustment to our manager’s base management fee under the management agreement, to reflect the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group. See “Arbor Realty Trust, Inc.—Operations” and “Our Asset Management Operations.”

Non-Competition Agreement

     We have entered into a non-competition agreement with Mr. Kaufman pursuant to which he has agreed not to pursue any structured finance opportunities, unless our independent board members affirmatively approve the pursuit by ACM or one of its affiliates of such opportunities that they have rejected on our behalf. See “Our Manager and the Management Agreement—Mr. Kaufman’s Non Competition Agreement.”

Benefits Participation Agreement

     We have also entered into a benefits participation agreement with ACM, pursuant to which our employees are able to participate in any employee benefit plans maintained by Arbor Management, LLC, ACM’s managing member, for the benefit of ACM employees. Arbor Management charges us an amount equal to its cost of providing benefits to each of our employees.

Restricted Stock Grants under Stock Incentive Plan

     We granted 147,500 restricted shares of common stock under our stock incentive plan upon consummation of the original offering. The initial awards were made to our directors, officers and certain of our employees and certain employees of our manager who provide services to us. In addition, 1,000 restricted shares were issued to Messrs. Horn and Lazar upon their appointment to the board of directors in November 2003.

Related Party Loans and Investments

     ACM has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. We currently have a $16.0 million bridge loan outstanding to the joint venture. There is a limited guarantee on the loan of 50% by our chief executive officer and 50% by the key principal of the joint venture. We have agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million. ACM has also agreed to provide a limited guarantee of the principal amount of this bridge loan as described under “# Asset Contribution and Guaranty.”

     On July 1, 2003, we purchased two mezzanine loans, 130 West 30th Street and The Crossings, and a preferred equity investment, Dutch Village, which collectively represented $13.1 million in assets, based on the assets’ June 30, 2003 book value, from ACM. We used $6.7 million of the net proceeds of the original offering and assumed $6.4 million under our credit facilities in order to acquire these investments from ACM.

     In June 2003, ACM invested approximately $818,000 in exchange for a 12.5% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. This investment was purchased by us from ACM in August 2003. On August 1, 2003, we purchased these two mezzanine loans to this joint venture, 80 Evergreen and 930 Flushing Avenue, from ACM for $6 million in cash, which represented the assets combined book value at July 31, 2003. As of September 30, 2003, we had two mezzanine loans totaling $6.0 million outstanding.

     ACM contributed four investments to us that are secured by properties in which ACM has a participating or joint venture interest in the borrower. Every transaction entered into between us and an entity in which ACM holds equity interests raises a potential conflict of interest. Conflicts of interest with respect to these investments include, among others, decisions regarding (1) whether to waive defaults of such borrower, (2) whether to foreclose on the investment and (3) whether to permit additional financing on the properties securing our investments other than financing provided by us.

     ACM may from time to time provide permanent mortgage loan financing to clients of ours, which will be used to refinance bridge financing provided by us. We and ACM may also make loans to the same borrower or to borrowers that are under common control. Additionally, our policies and those of ACM may require us to enter into intercreditor agreements in situations where loans are made by us and ACM to the same borrower. In addition, we may enter into future transactions with ACM with the approval of our independent directors.

Other Relationships and Related Transactions

     Two of our employees, Daniel M. Palmier, our executive vice president of asset management, and Fred Weber, our executive vice president of structured finance, continue to serve on ACM’s executive committee and provide services to ACM. Messrs. Palmier and Weber do not receive a salary from ACM, but may receive production payments from ACM for originating loans.

     Arbor Management, the managing member of ACM, loaned Mr. Herbst and Mr. Palmier $225,000 and $800,000, respectively, for the purpose of financing a portion of each of their investments in the original offering.

     In 2000 and 2001, ACM paid $65,394 and $85,000, respectively, for legal services rendered, to Pryor, Cashman, Sherman & Flynn, where Mr. Jonathan A. Bernstein, who serves as one of our directors, is of counsel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of each class of capital stock by:

•	each of our directors;

•	each of our executive officers;

•	each holder of five percent or more of each class of our capital stock; and

•	all of our directors and executive officers as a group.

     Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553.

	Number of
	Shares
	Beneficially	Percent of
Name	Owned(1)	Class (2)

Arbor Commercial Mortgage, LLC (3)	3,776,136	31.5%
Ivan Kaufman (4)	3,898,136	32.6%
Perry Partners, L.P.	650,000	7.9%
Watershed Capital Institutional Partners, L.P.	513,000	6.3%
Joseph Martello (5)	6,000	*
Jonathan A. Bernstein (6)	1,000	*
William Helmreich (7)	21,000	*
C. Michael Kojaian (8)	1,000	*
Frederick C. Herbst (9)	24,000	*
Daniel M. Palmier (10)	73,750	*
Fred Weber (11)	12,000	*
Walter K. Horn (12)	8,000	*
Melvin F. Lazar (13)	1,000	*
All directors and officers as a group (10 persons)	4,045,886	33.8%

* Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days of the date hereof. For purposes of the table above, we have also assumed that all units of our operating partnership, Arbor Realty Limited Partnership, held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable).

At the consummation of the original offering, ACM received 3,146,724 operating partnership units and warrants to purchase an additional 629,345 operating partnership units. Each of these operating partnership units held by ACM is paired with one share of our special voting preferred stock, which is entitled to one vote per share on all matters submitted to our stockholders. Each share of special voting preferred stock will be redeemed and cancelled by us upon the redemption of its paired operating partnership unit for shares of our common stock or cash. As this table assumes that all operating partnership units issued to ACM, including those issuable upon exercise of the warrants issued to ACM, have been redeemed for shares of our common stock, we have assumed that the shares of special voting preferred stock to be held by ACM have been redeemed and cancelled by us.

(2)	Shares of common stock subject to options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Shares of common stock issuable upon the redemption of operating partnership units are deemed to be outstanding for computing the percentage of the person holding such operating partnership units but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes shares of our common stock issuable upon redemption of the operating partnership units that are issuable upon exercise of warrants held by ACM.

(4)	Includes shares of our common stock issuable upon redemption of the operating partnership units held by ACM and subject to warrants held by ACM. Mr. Kaufman and his wife are the sole members of Arbor Management, LLC, the managing member of ACM. The Kaufman entities own an 88% Class A membership interest in ACM. Also includes 2,000 shares of our common stock held by Mr. Kaufman’s wife.

(5)	Includes 6,000 shares of our common stock, 5,000 of which Mr. Martello purchased in the original offering, and 1,000 of which were granted to him as restricted shares for his services as a director. Mr. Martello holds a 1.3% Class B membership interest in ACM. For purposes of the SEC beneficial ownership rules, the operating partnership units held by ACM are not deemed to be beneficially owned by Mr. Martello.

(6)	The address for Mr. Bernstein is 333 Earle Ovington Boulevard, Uniondale NY 11553.

(7)	The address for Dr. Helmreich is 333 Earle Ovington Boulevard, Uniondale NY 11553.

(8)	The address for Mr. Kojaian is 333 Earle Ovington Boulevard, Uniondale NY 11553.

(9)	Includes 24,000 shares of our common stock, 20,000 of which Mr. Herbst purchased in the original offering, and 4,000 of which were granted to him as restricted shares for his services as an executive officer. Mr. Herbst holds a 0.5% Class B membership interest in ACM. For purposes of the SEC beneficial ownership rules, the operating partnership units held by ACM are not deemed to be beneficially owned by Mr. Herbst.

(10)	Includes 73,750 shares of our common stock, 66,750 of which Mr. Palmier purchased in the original offering, and 7,000 of which were granted to him as restricted shares for his services as an executive officer. Mr. Palmier holds a 0.2% Class B membership interest in ACM. For purposes of the SEC beneficial ownership rules, the operating partnership units held by ACM are not deemed to be beneficially owned by Mr. Palmier.

(11)	Includes 12,000 shares of our common stock, 5,000 of which Mr. Weber purchased in the original offering, and 7,000 of which were granted to him as restricted shares for his services as an executive officer. Mr. Weber holds a 0.9% Class B membership interest in ACM. For purposes of the SEC beneficial ownership rules, the operating partnership units held by ACM are not deemed to be beneficially owned by Mr. Weber.

(12)	Includes 8,000 shares of our common stock, 7,000 of which he purchased in the original offering, and 1,000 of which were granted to him as restricted shares for his services as a director. Mr. Horn holds a 2.0% Class B membership interest in ACM. For purposes of the SEC beneficial ownership rules, the operating partnership units held by ACM are not deemed to be beneficially owned by Mr. Horn.

(13)	The address for Mr. Lazar is 333 Earle Ovington Boulevard, Uniondale NY 11553.

DESCRIPTION OF STOCK

     The following summary of the material provisions of our stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, or MGCL and our charter and bylaws, copies of which are available upon request. See “Available Information.”

General

     We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the MGCL, our charter and our bylaws.

Authorized Stock

     Our charter provides that we may issue up to 500 million shares of common stock, par value $.01 per share, and 100 million shares of preferred stock, par value $.01 per share. There are approximately 8.2 million shares of common stock issued and outstanding and approximately 3.1 million shares of preferred stock issued and outstanding.

     Under Maryland law, our stockholders are generally not liable for our debts or obligations.

Common Stock

     All shares of our common stock offered hereby are duly authorized and will be validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.

     Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to the vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares of our common stock are not able to elect any directors.

     Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter, however, provides for approval of these matters, except with respect to certain charter amendments, by an affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

     Our charter authorizes our board of directors to increase the number of shares of authorized common stock, to issue additional authorized but unissued shares of our common stock, to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series without stockholder approval.

Preferred Stock

     Our charter authorizes our board of directors to increase the number of authorized shares of preferred stock, to issue additional authorized but unissued shares of our preferred stock, to classify or reclassify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series without stockholder approval. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Special Voting Preferred Stock

     We, our operating partnership and our manager have entered into a pairing agreement. Pursuant to the pairing agreement, each operating partnership unit issued to ACM in connection with the contribution of the initial assets (including operating partnership units issuable upon the exercise of ACM’s warrants for additional operating partnership units) is paired with one share of our special voting preferred stock.

     A holder of special voting preferred stock is not entitled to any regular or special dividend payments or other distributions, including any dividend or other distributions declared or paid with respect to shares of our common stock or any other shares of our stock. A holder of shares of special voting preferred stock is only entitled to receive a $.01 distribution per share in the event of our liquidation, dissolution or redemption of the special voting preferred stock.

     Each share of special voting preferred stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. The holders of special voting preferred stock have no separate class voting rights, except as specifically provided by our charter. We may not issue any additional shares of special voting preferred stock in the future unless such shares are paired with operating partnership units.

     Upon any redemption of an operating partnership unit that is paired with a share of special voting preferred stock in accordance with the redemption provisions of the operating partnership agreement, the share of special voting preferred stock will be redeemed by us and cancelled.

     If we complete a merger transaction in connection with which the holders of operating partnership units either continue to hold interests in our operating partnership or receive partnership interests or other securities of another operating partnership in an “umbrella partnership” REIT structure, then the holders of special voting preferred stock are generally entitled to vote separately as a class on such a merger transaction, unless they receive a voting security comparable to the special voting preferred stock.

Warrants

     The warrants comprising part of the units were issued pursuant to a warrant agreement dated as of July 1, 2003 between us and American Stock Transfer & Trust Company who acts as warrant agent. The following is a brief summary of certain provisions of the warrant agreement and does not purport to be complete and is qualified in its entirety by reference to the warrant agreement including the definitions of certain terms used below.

     Each unit consists of five shares of our common stock, par value $.01 per share, and one warrant that has an initial exercise price of $15 and entitles the holder to purchase one share of our common stock subject to certain anti-dilution adjustments. The warrants are exercisable until 5:00 p.m. New York City time on July 1, 2005. The warrants comprising the units do not become exerciseable, detachable and freely tradeable until after the shares of the common stock comprising the units are registered under the Securities Act and either listed on a national securities exchange or The Nasdaq Stock Market, Inc. The shares of common stock and the warrants comprising the units may not be traded separately until such listing.

     The warrants, held in certificated form, may be exercised by surrendering to the warrant agent the definitive warrant certificates evidencing such warrants, with the accompanying form of election to purchase properly completed and executed, together with payment of the exercise price. Payment of the exercise price may be made (1) in the form of cash or by certified or official bank check payable to the order of us, or (2) by surrendering additional warrants or shares of common stock for cancellation to the extent we may lawfully accept shares of common stock, with the value of such shares of common stock for such purpose equal to the average trading price of the common stock during the 20 trading days preceding the date surrendered and the value of the warrants to equal the difference between such value of a share of common stock and the exercise price.

     No fractional shares of common stock will be issued upon exercise of the warrants. In lieu of any fractional shares of our common stock that would otherwise be issuable upon exercise of the warrants, we will pay the holders the equivalent cash value of the fractional warrants. The holders of the warrants have no right to vote on matters submitted to our stockholders and have no right to receive dividends. The holders of the warrants not yet exercised are not entitled to share in our assets in the event of our liquidation or dissolution, or the winding up of our affairs.

     The exercise price of the warrants will be appropriately adjusted if we (1) pay a dividend or make a distribution on our common stock in shares of our common stock or make certain other dividends or distributions on our common stock (other than cash dividends out of funds legally available therefore), (2) subdivide our outstanding shares of common stock into a greater number of shares, (3) combine our outstanding shares of common stock into a smaller number of shares or (4) issue by reclassification of our common stock any other shares of our stock.

     In the case of our consolidation or merger in which we are not the surviving entity, or our liquidation or the sale of all or substantially all of our assets to another person or entity, each warrant will thereafter be deemed exercised for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger, or sale had the warrants been exercised immediately prior thereto, less the exercise price.

Power to Increase Authorized Stock and Issue Additional Shares of our Common Stock and Preferred Stock

     Our board of directors has the power to increase the number of authorized shares of our preferred and common stock, issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. We believe that this power provides us with flexibility in structuring possible future financings and acquisitions and in meeting other business needs that might arise. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Transfer

     In order for us to qualify as a REIT under the Internal Revenue Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

     Our charter contains restrictions on the ownership and transfer of our common stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT as well as to assist us in complying with ERISA (discussed below in “ERISA Considerations”). The relevant sections of our charter provide that subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.6% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 9.6% by value of our outstanding capital stock. We refer to this restriction as the “ownership limit.” Our charter provisions further prohibit any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT.

     The constructive ownership rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.6% of our outstanding common or capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, less than 9.6% of our outstanding common or capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of these limits on our outstanding stock and thereby subject the stock to the applicable ownership limit.

     Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if it:

•	determines that any exemption from the ownership limit will not jeopardize our status as a REIT under the Internal Revenue Code; and

•	determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856 (d) (2) (B) of the Internal Revenue Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Internal Revenue Code.

     As a condition of our waiver, our board of directors may require an opinion of counsel or an IRS ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status. Additionally, the new ownership limit may not allow five or fewer stockholders to beneficially own more than 50% in value of our outstanding capital stock. Our charter provisions further prohibit:

•	any person from beneficially or constructively owning shares of our stock that would result in us being closely held under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock after January 29, 2004 if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

     Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

     Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit as permitted by our board of directors, then any such purported transfer will be ineffective as to that number of shares in excess of the applicable ownership limit (rounded up to the nearest whole). That number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth above, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our common stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our common stock. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by our board of directors, then our charter provides that the transfer of the excess shares will be void.

     Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the last reported sales price reported on a national securities exchange or the Nasdaq Stock Market on the trading day immediately preceding the day of the event that resulted in the transfer of such shares of our stock to the trust if the shares are then traded) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our common stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such common stock will be paid to the charitable beneficiary.

     If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or as otherwise permitted by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee or owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on a national securities exchange or the Nasdaq Stock Market on the trading day immediately preceding the relevant date if the shares are then traded), and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

     The trustee shall be designated by us and shall be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

     Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion, to:

•	rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

     However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

     Any beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner must, on request, provide us with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner shall, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of our common stock on our status as a REIT and to ensure compliance with the ownership limit, or as otherwise permitted by our board of directors.

     All certificates representing shares of our stock bear a legend referring to the restrictions described above.

     These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

     The transfer agent and registrar for our units, common stock and warrants is American Stock Transfer & Trust Company.

SECURITIES ELIGIBLE FOR FUTURE SALE

     As of the date of this prospectus, we have 8,199,567 shares of our common stock outstanding, 1,610,000 shares authorized for issuance upon exercise of the warrants underlying our units for shares of common stock, and 3,776,069 shares of our common stock authorized for issuance upon redemption of operating partnership units (including 629,345 operating partnership units issuable upon exercise of 629,345 warrants for additional operating partnership units).

     In general, under Rule 144 as currently in effect, if one year has elapsed since the date of acquisition of restricted securities from us or any of our affiliates, the holder of such restricted securities can sell such securities; provided that the number of securities sold by such person within any three month period cannot exceed the greater of:

•	1 % of the total number of securities then outstanding, or

•	the average weekly trading volume of our securities during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

     Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. If two years have elapsed since the date of acquisition of restricted securities from us or any of our affiliates and the holder is not one of our affiliates at any time during the three months preceding the proposed sale, such person can sell such securities in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     We have agreed not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock, including our units, for a period of 180 days following the completion of the original offering on July 1, 2003, subject to certain exceptions. Members of our senior management and directors, ACM and certain members of the senior management of ACM have agreed with us not to offer, pledge, sell contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable for any of our common stock or any right to acquire our common stock, until the earlier of:

•	180 days from the effective date of the shelf registration statement; and

•	two years from the consummation of the original offering, subject to certain exceptions.

     JMP Securities, at any time, and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements.

Registration Rights

     Under our registration rights agreement with JMP Securities, we may suspend sales under the shelf registration statement by the selling stockholders holding offered securities sold under the original offering. For a period not to exceed thirty days in any three month period or ninety days in the aggregate in any twelve month period in the event of:

•	an underwritten offering where we are advised by the representative of the underwriters that the sale of securities pursuant to the shelf registration statement would have a material adverse effect on our underwritten offering; or

•	pending negotiations relating to, or the consummation of, a transaction or the occurrence of an event

•	that would require additional disclosure of material information by us in the shelf registration statement and that has not been so disclosed;

•	as to which we have a bona fide business purpose for preserving confidentiality; or

•	that renders us unable to comply with Securities and Exchange Commission requirements, in each case under circumstances that would make it unduly burdensome to cause the shelf registration statement to become effective or to promptly amend or supplement the shelf registration statement on a post-effective basis, as applicable.

     No assurance can be given as to (1) the likelihood that an active market for our securities will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the securities or (4) the prices that stockholders may obtain for any of the securities. No prediction can be made as to the effect, if any, that future sales of securities, or the availability of securities for future sale, will have on the market price-prevailing from time to time. Sales of substantial amounts of the securities, or the perception that such sales could occur, may adversely affect prevailing market prices of the common stock. See “Risk Factors—Risk Factors Related to the Offering.”

     For a description of certain restrictions on transfers of our securities held by certain of our stockholders, “Plan of Distribution.”

BOOK ENTRY ISSUANCE; THE DEPOSITORY TRUST COMPANY

     The description of book entry procedures in this prospectus includes summaries of some of the rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of our units to (a) qualified institutional buyers pursuant to Rule 144A under the Securities Act, (b) institutional “accredited investors” (as defined in Rule 501 (a) (1), (2), (3), (7), or (8) of the Securities Act) and (c) individual “accredited investors” (as defined in Rule 501 (a) (4), (5), or (6) of the Securities Act). Except as described in the next paragraph, our units were issued only as fully registered securities in the name of Cede & Co. (as nominee for DTC). One fully registered global certificate was issued, representing, in the aggregate, our units sold in reliance on Rule 144A, and was deposited with DTC. One fully registered global unit certificate was issued, representing, in the aggregate, our units sold in reliance on Regulation D, and was deposited with DTC. Our units are represented by the unit certificates, which bear an endorsement representing beneficial ownership of the underlying shares of common stock and the related warrants on deposit with the warrant agent as custodian for the registered holders of our units. Transfer of our units constitute transfer of a holder’s beneficial interest in the shares of common stock and the related warrant. Upon the detachment of the units, the shares of common stock and warrants comprising the units will be represented by one or more fully registered global certificates.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in our units as represented by a global certificate.

     DTC, a subsidiary of Depository Trust & Clearing Corporation, is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC facilitates the clearance and settlement of securities transactions between its participants through its electronic book entry system, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and various other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through DTC’s participants and indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of our units under the DTC system must be made by or through direct participants, which will receive a credit for our units on DTC’s records. The ownership interest of each actual purchaser of each unit, otherwise known as a beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners entered into the transaction. Transfers of ownership interests in our units are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in our units, except as described in this prospectus or in the event that use of the book entry system for our units is discontinued or in certain other limited circumstances.

     To facilitate subsequent transfers, all of our units deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of our units with DTC and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. DTC has no knowledge of actual beneficial owners of our units. DTC’s records reflect only the identity of the direct participants to whose accounts our units are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented thereby for all purposes. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC’s applicable procedures.

     Transfers between participants in DTC will be effected in the ordinary way under DTC rules and will be settled in same day funds. If a holder requires physical delivery of a certificated unit for any reason, including to sell our units to persons in states that require delivery of the units or to pledge our units, the holder must transfer its interest in the global certificate in accordance with the normal procedures of DTC.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to our shares of common stock is limited to the holders of record of our units, in those cases where a vote is required, neither DTC nor Cede & Co. nor such other DTC nominee will consent or vote with respect to our shares of common stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts our units are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distribution payments on our shares of common stock held as part of a unit or directly in book entry form will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC in immediately available funds. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments will be the responsibility of the participant and not of DTC, us or JMP Securities, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is our responsibility, disbursement of the payments to direct participants is the responsibility of DTC and disbursement of the payments to the beneficial owners is the responsibility of direct and indirect participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among direct participants of DTC, DTC is under no obligation to perform or continue to perform the procedures, and the procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to our units at any time by giving reasonable notice to us. Under those circumstances, in the event that a successor securities depository is not obtained, share certificates are required to be printed and delivered. Additionally, we may decide to discontinue use of the system of book entry transfers through DTC (or any successor depository) with respect to our units. In that event, certificates for our units will be printed and delivered.

     Except as otherwise described in this prospectus, a beneficial owner in a global certificate will not be entitled to receive physical delivery of our units. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under our units.

     The information in this section and elsewhere in this prospectus concerning DTC and DTC’s book entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

IMPORTANT PROVISIONS OF MARYLAND LAW AND
OF OUR CHARTER AND BYLAWS

     The following description of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL, our charter and our bylaws.

The Board of Directors

     Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL (currently, one) nor more than nine. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of our entire board of directors. In addition, our charter provides that a majority of our directors are required to be independent.

     Pursuant to our charter, the board of directors is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2004, 2005 and 2006, respectively. Directors of each class will be nominated for three year terms upon the expiration of each three year term and each year one class of directors will be elected by the stockholders. We believe that classification of the board of directors helps to assure the continuity and stability of our business strategies and policies as determined by the board of directors. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock are able to elect all of the successors of the class of directors whose terms expire at that meeting.

     The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, is generally required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change the control of us, even though the tender offer or change in control might be in the best interest of our stockholders.

Removal of Directors

     Our charter provides that a director may be removed only for cause (as defined in the charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Liability and Indemnification of Officers and Directors

     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

     Our charter authorizes us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his status as a present or former director or officer of ours and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of ours and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of ours or a predecessor of ours.

     Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Business Combinations

     Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

     A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

     After the five year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

     These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

     The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combinations (a) between us and ACM or any of its affiliates and (b) between us and any interested stockholder, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such interested stockholder). Consequently, the five year prohibition and the super majority vote requirements do not apply to business combinations between us and any of them. As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and the other provisions of the statute.

     The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

     Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

     Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.

Amendment to Our Charter

     Our charter generally may be amended only by the affirmative vote of the holders of not less than a majority vote of all of the votes entitled to be cast on the matter, with certain exceptions, including provisions regarding classification of our board of directors and our independent directors, that require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

     Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by our board of directors or (iii) by a stockholder of record who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

     The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our charter on classification of our board of directors and removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

OUR OPERATING PARTNERSHIP AGREEMENT

Management

     Arbor Realty Limited Partnership, our operating partnership, has been organized as a Delaware limited partnership. We are the sole general partner of our operating partnership, and we, along with ACM, are initially the sole limited partners. We hold all of our interests in our operating partnership through two wholly owned subsidiaries, Arbor Realty GPOP, Inc., the general partner, and Arbor Realty LPOP, Inc., a limited partner. We own approximately a 72% interest in our operating partnership, and ACM owns the remaining interest of approximately 28%. In the future, additional operating partnership units may be issued to us, to ACM or its affiliates, or to third parties.

     Pursuant to the partnership agreement of our operating partnership, we, as the sole general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions and dispositions of loans and other assets and refinancings of existing indebtedness. No limited partners may take part in the operation, management or control of the business of our operating partnership by virtue of being a holder of operating partnership units. Pursuant to the management agreement between us and ACM, and subject to the oversight of our board of directors, ACM manages our business, including our management and operation of our operating partnership.

     We may not be removed as general partner of the partnership, except that upon our bankruptcy or dissolution, the limited partners may appoint a successor general partner to continue the partnership.

     We are not obligated to consider the interests of the limited partners separately from the interests of our stockholders in deciding whether to cause the operating partnership to take or decline to take any actions.

Transferability of Interests

     General Partner. The partnership agreement provides that we may not sell, assign, transfer, pledge or otherwise dispose of our general partner interest without the consent of the holders of a majority of the limited partnership interests, except for transfers:

•	to a subsidiary of ours; or

•	in connection with our merger into another entity, if the surviving entity contributes substantially all its assets to our operating partnership.

     Limited Partners. The partnership agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the limited partners’ operating partnership units without our consent, which we may give or withhold in our sole discretion. However, an individual partner may transfer his operating partnership units to his immediate family or a trust for his immediate family, without our consent but subject to our right not to admit the transferee as a limited partner in our operating partnership. In addition, the partnership agreement contains other restrictions on transfer of operating partnership units if, among other things, that transfer:

•	would require registration of the partnership units under federal or state securities laws or would require our operating partnership to become a reporting company under the Exchange Act,

•	would cause us to fail to comply with the REIT rules under the Internal Revenue Code, or

•	would cause us to become a publicly traded partnership under the Internal Revenue Code.

Capital Contributions and Borrowings

     We contributed to the partnership all the net proceeds of the original offering of our units to the partnership as our initial capital contribution in exchange for a 72% interest in our operating partnership, 0.1% of which is in the form of a general partner interest, and the remaining 71.9% of which is held as a limited partner interest. ACM contributed the initial assets to the partnership in exchange for the remaining 28% interest in our operating partnership, which is a limited partner interest. In connection with its limited partner interest, ACM also received warrants to purchase additional limited partnership interests for an exercise price of $15 per operating partnership unit. Upon exercise of such warrants by ACM, and in the absence of any additional issuances of operating partnership units or changes in the ownership of our operating partnership, ACM would own approximately a 32% interest in our operating partnership.

     The partnership agreement provides that we may determine that the partnership requires additional funds and that we may:

•	on behalf of the partnership, accept additional capital contributions from existing partners or other persons,

•	cause the partnership to borrow funds from a financial institution or other person,

•	borrow such funds from a lending institution or other person and subsequently lend such funds to the partnership, or

•	directly lend funds to the operating partnership.

     Under the partnership agreement, we are obligated to contribute the proceeds of any offering of stock as additional capital to the partnership. Our operating partnership is authorized to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership’s and our best interests. Partnership interests may be issued for less than their fair market value on the date of issuance in connection with the exercise by ACM of its warrants to acquire operating partnership units, or in connection with our contribution of proceeds that we receive upon the issuance of our stock pursuant to the exercise of stock options or warrants.

     While the limited partners have no preemptive right to make additional capital contributions, the partnership agreement provides that we, as general partner, may make additional capital contributions to the partnership, in exchange for additional operating partnership units or additional assets, as we determine in good faith to be desirable to further the purposes or business of the partnership. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, we may revalue the assets of the partnership to their fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such assets (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a disposition of such assets for such fair market value on the date of the revaluation. Our operating partnership could also issue operating partnership units to ACM or its affiliates, or to third parties, in exchange for assets contributed to or services provided for our operating partnership. Such transactions may give rise to a revaluation of the partnership’s assets and an adjustment to partners’ capital accounts.

     Our operating partnership could also issue preferred partnership interests in connection with acquisitions of assets or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that we own directly or through subsidiaries.

Redemption Rights

     Under the partnership agreement, each limited partner (other than us and any of our subsidiaries that may hold limited partner interests) has the right to redeem their operating partnership units. This right may be exercised at the election of that limited partner by giving us written notice, subject to some limitations. The purchase price for each of the operating partnership units to be redeemed will equal the fair market value of one share of our common stock, calculated as the average of the daily closing prices for the ten consecutive trading days immediately preceding the date of determination, or, if no closing price is available, the fair market value as determined in good faith by the board of directors of the general partner. The purchase price for the operating partnership units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of operating partnership units with respect to which the rights are being exercised.

     No limited partner may exercise its redemption rights if we could not issue stock to the redeeming partner in satisfaction of the redemption (regardless of whether we would in fact do so instead of paying cash) because of the ownership limitations contained in our charter, or if the redemption would cause us to violate the REIT requirements. In addition, no limited partner may exercise the redemption right:

•	for fewer than 500 operating partnership units or, if a limited partner holds fewer than 500 operating partnership units, all of the operating partnership units held by such limited partner,

•	unless permitted by us, more than once each fiscal quarter, or

•	if the issuance of our common stock to satisfy the redemption would be likely to cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock or limited partnership interests for purposes of complying with the Securities Act.

     ACM’s right to cause a redemption of operating partnership units that it holds will not be exercisable until the earlier of (1) two years following the closing of the original offering, and (2) 180 days following the effectiveness the registration statement of which this prospectus is a part.

     The aggregate number of shares of common stock issuable upon exercise of the redemption rights, including redemption rights with respect to operating partnership units that may be issued upon exercise of warrants granted to ACM, is approximately 3.7 million. The number of shares of common stock issuable and the cash amount payable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

Operations

     The agreement allows us to operate the operating partnership in a manner that permits us to qualify as a REIT at all times and to cause the partnership not to take any action that would cause us to incur additional federal income or excise tax liability under the Internal Revenue Code. The partnership agreement also provides that we may not conduct any business other than in connection with the management of the operating partnership’s business, our operations as a REIT and related activities and generally obligates us to own our assets through the operating partnership.

     The operating partnership must reimburse us for all amounts we spend in connection with the partnership’s business, including:

•	expenses relating to our ownership and management of the partnership;

•	the management fees owing to ACM, and the fees or compensation owing to directors, officers and employees; and

•	if we become a public company, the expense of our being a public company.

Allocations

     Profits and losses of our operating partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. In the event, however, that the registration statement of which this prospectus forms a part is not declared effective by June 30, 2004, then the operating partnership will allocate to us, for each quarter that the condition continues, income in the amount of $0.0625 per operating partnership unit that we hold, prior to any other allocations by the partnership. Our operating partnership would have also been obligated to make such an allocation to us had we not filed the registration statement of which this prospectus forms a part by December 31, 2003. The number of operating partnership units that we hold generally corresponds to the number of shares of our common stock outstanding. All of the foregoing allocations are subject to compliance with the provisions of Internal Revenue Code sections 704(b) and 704(c) and Treasury regulations promulgated thereunder.

Distributions

     The partnership agreement provides that our operating partnership makes quarterly cash distributions in amounts determined by us in our sole discretion, to us and other limited partners, generally in accordance with the respective percentage interests of the partners in the partnership. To the extent, however, that the registration statement of which this prospectus forms a part is not declared effective by June 30, 2004, and, as a result, income is specially allocated to us by the operating partnership in the manner and amounts referenced above, then an amount equal to such special allocations will be distributed to us, and available for distribution by us to our stockholders, prior to other distributions by the operating partnership.

     Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Amendments

     Generally, we, as the general partner of our operating partnership, may not amend the partnership agreement without the consent of the holders of the majority of the limited partnership interest, except that without the consent of any limited partner we may amend the agreement to:

•	add to our obligations or surrender our rights, as general partner, under the agreement for the benefit of the limited partners,

•	reflect the issuance of additional partnership units or the admission, substitution, termination or withdrawal of partners in accordance with the partnership agreement,

•	reflect inconsequential changes, cure any ambiguity, correct or supplement any provision not inconsistent with law or another provision of the partnership agreement, or make other changes concerning matters under the agreement not otherwise inconsistent with the law or the agreement,

•	satisfy requirements or guidelines under federal or state law,

•	reflect changes that are reasonably necessary for us, as general partner, to satisfy the REIT requirements or reflect the transfer of partnership interests from us, as general partner, to a subsidiary of ours,

•	modify the manner in which capital accounts are computed but only to the extent set forth in the operating partnership agreement in order to comply with the requirements of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, or

•	issue additional partnership interests in the operating partnership.

     We may not, without the consent of each limited partner adversely affected, make any amendment to the operating partnership agreement that would (1) convert a limited partnership interest into a general partner interest or modify the limited liability of a limited partner, (2) alter the distribution rights or the allocations described in the agreement, or (3) modify the redemption rights.

Exculpation and Indemnification of the General Partner

     The partnership agreement of our operating partnership provides that neither we, as general partner, nor any of our directors and officers are liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if we, our director or our officer acted in good faith.

     In addition, the partnership agreement requires our operating partnership to indemnify and hold us, as general partner, and our directors, officers and any other person we designate, from and against any and all claims arising from operations of the operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

•	the indemnitee actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the indemnitee has reasonable cause to believe that the act or omission was unlawful.

     No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation.

Term

     The partnership will continue until dissolved upon:

•	the general partner’s bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership) or a decree of judicial dissolution under Delaware law;

•	the sale or other disposition of all or substantially all the assets of the partnership;

•	the redemption of all partnership units (other than those held by us or our subsidiaries); or

•	an election by us, in our sole discretion, in our capacity as the general partner.

Tax Matters

     We are the tax matters partner of our operating partnership, and we have the authority to make tax elections under the Internal Revenue Code on behalf of the partnership.

FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material federal income tax consequences relating to the acquisition, holding and disposition of common stock and warrants of Arbor Realty. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Arbor Realty,” “we,” “our” and “us” mean only Arbor Realty Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that the operation of Arbor Realty, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only, and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	holders who receive Arbor Realty common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding Arbor Realty common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

     This summary assumes that investors will hold our common stock and warrants as capital assets, which generally means as property held for investment.

     THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF ARBOR REALTY COMMON STOCK AND WARRANTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING ARBOR REALTY COMMON STOCK AND WARRANTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF ARBOR REALTY COMMON STOCK AND WARRANTS.

Taxation of Arbor Realty

     Arbor Realty intends to elect to be taxed as a REIT, commencing with its initial taxable year ending December 31, 2003, upon the filing of its federal income tax return for that year. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT, and intend to continue to operate in such a manner.

     The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation. We expect to receive the opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that Arbor Realty is organized in conformity with the requirements for qualification as a REIT under the Internal

Revenue Code, and that its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. It must be emphasized that an opinion of counsel is based on various assumptions relating to the organization and operation of Arbor Realty, and is conditioned upon representations and covenants made by the management of Arbor Realty and affiliated entities regarding its organization, assets and the past, present and future conduct of its business operations. While Arbor Realty intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of Arbor Realty, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or Arbor Realty that Arbor Realty will so qualify for any particular year. Counsel will have no obligation to advise Arbor Realty or the holders of Arbor Realty common stock or warrants of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

     Qualification and taxation as a REIT depends on the ability of Arbor Realty to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Arbor Realty’s ability to qualify as a REIT also requires that it satisfies certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by Arbor Realty. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of Arbor Realty’s operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

     Taxation of REITs in General

     As indicated above, qualification and taxation as a REIT depends upon the ability of Arbor Realty to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “Requirements for Qualification—General.” While Arbor Realty intends to operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge its qualification, or that it will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” below.

     Provided that Arbor Realty qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that historically has resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

     The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “Jobs and Growth Act”) was enacted in 2003. Among other provisions, the Jobs and Growth Act generally lowers the rate at which stockholders who are individuals are taxed on corporate dividends, from a maximum of 38.6% (as ordinary income) to a maximum of 15% (the same as long-term capital gains), for the 2003 through 2008 tax years, thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by stockholders from Arbor Realty or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which, pursuant to the Jobs and Growth Act, will be as high as 35% through 2010. See “Taxation of Stockholders – Taxation of Taxable U.S. Stockholders – Distributions.”

     Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “Taxation of Stockholders.”

     If Arbor Realty qualifies as a REIT, it will nonetheless be subject to federal tax in the following circumstances:

•	Arbor Realty will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	Arbor Realty may be subject to the “alternative minimum tax” on its items of tax preference, including any deductions of net operating losses.

•	If Arbor Realty has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•	If Arbor Realty elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” it may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If Arbor Realty fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect the profit margin associated with Arbor Realty’s gross income.

•	If Arbor Realty fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, Arbor Realty will be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

•	Arbor Realty may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “Requirements for Qualification—General.”

•	A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If Arbor Realty acquires appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in the hands of Arbor Realty is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, Arbor Realty may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if it subsequently recognizes gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of Arbor Realty’s subsidiaries could be subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

     In addition, Arbor Realty and its subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on their assets and operations. Arbor Realty could also be subject to tax in situations and on transactions not presently contemplated.

     Requirements for Qualification—General

     The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

     The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Arbor Realty’s charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. Arbor Realty is not required to satisfy conditions (5) and (6) for its initial taxable year ending December 31, 2003.

     To monitor compliance with the share ownership requirements, Arbor Realty is generally required to maintain records regarding the actual ownership of its shares. To do so, Arbor Realty must demand written statements each year from the record holders of specified percentages of its stock in which the record holders are to disclose the actual owners of the shares—i.e., the persons required to include in gross income the dividends paid by Arbor Realty. A list of those persons failing or refusing to comply with this demand must be maintained as part of the records of Arbor Realty. Failure by Arbor Realty to comply with these record-keeping requirements could subject it to monetary penalties. If Arbor Realty satisfies these requirements and has no reason to know that condition (6) is not satisfied, it will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

     Arbor Realty’s ability to satisfy the share ownership requirements depends in part on the relative values of our common stock, special voting preferred stock, and any other classes of stock that might be issued in the future. Although Arbor Realty believes that the stockholder ownership limitations contained in its charter will enable it to meet such requirements, the relative values of its classes of stock have not been determined by independent appraisal, and no assurance can be given that despite compliance with the charter limitations, the relative values of the classes of stock would not be successfully challenged by the IRS so as to cause Arbor Realty to fail such REIT ownership requirements.

     In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Arbor Realty satisfies this requirement.

     Effect of Subsidiary Entities

     Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, Arbor Realty’s proportionate share, based upon its percentage capital interest, of the assets and items of income of partnerships in which it owns an equity interest (including its interest in the operating partnership and its preferred equity interests in lower-tier partnerships), are treated as assets and items of income of Arbor Realty for purposes of applying the REIT requirements described below. Consequently, to the extent that Arbor Realty directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect Arbor Realty’s ability to qualify as a REIT, even though Arbor Realty may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.”

     Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Arbor Realty holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

     In the event that a disregarded subsidiary of Arbor Realty ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than Arbor Realty or another disregarded subsidiary of Arbor Realty—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Arbor Realty’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

     Taxable Subsidiaries. A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary (“TRS”). The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by Arbor Realty and its subsidiaries in the aggregate, and Arbor Realty’s ability to make distributions to its stockholders.

     A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

     Income Tests

     In order to maintain qualification as a REIT, Arbor Realty annually must satisfy two gross income requirements. First, at least 75% of Arbor Realty’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage backed securities), and gains from the sale of real estate assets, as well as income from some kinds of temporary investments. Second, at least 95% of Arbor Realty’s gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

     Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If Arbor Realty receives interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that Arbor Realty acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and Arbor Realty’s income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

     To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

     To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

     Rents received by Arbor Realty will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue. Arbor Realty and its affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Arbor Realty and its affiliates may directly or indirectly provide non customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, Arbor Realty is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. Also, rental income will generally qualify as rents from real property only to the extent that Arbor Realty does not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

     Arbor Realty may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends received by Arbor Realty from a REIT will be qualifying income in Arbor Realty’s hands for purposes of both the 95% and 75% income tests.

     If Arbor Realty fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if it is entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of Arbor Realty to meet these tests was due to reasonable cause and not due to willful neglect, Arbor Realty attaches to its tax return a schedule of the sources of its income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether Arbor Realty would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Arbor Realty, Arbor Realty will not qualify as a REIT. As discussed above under “Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed that is based upon the amount by which Arbor Realty fails to satisfy the particular gross income test.

     Asset Tests

     Arbor Realty, at the close of each calendar quarter, must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of the total assets of Arbor Realty must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

     The second asset test is that the value of any one issuer’s securities owned by Arbor Realty may not exceed 5% of the value of Arbor Realty’s total assets. Third, Arbor Realty may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” having specified characteristics. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 20% of the value of the REIT’s total assets.

     Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset, satisfies the rules for “straight debt,” or is sufficiently small so as not to otherwise cause an asset test violation.

     Any interests held by a REIT in a real estate mortgage investment conduit, or “REMIC,” are generally treated as qualifying real estate assets, and income derived by a REIT from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of the REIT’s interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “Taxation of Stockholders.”

     Arbor Realty believes that its holdings of securities and other assets will comply with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. Independent appraisals have not been obtained, however, to support Arbor Realty’s conclusions as to the value of all of its assets. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that Arbor Realty’s interests in subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset requirements.

     Annual Distribution Requirements

     In order to qualify as a REIT, Arbor Realty is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of the “REIT taxable income” of Arbor Realty (computed without regard to the deduction for dividends paid and net capital gains of Arbor Realty), and

(2)	90% of the net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

     These distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before Arbor Realty timely files its tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by Arbor Realty, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

     To the extent that Arbor Realty distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, it will be subject to tax at ordinary corporate tax rates on the retained portion. Arbor Realty may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, Arbor Realty could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by Arbor Realty. Stockholders of Arbor Realty would then increase the adjusted basis of their Arbor Realty stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

     To the extent that a REIT has any net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “Taxation of Stockholders—Taxation of Taxable U.S. Stockholders.”

     If Arbor Realty fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, Arbor Realty will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which it has paid corporate income tax. Arbor Realty intends to make timely distributions so that it is not subject to the 4% excise tax.

     It is possible that Arbor Realty, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from its subsidiaries, and (b) the inclusion of items in income by Arbor Realty for federal income tax purposes. Potential sources of non-cash taxable income include loans or mortgage-backed securities held by Arbor Realty as assets that are issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which Arbor Realty may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in kind distributions of property.

     Arbor Realty may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Arbor Realty’s deduction for dividends paid for the earlier year. In this case, Arbor Realty may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends. However, Arbor Realty will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

     Failure to Qualify

     If Arbor Realty fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Arbor Realty will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Arbor Realty is not a REIT will not be deductible by Arbor Realty, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to stockholders will generally be taxable in the case of stockholders who are individuals, at preferential rates, pursuant to the Jobs and Growth Act and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Arbor Realty is entitled to relief under specific statutory provisions, Arbor Realty will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Arbor Realty will be entitled to this statutory relief.

     Prohibited Transactions

     Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which Arbor Realty holds a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

     Foreclosure Property

     Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. Arbor Realty does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if Arbor Realty does receive any such income, it intends to make an election to treat the related property as foreclosure property.

     Foreign Investments

     To the extent that Arbor Realty and its subsidiaries hold or acquire any investments and, accordingly, pay taxes, in foreign countries, taxes paid by Arbor Realty in foreign jurisdictions may not be passed through to or used by, its stockholders, as a foreign tax credit or otherwise. Any foreign investments may also generate foreign currency gains and losses. Foreign currency gains are treated as income that does not qualify under the 95% or 75% income tests, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by Arbor Realty directly or through pass-through subsidiaries, or that any such gains will not adversely affect Arbor Realty’s ability to satisfy the REIT qualification requirements.

     Derivatives and Hedging Transactions

     Arbor Realty and its subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of their assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. To the extent that Arbor Realty or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets, any periodic income from the instrument, or gain from the disposition of it, would be qualifying income for purposes of the REIT 95% gross income test, but not for the 75% gross income test. Recently proposed legislation, if enacted, would exclude such income from the REIT 95% gross income test altogether, treating it as neither qualifying nor non-qualifying income for purposes of that test, while not changing the treatment as non-qualifying income for purposes of the 75% income test. To the extent that Arbor Realty hedges with other types of financial instruments or in other situations (for example, hedging interest rate risk on loans held by Arbor Realty or hedges against fluctuations in the value of foreign currencies), the resultant income will be treated as income that does not qualify under the 95% or 75% income tests unless certain technical requirements are met. Proposed legislation, if enacted, would exclude from the REIT 95% income test calculation, but not from the 75% test, foreign currency gains arising from transactions to hedge risks associated with debt incurred to acquire or carry real estate assets. Arbor Realty intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. Arbor Realty may conduct some or all of its hedging activities through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that Arbor Realty’s hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect Arbor Realty’s ability to satisfy the REIT qualification requirements.

     Taxable Mortgage Pools

     An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by Arbor Realty could give rise to TMPs, with the consequences as described below.

     Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. The Treasury Department has not yet issued regulations to govern the treatment of stockholders as described below. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” The REIT’s excess inclusion income would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “Taxation of Stockholders.” To the extent that excess inclusion income were allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

     If a subsidiary partnership, not wholly owned by Arbor Realty directly or through one or more disregarded entities (such as the operating partnership), were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter Arbor Realty’s REIT income and asset test calculations, and could adversely affect its compliance with those requirements. Arbor Realty intends to monitor the structure of any TMPs in which it has an interest to ensure that they will not adversely affect its status as a REIT.

Tax Aspects of Investments in Partnerships

     General

     Arbor Realty may hold investments through entities that are classified as partnerships for federal income tax purposes, including its interest in the operating partnership and the preferred equity interests in lower-tier partnerships. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Arbor Realty will include in its income its proportionate share of these partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Arbor Realty will include its proportionate share of assets held by subsidiary partnerships. See “Taxation of Arbor Realty—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

     Consequently, to the extent that Arbor Realty holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect Arbor Realty’s ability to qualify as a REIT, even though Arbor Realty may have no control, or only limited influence, over the partnership.

     Entity Classification

     The investment by Arbor Realty in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of Arbor Realty’s subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “Taxation of Arbor Realty—Taxable Mortgage Pools.” If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of the assets of Arbor Realty and items of gross income of Arbor Realty would change and could preclude Arbor Realty from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests as discussed in “Taxation of Arbor Realty—Asset Tests” and “—Income Tests,” and in turn could prevent Arbor Realty from qualifying as a REIT. See “Taxation of Arbor Realty—Failure to Qualify,” above, for a discussion of the effect of the failure of Arbor Realty to meet these tests for a taxable year. In addition, any change in the status of any of Arbor Realty’s subsidiary partnerships for tax purposes might be treated as a taxable event, in which case Arbor Realty could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

     Tax Allocations with Respect to Partnership Properties

     Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

     To the extent that any subsidiary partnership of Arbor Realty acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e. non-contributing) partners. These rules may apply to the contribution by Arbor Realty to any subsidiary partnerships of the cash proceeds received in offerings of its stock. As a result, partners, including Arbor Realty, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause Arbor Realty to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect Arbor Realty’s ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

     Taxation of Taxable U.S. Stockholders

     This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a holder of common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

     If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds common stock or warrants issued by Arbor Realty, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of common stock and warrants.

     Distributions. Provided that Arbor Realty qualifies as a REIT, distributions made to its taxable U.S. stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income but will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates (15% maximum federal rate through 2008) applicable to individuals who receive dividends from taxable C corporations pursuant to the Jobs and Growth Act. An exception applies, however, and individual stockholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions.

     In addition, distributions from Arbor Realty that are designated as capital gain dividends will be taxed to stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of Arbor Realty for the taxable year, without regard to the period for which the stockholder has held its stock. A similar treatment will apply to long-term capital gains retained by Arbor Realty, to the extent that Arbor Realty elects the application of provisions of the Internal Revenue Code that treat stockholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to stockholders a corresponding credit for taxes paid by the REIT on such retained capital gains. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Arbor Realty in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Arbor Realty and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Arbor Realty before the end of January of the following calendar year.

     To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “Taxation of Arbor Realty—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor do they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

     If excess inclusion income from a REMIC residual interest or taxable mortgage pool is allocated to any Arbor Realty stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of Arbor Realty—Taxable Mortgage Pools.”

     Dispositions of Arbor Realty Stock. In general, capital gains recognized by individuals upon the sale or disposition of shares of Arbor Realty stock will, pursuant to the Jobs and Growth Act, be subject to a maximum federal income tax rate of 15% for taxable years through 2008, if the Arbor Realty stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if the Arbor Realty stock is held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of Arbor Realty stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Arbor Realty stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Arbor Realty that are required to be treated by the stockholder as long-term capital gain.

     If a stockholder recognizes a loss upon a subsequent disposition of Arbor Realty stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, that, if enacted, would impose significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of Arbor Realty stock, or transactions that might be undertaken directly or indirectly by Arbor Realty. Moreover, you should be aware that Arbor Realty and other participants in transactions involving Arbor Realty (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

     Taxation of Non-U.S. Stockholders

     The following is a summary of certain United States federal income and estate tax consequences of the ownership and disposition of Arbor Realty stock applicable to non-U.S. holders of Arbor Realty stock. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of United States federal income and estate taxation.

     Ordinary Dividends. The portion of dividends received by non-U.S. holders payable out of the earnings and profits of Arbor Realty which are not attributable to capital gains of Arbor Realty and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will generally be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. Reduced treaty rates are not available to the extent that income is excess inclusion income allocated to the foreign stockholder. See “Taxation of Arbor Realty—Taxable Mortgage Pools.”

     In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of Arbor Realty stock. In cases where the dividend income from a non-U.S. holder’s investment in Arbor Realty stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

     Non-dividend Distributions. Unless Arbor Realty stock constitutes a U.S. real property interest (a “USRPI”), distributions by Arbor Realty which are not dividends out of the earnings and profits of Arbor Realty will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of Arbor Realty’s current and accumulated earnings and profits. If Arbor Realty stock constitutes a USRPI, as described below, distributions by Arbor Realty in excess of the sum of its earnings and profits plus the stockholder’s basis in its Arbor Realty stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of Arbor Realty’s earnings and profits.

     Capital Gain Dividends. Under FIRPTA, a distribution made by Arbor Realty to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by Arbor Realty directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, Arbor Realty will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Recently proposed legislation, if enacted, would modify the tax treatment of capital gain dividends distributed by REITs to non-U.S. holders. See “Other Tax Considerations – Legislative or Other Actions Affecting REITs.” Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if Arbor Realty held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan or similarly instrument would not be solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income or withholding tax.

     Dispositions of Arbor Realty Stock. Unless Arbor Realty stock constitutes a USRPI, a sale of the stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of Arbor Realty’s assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

     Even if the foregoing test is not met, Arbor Realty stock nonetheless will not constitute a USRPI if Arbor Realty is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. Arbor Realty believes that it is, and it expects to continue to be, a domestically controlled REIT and, therefore, the sale of Arbor Realty stock should not be subject to taxation under FIRPTA. Because Arbor Realty stock is transferable, however, no assurance can be given that Arbor Realty will be a domestically controlled REIT.

     In the event that Arbor Realty does not constitute a domestically controlled REIT, a non-U.S. holder’s sale of stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) the stock owned is of a class that is “regularly traded,” as defined by applicable Treasury Department regulations, on an established securities market, and (b) the selling non-U.S. holder held 5% or less of Arbor Realty’s outstanding stock of that class at all times during a specified testing period.

     If gain on the sale of stock of Arbor Realty were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

     Gain from the sale of Arbor Realty stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (a) if the non-U.S. holder’s investment in the Arbor Realty stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

     Estate Tax. Arbor Realty stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

     Taxation of Tax-Exempt Stockholders

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its Arbor Realty stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the Arbor Realty stock is not otherwise used in an unrelated trade or business, distributions from Arbor Realty and income from the sale of the Arbor Realty stock should not give rise to UBTI to a tax-exempt stockholder. To the extent, however, that Arbor Realty (or a part of Arbor Realty, or a disregarded subsidiary of Arbor Realty) is a TMP, or if Arbor Realty holds residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be subject to tax as UBTI. See “Taxation of Arbor Realty—Taxable Mortgage Pools.”

     Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501 (c) (7), (c) (9), (c) (17) and (c) (20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from Arbor Realty as UBTI.

     In certain circumstances, a pension trust that owns more than 10% of Arbor Realty’s stock could be required to treat a percentage of the dividends from Arbor Realty as UBTI, if Arbor Realty is a “pension-held REIT.” Arbor Realty will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of Arbor Realty’s stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of Arbor Realty’s stock, collectively owns more than 50% of such stock. Certain restrictions on ownership and transfer of Arbor Realty’s stock should generally prevent a tax-exempt entity from owning more than 10% of the value of Arbor Realty’s stock, or Arbor Realty from becoming a pension-held REIT.

     Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning Arbor Realty stock.

     Tax Aspects of Warrants

     Allocation of Purchase Price Between the Shares and the Warrants. For U.S. Federal income tax purposes, your acquisition of a unit will be treated as an acquisition of a unit consisting of two components: five shares of common stock and a warrant to purchase one share of common stock. The purchase price for each unit will be allocated between those components in proportion to their respective fair market values at the time of purchase, and such allocation will establish your initial tax basis in the common shares and the warrant that comprise each unit.

     Sale or Exchange of Warrants. Upon the sale or exchange of a warrant, a warrant holder generally will recognize taxable capital gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of property received in exchange therefor, and (ii) the warrant holder’s tax basis in the warrant, as described above. Capital gain or loss recognized by a warrant holder upon the sale or exchange of a warrant generally will be long-term capital gain or loss if the holding period with respect to the warrant is more than one year.

     Exercise of Warrants. A warrant holder generally will not recognize taxable gain or loss upon the exercise of a warrant by paying the exercise price in cash. The warrant holder’s adjusted tax basis in the shares received upon exercise will equal the sum of the warrant holder’s tax basis in the warrant immediately prior to exercise plus the exercise price. Similarly, a warrant holder should not recognize taxable gain or loss to the extent it exercises a warrant and pays the exercise price with shares of Arbor Realty common stock. In that case, the basis of the newly acquired shares would include the basis of the shares surrendered in exchange therefor.

     The tax treatment of a warrant holder that elects to pay the exercise price by surrendering additional warrants for cancellation (a “Cashless Exercise”) is uncertain. Such an exercise may, for example, be treated as a tax-free recapitalization, in which case a warrant holder’s tax basis in the common stock received would equal the tax basis in the surrendered warrants. It is also possible that a Cashless Exercise could be treated as a taxable exchange in which gain or loss should be recognized. Due to the absence of authority as to the federal income tax treatment of a warrant holder making a Cashless Exercise, there can be no assurance which, if any, of the alternative tax consequences described above, or of other possible characterizations of a Cashless Exercise, would be adopted by the IRS or a court of law. Accordingly, warrant holders should consult their tax advisors as to the tax consequences of making a Cashless Exercise.

     Lapse of Warrants. The lapse or expiration without exercising a warrant generally will result in a capital loss to the warrant holder equal to the warrant holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitation. This capital loss will be a long-term capital loss if the holding period with respect to such warrant is more than one year.

     Holding Period. The holding period for shares received upon exercise of a warrant will begin on the day after the warrant is exercised. To the extent that a warrant is exercised using common stock owned by the warrant holder, the holding period of the common stock received on exercise will include the holding period of the shares surrendered.

     As discussed above, the tax consequences of a warrant holder making a Cashless Exercise are uncertain. If such an exercise is tax free because it qualifies as a tax-free recapitalization, the holding period of such common stock would include the holding period of the surrendered warrants. If such an exercise is taxable, then the holding period for the shares actually received upon the exercise of warrants would begin on the day after the warrants are exercised and would not include the period during which the warrants were held.

     Disposition of Shares Issued Upon Exercise of a Warrant. Upon a taxable disposition of shares issued upon exercise of warrants, a warrant holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of other property received, and (ii) the warrant holder’s adjusted tax basis in the shares. Such gain or loss generally will be long-term capital gain or loss if the holding period with respect to such shares is more than one year.

     Adjustments to the Warrants. Pursuant to the terms of the warrants, the exercise price is subject to adjustment from time to time upon the occurrence of specified events. These adjustments should not give rise to a deemed taxable exchange of the warrants to the extent such adjustments are pursuant to the original terms of the warrants. However, under certain circumstances, a change in conversion ratio or any transaction having a similar effect on the interest of a warrant holder may be treated as a taxable distribution with respect to any warrant holder whose proportionate interest in the earnings and profits of the Company is increased by such change or transaction (even though no cash is received).

Other Tax Considerations

     Legislative or Other Actions Affecting REITs

     The recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the rates at which individuals are taxed on capital gains (a maximum rate of 15% replaces the prior maximum rate of 20%, through 2008), and gains from the stock of REITs are eligible for the reduced rates. Tax rates for individuals on dividends received from taxable C corporations were also reduced (with the maximum rate falling from 38.6% to 15% for tax years through 2008), although dividends received from REITs would generally continue to be taxed at regular ordinary income rates (now at a maximum rate of 35% through 2010). See “Taxation of Stockholders – Taxation of Taxable U.S. Stockholders – Distributions.” This change in the tax treatment of dividends could cause investors to perceive investments in REITs to be comparatively less attractive than investments in other corporations, which could adversely affect the value of the stock of REITs, including Arbor Realty.

     Recently proposed legislation would modify the tax treatment of capital gain dividends distributed by REITs to non-U.S. stockholders. See “Taxation of Stockholders –Taxation of Non-U.S. Stockholders – Capital Gain Dividends.” The proposed legislation would treat capital gain dividends received by a non-U.S. stockholder in the same manner as ordinary income dividends, provided that (1) the capital gain dividends are received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the non-U.S. stockholder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain dividends are received. Another proposal would modify the effect of specified types of hedging income on the REIT 95% gross income requirement. See “Taxation of Arbor Realty – Derivatives and Hedging Transactions.” These proposals would apply to taxable years beginning after the date of enactment.

     The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, or in what form, the legislative proposals described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in Arbor Realty.

State, Local and Foreign Taxes

     Arbor Realty and its subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. Arbor Realty owns interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of Arbor Realty and its stockholders may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by Arbor Realty would not pass through to stockholders as a credit against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in common stock and warrants of Arbor Realty.

ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended or ERISA, and Section 4975 of the Internal Revenue Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans (as defined in Section 4975 (e) (1) of the Internal Revenue Code) that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of such a plan’s investment in such entities, each of (a), (b) and (c), a Plan and (d) persons who have certain specified relationships to Plans (referred to as “parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the plans investing in the general account (for example, through the purchase of an annuity contract), and such insurance company might be treated as a party in interest with respect to a plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA, and ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions between a plan and parties in interest or disqualified persons with respect to such plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code.

     ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving plan assets and parties in interest and disqualified persons, unless a statutory or administrative exemption is available. Parties in interest and disqualified persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

     In addition, under Department of Labor Regulation Section 2510.3 101, 29 C.F.R. 2510.3-101 (the “Plan Assets Regulation”), the purchase with plan assets of equity interests in us would cause our assets to be deemed plan assets of the investing Plan which, in turn, would subject us and our assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code unless an exception to this regulation is applicable.

     One exception under the Department of Labor’s Plan Assets Regulation provides that an investing Plan’s assets will not include any of the underlying assets of an entity if at all times less than 25% of each class of “equity” interests in the entity is held by “benefit plan investors.” The term “Benefit Plan Investor” is defined to include any (1) “employee benefit plan” (as defined in Section 3 (3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign pension plans and church plans, (2) “plan” (as defined in Section 4975 (e) (1) of the Internal Revenue Code), whether or not subject to Section 4975 of the Internal Revenue Code, including without limitation individual retirement accounts and Keogh plans or (3) entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in such entity, including without limitation, as applicable, an insurance company general account. The offered securities will be treated as “equity interests” in us for purposes of the Plan Assets Regulation and there can be no assurance that the value of the offered securities held by Benefit Plan Investors will be less than 25% of the total value of offered securities at the completion of this offer or thereafter. No monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. Certain transactions involving us could be deemed to constitute direct or indirect prohibited transactions if our assets were deemed to be “plan assets” of plans acquiring the offered securities.

     Another exception under the Plan Assets Regulation provides that an investing plan’s assets will not include any of the underlying assets of an entity if the class of “equity” interests in question are “publicly offered securities,” defined as securities that are (1) held by 100 or more investors who are independent of the issuer and each other, (2) freely transferable, and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of an offering of securities to the public under an effective registration statement under the Securities Act and the class of securities of which that security is part is registered under the Exchange Act within the requisite time.

     Accordingly, prior to the time that the offered securities qualify as “publicly offered securities” pursuant to the plan assets regulation or until another exception to the regulation is applicable, investors using assets of Plans subject to ERISA or Section 4975 of the Internal Revenue Code (including, as applicable, assets of an insurance company general account) will not be permitted to acquire the offered securities and each investor will be deemed to have represented to us that it is not, and is not using of, a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     Any investor that is, or is using assets of, a Plan that is subject to Title I of ERISA or Section 4975 of the Code is required to contact us before purchasing any offered securities to determine whether the offered securities qualify, at that time, as “publicly offered securities” or whether some other exception to the Plan Assets Regulation applies.

     Any purchaser that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c), the Department of Labor issued final regulations (the “General Account Regulations”) providing that the assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401 (c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered securities without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401 (a) and 501 (a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

SELLING STOCKHOLDERS

               The units were originally issued and sold by us in the original offering on July 1, 2003. 1,327,989 of these units were sold to JMP, as initial purchaser, and were simultaneously resold by JMP in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchaser to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), to a limited number of institutional “accredited investors” (as defined in Rule 501 (a) (1), (2), (3), (7) or (8) under the Securities Act). The remaining 282,011 units were sold directly by us to individual “accredited investors” (as defined in Rule 501 (a) (4), (5) or (6) under the Securities Act). Certain investors in the original offering included institutions and persons affiliated with JMP and us. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the offered securities. The term selling stockholders includes the holders listed below and the beneficial owners of the offered securities and their transferees, pledgees, donees or other successors.

               The following table sets forth information, as of October 8, 2003, with respect to the selling stockholders and offered securities beneficially owned by each selling stockholder that may be offered pursuant to this prospectus.

	Number of Units	Percentage of Class	Number of Units
	Beneficially Owned	Beneficially Owned	Beneficially Owned
Selling Securityholder	and Offered (1)	Before Resale	after Resale

Holders of Units (Unaffiliated with the Company)
Alan L. Stein and Ruth S. Stein	3,333	*	0
Anthony Avila & Jacquelyn Avila	250	*	0
Archon Partners LP	9,210	*	0
Ascend Offshore Fund, LTD	17,485	1.1%	0
Ascend Partners LP	2,542	*	0
Ascend Partners Sapient LP	4,973	*	0
Barbara Meltzer	1,333	*	0
Bay Pond Partners, L.P.	71,900	4.4%	0
Boston Partners Asset Management, L.P.	28,000	1.7%	0
Boston Provident Partners, L.P.	7,550	*	0
BP Institutional Partners, L.P.	450	*	0
BP Real Estate Investments, Inc.	19,100	1.2%	0
Bricoleur Capital Management, LLC	50,000	3.0%	0
Central States Southeast & Southwest Areas Pension	12,900	*	0
Condor Partners LP	13,570	*	0
Craig R. Johnson & Nichola Jo Johnson	3,600	*	0
Cumber International	4,745	*	0
Cumberland Benchmarked Partners, L.P.	6,742	*	0
Cumberland Partners	33,912	2.1%	0
Cuong Q. Dinh	200	*	0
David R. Wilmerding, III	20,000	1.2%	0
Eric Lippe	4,000	*	0
Farallon Capital Institutional Partners, L.P.	56,500	3.5%	0
Farallon Capital Institutional Partners II, L.P.	5,400	*	0
Farallon Capital Institutional Partners III, L.P.	7,500	*	0
Farallon Capital Partners, L.P.	57,900	3.5%	0
Farbitrage Partners	6,000	*	0
Financial Stocks Capital Partners II L.P.	36,000	2.2%	0
First Financial Fund, Inc.	77,000	4.7%	0
Franklin Microcap Value Fund	45,000	2.7%	0
Fredericks Investments, LP	781	*	0
Gary M. Meltzer	1,000	*	0
Gerald L. Tuttle, Jr.	200	*	0

	Number of Units	Percentage of Class	Number of Units
	Beneficially Owned	Beneficially Owned	Beneficially Owned
Selling Securityholder	and Offered (1)	Before Resale	after Resale

Goldman Sachs Asset Management Foundation	950	*	0
Gruber & McBaine International	6,500	*	0
Harvest Opportunity Partners II, L.P. (2)	41,200	2.5%	0
Harvest Opportunity Partners Offshore Fund, Ltd. (2)	2,300	*	0
HG Holdings Ltd.	62,447	3.8	0
HG Holdings II Ltd.	10,901	*	0
Hunter Global Investors Fund I L.P.	43,152	2.6	0
Hunter Asset Management, LP	6,700	*	0
J. Andrews Harris V Family Trust	2,000	*	0
James E. Thayer, Jr.	2,000	*	0
Jon Christopher Baker	20,000	1.2%	0
Jon. D. Gruber & Linda W. Gruber	6,666	*	0
Joseph Jolson & Kathleen Jolson	60,000	3.7%	0
KBW Asset Management	12,200	*	0
Kenneth C. Haupt	666	*	0
Kenneth R. Fitzsimmons & Jane Z Fitzsimmons	5,333	*	0
Kensington Realty Income Fund LP	10,170	*	0
Kensington Strategic Realty Fund	73,640	4.5%	0
Kevin Richard McClelland	200	*	0
Kayne Anderson Income Partners, L.P.	2,000	*	0
Kayne Anderson REIT Fund, LP	18,666	1.1%	0
Lagunitas Partners LP	20,200	1.2%	0
Lewis S. Meltzer	3,333	*	0
Lion Gate Capital	3,000	*	0
Logos Partners, L.P.	6,000	*	0
Lois K. Jolson	1,000	*	0
Longview Partners B, L.P	7,934	*	0
Louis Scowcroft Peery Charitable Foundation	400	*	0
Miami University Endowment	575	*	0
Miami University Foundation	575	*	0
Michael Ashner & Susan Ashner	6,683	*	0
Michael T. O’Brien	2,000	*	0
Neese Family Equity Investments Ltd.	550	*	0
Northern Arizona University Foundation, Inc.	225	*	0

	Number of Units	Percentage of Class	Number of Units
	Beneficially Owned	Beneficially Owned	Beneficially Owned
Selling Securityholder	and Offered (1)	Before Resale	after Resale

Perry Partners, L.P.	130,000	7.9%	0
Peter T. Paul Living Trust	13,333	*	0
Precept Capitol Master Fund, GP	3,000	*	0
Prism Partners I, L.P.	12,500	*	0
Prism Partners II Offshore Fund	12,500	*	0
Richard A. Jolson, MD	5,500	*	0
Richard J. Johnson	2,500	*	0
Richard Reichler	400	*	0
Rock-Tenn Company	1,425	*	0
Saw Island Partners	3,600	*	0
Seneca Capital Management LLC	38,400	2.3%	0
Sharon Meltzer	1,000	*	0
SVS Taube Family Foundation	125	*	0
Taube Family Trust	125	*	0
The Pickard Family Trust	2,600	*	0
The Tatrall School Endowment	125	*	0
Thomas Joseph Palmieri	1,333	*	0
Tinicum Partners, L.P.	2,700	*	0
United Capital Management, Inc.	3,500	*	0
Varedus Partners L.P.	10,000	*	0
Wasatch Funds, Inc. for Wasatch Small Cap Value Fund	75,025	4.6%	0
Watershed Capital Institutional Partners, L.P.	102,600	6.3%	0
Watershed Capital Partners, L.P.	27,400	1.7%	0
Wendy S. Bolton	1,435	*	0
William Lippe	4,666	*	0
Willow Creek Capital Partners	12,000	*	0
Willow Creek Offshore Fund	24,000	1.5%	0
WRS Advisors III, LLC	6,650	*	0
			0
Holders of Units (Affiliated with the Company)			0
Allen Josephs (3)	25,999	1.6%	0
Anita Kaufman Family Partnership LP (4)	667	*	0
Daniel M. Palmier (5) (6)	13,350	*	0
Erica Josephs (7)	2,000	*	0
Fred Weber (5)(8) and Chaya Weber	1,000	*	0
Frederick C. Herbst (5)(9)	4,000	*	0
Guy Robert Milone, Jr. (5)(10)	100	*	0
John Natalone (10)	200	*	0
Joseph Martello (5)(11)	1,000	*	0
Karen A. Till (18)	100	*	0

	Number of Units	Percentage of Class	Number of Units
	Beneficially Owned	Beneficially Owned	Beneficially Owned
Selling Securityholder	and Offered (1)	Before Resale	after Resale

Lisa Kaufman (12)	400	*	0
Marie A. Esposito (10)	200	*	0
Paul F. Morehouse Jr. (10)	666	*	0
Terence F. Baydala (10)	67	*	0
Walter K. Horn (11)(13)	1,400	*	0
William B. Helmreich (5)(11)	4,000	*	0
Total Number of Units Offered:	1,602,833	97.7%	--

*	Represents less than 1%

(1)	The units consist of five shares of common stock and one warrant to purchase an additional share of common stock. The warrants comprising the units do not become exerciseable, detachable and freely tradeable until after the shares of the common stock comprising the units are registered under the Securities Act and either listed on a national securities exchange or The Nasdaq Stock Market, Inc. The shares of common stock and the warrants comprising the units may not be traded separately until such listing. See “Description of Stock—Warrants.” Upon the effectiveness of this registration statement and upon the listing of shares of the common stock comprising the units on a national securities exchange or The Nasdaq Stock Market, Inc., selling securityholders will be able to trade 8,014,165 shares of common stock comprising the units and 1,602,833 warrants comprising the units.

(2)	Harvest Opportunity Partners Offshore Fund, Ltd. and Harvest Opportunity Partners II, L.P. are funds managed by JMP Asset Management LLC, an affiliate of JMP, the initial purchase in the original offering.

(3)	Mr. Josephs is the father-in-law of Ivan Kaufman, our chairman of the board, chief executive officer and president.

(4)	Anita Kaufman Family Partnership LP is a limited partnership controlled by Ms. Kaufman, the mother of Ivan Kaufman, our chairman of the board, chief executive officer and president.

(5)	The securityholder has agreed with us, pursuant to a lock-up agreement, not to offer, pledge, sell contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable for any of our common stock or any right to acquire our common stock, until the earlier of 180 days from the effective date of the shelf registration statement and two years from the consummation of the original offering on July 1, 2003, subject to certain exceptions.

(6)	Mr. Palmier is our Executive Vice President—Asset Management.

(7)	Ms. Josephs is the mother-in-law of Ivan Kaufman, our chairman of the board, chief executive officer and president.

(8)	Mr. Weber is our Executive Vice President—Structured Finance.

(9)	Mr. Herbst is our Chief Financial Officer and Treasurer.

(10)	These individuals are non-executive employees of Arbor Commercial Management, LLC, our manager.

(11)	Messrs. Horn, Martello and Dr. Helmreich are members of our board of directors.

(12)	Ms. Kaufman is the wife of Ivan Kaufman, our chairman of the board, chief executive officer and president.

(13)	Mr. Horn is our General Counsel and Secretary.

Natural Person or Persons
with Voting or Dispositive
Selling Securityholder	Power

Alan L. Stein and Ruth S. Stein	Alan L. Stein
Allen Josephs	*
Anita Kaufman Family Partnership LP	Anita Kaufman
Anthony Avila & Jacquelyn Avila	*
Archon Partners LP	Paul Gray
David McGanney
Joel Beam
Ascend Offshore Fund, LTD	Malcolm Fairbairn
Ascend Partners LP	Malcolm Fairbairn
Ascend Partners Sapient LP	Malcolm Fairbairn
Barbara Meltzer	*
Bay Pond Partners, L.P.	*
Boston Partners Asset Management, L.P.	*
Boston Provident Partners, L.P.	Orin S. Kramer
BP Institutional Partners, L.P.	Orin S. Kramer
BP Real Estate Investments, Inc.	*
Bricoleur Capital Management, LLC	*
Central States Southeast & Southwest Areas Pension	*
Condor Partners LP	Paul Gray
David McGanney
Joel Beam
Craig R. Johnson & Nichola Jo Johnson	Craig Johnson
Cumber International	Bruce G. Wilcox
Cumberland Benchmarked Partners, L.P.	Bruce G. Wilcox
Cumberland Partners	Bruce G. Wilcox
Cuong Q. Dinh	*
Daniel M. Palmier	*
David R. Wilmerding, III	*
Eric Lippe	*
Erica Josephs	*
Farallon Capital Institutional Partners, L.P.	Farallon Partners
Farallon Capital Institutional Partners II, L.P.	Farallon Partners
Farallon Capital Institutional Partners III, L.P.	Farallon Partners
Farallon Capital Partners, L.P.	Farallon Partners
Farbitrage Partners	Richard Kayne
Financial Stocks Capital Partners II L.P.	Steven N. Stein
John M. Stein
First Financial Fund, Inc.	*
Franklin Microcap Value Fund	Bruce Baughman
Fredericks Investments, LP	Dick Fredericks
Fred Weber and Chaya Weber	*
Frederick C. Herbst	*
Gary M. Meltzer	*
Gerald L. Tuttle, Jr.	*
Goldman Sachs Asset Management	*
Foundation

Natural Person or Persons
with Voting or Dispositive
Selling Securityholder	Power

Gruber & McBaine International	Jon D. Gruber
J. Patterson McBaine
Guy Robert Milone, Jr.	*
Harvest Opportunity Partners Offshore Fund, Ltd.	Joseph Jolson
Harvest Opportunity Partners II, L.P.	JMP Asset Management
HG Holdings Ltd.	Duke Buchan III
HG Holdings II Ltd.	Duke Buchan III
Hunter Asset Management, LP	*
Hunter Global Investors Fund I L.P.	Duke Buchan III
J. Andrews Harris V Family Trust	Robert McLean
Murray Bodine
James E. Thayer, Jr.	*
John Natalone	*
Jon Christopher Baker	*
Jon. D. Gruber & Linda W. Gruber	*
Joseph Jolson & Kathleen Jolson	Joseph Jolson
Joseph Martello	*
Karen A. Till	*
KBW Asset Management	Michael T. O’Brien
Kenneth C. Haupt	*
Kenneth R. Fitzsimmons & Jane Z. Fitzsimmons	*
Kensington Realty Income Fund LP	Paul Gray
David McGanney
Joel Beam
Kensington Strategic Realty Fund	Paul Gray
David McGanney
Joel Beam
Kevin Richard McClelland	*
Kayne Anderson Income Partners, L.P.	Richard Kayne
Kayne Anderson REIT Fund, LP	Richard Kayne
Lagunitas Partners LP	Jon D. Gruber
J. Patterson McBaine
Lewis S. Meltzer	*
Lion Gate Capital	*
Lisa Kaufman	*
Lois K. Jolson	*
Logos Partners, L.P.	Clark M. Lehman
Longview Partners B, L.P	Bruce G. Wilcox
Louis Scowcroft Peery Charitable Foundation	*
Marie A. Esposito	*
Miami University Endowment	*
Miami University Foundation	*
Michael Ashner & Susan Ashner	*
Michael T. O’Brien	*

Natural Person or Persons
with Voting or Dispositive
Selling Securityholder	Power

Neese Family Equity Investments Ltd.	*
Northern Arizona University Foundation, Inc.	*
Paul F. Morehouse Jr.	*
Perry Partners, L.P.	Richard Perry
Peter T. Paul Living Trust	Peter T. Paul
Precept Capitol Master Fund, GP	D. Blair Baker
Prism Partners I, L.P.	*
Prism Partners II Offshore Fund	*
Richard A. Jolson, MD	*
Richard J. Johnson	*
Richard Reichler	*
Rock-Tenn Company	*
Saw Island Partners	R. Bruce Mosbacher
Seneca Capital Management LLC	*
Sharon Meltzer	*
SVS Taube Family Foundation	*
Taube Family Trust	*
Terence F. Baydala	*
The Pickard Family Trust	W. Jeffers Pickard
The Tatrall School Endowment	*
Thomas Joseph Palmieri	*
Tinicum Partners, L.P.	Farallon Partners
United Capital Management, Inc.	*
Varedus Partners L.P.	Veredus Asset Management
Walter K. Horn	*
Wasatch Funds, Inc. for Wasatch Small Cap Value Fund	*
Watershed Capital Institutional Partners, L.P.	*
Watershed Capital Partners, L.P.	*
Wendy S. Bolton	*
William B. Helmreich	*
William Lippe	*
Willow Creek Capital Partners	*
Willow Creek Offshore Fund	*
WRS Advisors III, LLC	Bill Mack

*	The securityholder has informed us that there is no natural person with voting or investment power over the respective units.

               Except as indicated above, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. Because the selling stockholders may, pursuant to this prospectus, offer all or some portion of the offered securities, no estimate can be given as to the amount of the securities that will be held by the selling stockholders upon termination of any such sales. In addition, the selling stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information regarding their securities, in transactions exempt from the registration requirements of the Securities Act.

               In connection with the original offering, ACM, members of our senior management and board of directors and certain members of the senior management of ACM agreed not to offer, pledge, sell contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable for any of our common stock or any right to acquire our common stock, without the consent of JMP until the earlier of 180 days after the date of effectiveness of the registration statement of which this prospectus is a part or two years from the consummation of original offering, subject to certain exceptions. JMP may, at any time, release all or a portion of the securities subject to the foregoing lock-up provisions.

PLAN OF DISTRIBUTION

     We are registering the securities covered by this prospectus pursuant to our agreement to register the offered securities in accordance with the terms of a registration rights agreement that we entered into with the initial purchaser for the benefit of the selling stockholders in connection with the original offering. The registration of the offered securities, however, does not necessarily mean that any of the securities will be offered or sold by the selling stockholders or their respective donees, pledgees or other transferees or successors in interest under this prospectus.

     The sale of the securities by any selling stockholder, including any donee, pledgee or other transferee who receives securities from a selling stockholder, may be effected from time to time by selling them directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the selling stockholder or may purchase from the selling stockholder all or a portion of the securities as principal, and sales may be made pursuant to any of the methods described below. These sales may be made on any securities exchange on which our common shares are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated.

     The securities may also be sold in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules promulgated by the National Association of Securities Dealers, or stock exchange rules;

•	ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such securities; and

•	sales in other ways not involving market markers or established trading markets, including direct sales to purchasers. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate.

     Broker-dealers will receive commissions or other compensation from the selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated.

     The distribution of the securities also may be effected from time to time in one or more underwritten transactions at a fixed price or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a “best efforts” or a “firm commitment” basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the securities. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker-dealer acting in connection with the proposed sale of securities by the selling stockholders. Each of the selling stockholders that is an affiliate of a broker-dealer has advised us that (i) each of them, respectively, purchased the securities to be offered by them pursuant to this prospectus in the ordinary course of its or his, as the case may be, business and (ii) that, at the time of the purchase of those securities, they did not have any agreement or understanding, directly or indirectly, with any person, or any intent, to distribute the securities. We will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act upon being notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. This supplement will disclose, among other information:

•	the name of the selling stockholders and of participating brokers and dealer(s);

•	the number of securities involved;

•	the price at which the securities are to be sold;

•	the commissions paid or the discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

     The selling stockholders and any underwriters, or brokers-dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act, may apply to their sales in the market.

     From time to time, the selling stockholders may pledge their securities pursuant to the margin provisions of their customer agreements with their brokers. Upon default by a selling stockholder, the broker may offer and sell such pledged securities from time to time. Upon a sale of the securities, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling stockholders default under any customer agreement with brokers.

     In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licensed broker-dealers. We have agreed to pay all expenses incident to the offering and sale of the securities, other than commissions, discounts and fees of underwriters, broker-dealers or agents. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act.

     The selling stockholders have agreed to indemnify us, our officers and trustees and each person who controls (within the meaning of the Securities Act) or is controlled by us, against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering with respect to written information furnished to us by the selling stockholders.

LEGAL MATTERS

     Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and Venable LLP, Baltimore, Maryland.

EXPERTS

     The consolidated financial statements of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002 and the financial statements of Mezzobridge Funding LLC as of and for the year ended December 31, 2000, each appearing in this prospectus and registration statement have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the “Commission”) relating to this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and consolidated financial statements included with the registration statement. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. You may read and copy the registration statement, the related exhibits and other material we file with the Commission at the Commission’s public reference room in Washington, D.C. at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Commission. The website address is http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Arbor Realty Trust, Inc. at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553, Attention: Frederick C. Herbst.

     Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the Commission. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We will report our consolidated financial statements on a year ended December 31. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

INDEX TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

All other schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or notes thereto

Arbor Realty Trust, Inc. and Subsidiaries

Consolidated Balance Sheet

September 30,
2003

(unaudited)
Assets:
Cash	$10,393,612
Loans and investments, net	214,237,458
Related party loans, net	26,000,000
Investment in equity affiliates	817,542
Other assets	3,940,961

Total assets	$255,389,573

Liabilities and stockholders equity:
Notes payable and repurchase agreements	$91,913,811
Other liabilities	5,917,600

Total liabilities	97,831,411

Minority interest	44,309,289
Commitments and contingencies	—
Stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 3,146,724 shares issued and outstanding	31,467
Common stock, $0.01 par value: 500,000,000 shares authorized; 8,197,567 shares issued and outstanding	81,976
Additional paid – in capital	112,685,669
Retained earnings	1,074,587
Deferred compensation	(624,826)

Total stockholders’ equity	113,248,873

Total liabilities and stockholders equity	$255,389,573

See notes to consolidated financial statements.

Arbor Realty Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

Three Months Ended
September 30, 2003

(unaudited)
Revenue:
Interest income	$4,664,115
Other income	6,375

Total revenue	4,670,490

Expenses:
Interest expense	721,854
Employee compensation and benefits	446,845
Stock based compensation	1,587,674
Selling and administrative	133,304
Management fee	293,734

Total expenses	3,183,411

Income before minority interest	1,487,079
Income allocated to minority interest	412,492

Net income	$1,074,587

Basic earnings per common share	$.13

Diluted earnings per common share	$.13

See notes to consolidated financial statements.

Arbor Realty Trust, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

For the Three Months Ended September 30, 2003
(unaudited)

	Preferred	Preferred	Common	Common	Additional
	Stock	Stock Par	Stock	Stock Par	Paid – in	Deferred	Retained
	Shares	Value	Shares	Value	Capital	Compensation	Earnings	Total

Balance—July 1, 2003	—	$—	67	$1	$1,004	$—	$—	$1,005
Issuance of preferred stock	3,146,724	31,467						31,467
Issuance of common stock			8,197,500	81,975	110,472,165			110,554,140
Deferred compensation					2,212,500	(2,212,500)		—
Stock based compensation						1,587,674		1,587,674
Net income							1,074,587	1,074,587

Balance— September 30, 2003	3,146,724	$31,467	8,197,567	$81,976	$112,685,669	$(624,826)	$1,074,587	$113,248,873

See notes to consolidated financial statements.

Arbor Realty Trust, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Three Months
Ended
September 30,
2003

(unaudited)
Operating activities:
Net income	$1,074,587
Adjustments to reconcile net income to cash provided by operating activities
Stock based compensation	1,587,674
Minority interest	412,492
Changes in operating assets and liabilities:
Other assets	(3,940,961)
Other liabilities	5,917,600

Net cash provided by operating activities	5,051,392

Investing activities:
Loans and investments originated, net	(38,387,740)
Payoffs and paydowns of loans and investments	11,226,923
Investments in equity affiliates	(817,542)

Net cash used in investing activities	(27,978,359)

Financing activities:
Proceeds from notes payable and repurchase agreements	—
Payoffs and paydowns of notes payable and repurchase agreements	(77,266,033)
Issuance of preferred stock	31,467
Issuance of common stock	110,555,145

Net cash provided by financing activities	33,320,579

Net increase in cash	10,393,612
Cash at beginning of period	—

Cash at end of period	$10,393,612

Non cash investing and financing items:
Loans and investments, net contributed	$213,076,639

Notes payable and repurchase agreements contributed	$169,179,843

Supplemental cash flow information:
Cash used to pay interest	$483,370

See notes to consolidated financial statements.

Arbor Realty Trust, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended September 30, 2003
(unaudited)

NOTE 1 -DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Arbor Realty Trust, Inc. (the “Company”) is a Maryland corporation that was formed in June 2003 to invest in real estate related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate related assets. The Company conducts substantially all of its operations through the operating partnership, Arbor Realty Limited Partnership (“ARLP”).

On July 1, 2003 Arbor Commercial Mortgage, LLC (“ACM”) contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity in exchange for a commensurate equity ownership in ARLP. In addition, certain employees of ACM were transferred to ARLP. These assets, liabilities and employees represent a substantial portion of ACM’s structured finance business (the “SF Business”). The Company is externally managed and advised by ACM and pays ACM a management fee in accordance with a management agreement. ACM also sources originations, provides underwriting services and services all structured finance assets on behalf of ARLP.

On July 1, 2003 the Company completed a private equity offering of units, each consisting of five shares of common stock and one warrant to purchase one share of common stock. Gross proceeds from the private financing totaled $120.2 million. Gross proceeds from the private financing combined with the concurrent equity contribution by ACM totaled approximately $164.1 million in equity capital. The Company paid offering expenses of $9.6 million resulting in stockholders’ equity and minority interest of $154.5 million at inception.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Loans and Investments

Loans held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, unless such loan or investment is deemed to be impaired.

The Company invests in preferred equity interests that, in some cases, allow the Company to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of each such investment, management must determine whether such investment should be accounted for as a loan, joint venture or as real estate. To date, management has determined that all such investments are properly accounted for and reported as loans.

Specific valuation allowances are established for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral is determined by an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates.

Arbor Realty Trust, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended September 30, 2003
(unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level believed adequate by management to absorb probable losses.

Revenue Recognition

Interest Income – Interest income is recognized on the accrual basis as it is earned. In most instances, the borrower pays an additional amount of interest at the time the loan is closed, an origination fee, and deferred interest upon maturity. This additional income, as well as any direct loan origination costs incurred, is deferred and recognized over the life of the related loan as a yield adjustment. Income recognition is suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed Several of the loans provide for accrual of interest at specified rates, which differ from current payment terms. Interest is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible, based on the underlying collateral and operations of the borrower. If management cannot make this determination regarding collectibility, interest income is recognized only upon actual receipt.

Gain on sale of loans and real estate– For the sale of loans and real estate, revenue recognition occurs when all the incidence of ownership passes to the buyer. In some circumstances, the Company may retain an interest in the property. When this occurs, the investment in real estate retained is recorded at its allocated cost and revenue is recognized on the percentage of the property sold.

Income from equity affiliates – The Company may invest in joint ventures that are formed to acquire, develop and/or sell real estate assets. Such investments are recorded under the equity method. The Company records its share of the net income from the underlying properties. The gain or loss on disposition of a joint venture interest is recorded as gain on sale of loans and real estate.

Income Taxes

The Company intends to elect to be taxed as a REIT and to comply with the provisions of the Internal Revenue Code with respect thereto. A REIT is generally not subject to federal income tax on that portion of its REIT taxable income (“Taxable Income”) which is distributed to its shareholders provided that at least 90% of Taxable Income is distributed and provided that certain other requirements are met. The Company intends to distribute an amount at least equal to its Taxable Income, and accordingly, there is no provision for federal income taxes. The Company may be subject to state or local income taxes in certain jurisdictions, and to certain other taxes, such as property, transfer, recording, sales, payroll and excise taxes that are not based on income.

Arbor Realty Trust, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended September 30, 2003
(unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings Per Share

In accordance with the Statement of Financial Accounting standards No. 128 (“SFAS No. 128”), the Company presents both basic and diluted earnings per share. Basic earnings per share excludes dilution and is computed by dividing net income available to common shareholders by the weighted average number of shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, where such exercise or conversion would result in a lower earnings per share amount. In the private offering on July 1, 2003, the Company issued 1,610,000 units, each of which consists of five share of common stock and a warrant to purchase an additional share of common stock, at $75.00 per unit. The warrants to acquire 1,610,000 shares of common stock have an exercise price of $15.00 per share and expire on July 1, 2005. This exercise price is equal to the price per share of common stock in the private offering and approximates the market value of the common stock at September 30, 2003. Therefore, the assumed exercise of the warrants were not considered to be dilutive for purposes of calculating diluted earnings per share.

Recently Issued Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights (a “variable interest entities” or “VIE”), and how to determine when and which business enterprise should consolidate a VIE. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in VIE make additional disclosures. The transitional disclosure requirements are effective for the interim or the annual period ending after December 31, 2003. Management is in the process of evaluating all of its mezzanine loans and preferred equity investments, which may be deemed variable interest entities under the provision of FIN 46. A definitive conclusion can not be reached until the evaluation has been completed.

NOTE 3 - LOANS AND INVESTMENTS

September 30,
2003

Bridge loans	$135,136,947
Mezzanine loans	56,766,060
Preferred equity investments	21,225,432
Other	1,977,245

215,105,684
Unearned revenue	(868,226)

Loans and investments, net	$214,237,458

Concentration of Borrower Risk

The Company is subject to concentration risk in that, as of September 30, 2003, the unpaid principal balance relating to nine loans represented approximately 37% of total loans held for investment and are with three unrelated borrowers. The Company had 30 loans and investments as of September 30, 2003.

Arbor Realty Trust, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended September 30, 2003
(unaudited)

NOTE 4 - INVESTMENT IN EQUITY AFFILIATES

In June 2003, ACM invested approximately $818,000 in exchange for a 12.5% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. This investment was purchased by the Company from ACM in August 2003. The Company accounts for this investment under the equity method. In addition, as of September 30, 2003, the Company had two mezzanine loans, secured by a second lien position in the ownership interests of the borrower and the property, to this joint venture totaling $6.0 million outstanding. The loans require monthly interest payments based on LIBOR and mature in May 2006. Interest income recorded from these loans was approximately $97,000 for the period ended September 30, 2003.

NOTE 5 - NOTES PAYABLE AND REPURCHASE AGREEMENTS

The Company utilizes warehouse lines of credit and repurchase agreements to finance its loans and investments. Borrowings underlying these arrangements are secured by substantially all the Company’s loans and investments.

September 30,
2003

Structured transaction facility, financial institution, $250 million committed line, expiration June 2006, interest rate variable based on LIBOR; the weighted average note rate was 3.38%.	$28,446,301
Repurchase agreement, financial institution, $100 million committed line, expiration November 2003 interest is variable based on LIBOR; the weighted average note rate was 3.30%.	63,467,510
Repurchase agreement, financial institution, $50 million committed line, expiration November 2005, interest rate variable based on LIBOR.	—

Notes payable and repurchase agreements	$91,913,811

The $250 million structured transaction facility contains profit-sharing arrangements between the Company and the lender which provide for profit sharing percentages ranging from 20% to 45% of net interest income of the loans and investments financed. This cost is included in interest expense.

Each of the credit facilities contains various financial covenants and restrictions, including minimum net worth and debt-to-equity ratios. The Company is in compliance with all covenants and restrictions for the period presented.

NOTE 6 – MINORITY INTEREST

On July 1, 2003 ACM contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity in exchange for a commensurate equity ownership in ARLP, the Company’s operating partnership. This transaction was accounted for as minority interest and entitles ACM to a 28% profits interest in the Company which is recorded under the equity method.

Arbor Realty Trust, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended September 30, 2003
(unaudited)

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Litigation

In the normal course of business, the Company is subject to various legal proceedings and claims, the resolution of which, in management’s opinion, will not have a material adverse effect on the financial position or the results of operations of the Company.

NOTE 8 – SHAREHOLDERS’ EQUITY

Common Stock

The Company’s charter provides for the issuance of up to 500 million shares of common stock, par value $.01 per share, and 100 million shares of preferred stock, par value $.01 per share.

The Company was incorporated in June 2003 and was initially capitalized through the sale of 67 shares of common stock for $1,005.

On July 1, 2003 the Company completed a private offering for the sale of 1,610,000 units (including an over-allotment option), each consisting of five shares of the Company’s common stock and one warrant to purchase one share of common stock, at $75 per unit, for proceeds of approximately $110.6 million, net of expenses. 8,050,000 shares of common stock were sold in the offering. In addition, the Company issued 147,500 shares of stock under the stock incentive plan as described below under “Deferred Compensation.”

Deferred Compensation

The Company has a stock incentive plan, under which the board of directors has the authority to issue shares of stock to certain directors, officers and employees of the Company and ACM. Under the stock incentive plan, 185,000 shares of common stock were reserved for issuance pursuant to restricted stock awards, and 147,500 restricted stock awards were made upon consummation of the private offering of units on July 1, 2003. Of the shares awarded, two-thirds vested immediately and the remaining one-third will vest ratable over three years on the anniversary date of the initial award. Dividends will be paid on the restricted shares as dividends are paid on shares of the Company’s common stock whether or not they are vested. For accounting purposes, the Company measures the compensation costs for these shares as of the date of the grant and expenses such amounts against earnings, either at the grant date (for the portion that vest immediately) or ratably over the respective vesting periods. Such amounts appear on the Company’s Consolidated Statement of Operations under “stock-based compensation expense.”

Warrants

In connection with the private offering of units by the Company on July 1, 2003, the Company issued warrants to acquire 1,610,000 shares of common stock, as adjusted for dilution, at $15 per share. These warrants expire on July 1, 2005.

Arbor Realty Trust, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended September 30, 2003
(unaudited)

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

Preferred Stock

Concurrent with the formation of the Company, ACM contributed a portfolio of structured finance investments and related debt to ARLP, the operating partnership of the Company, in exchange for 3,146,724 units of limited partnership interest in ARLP and warrants to purchase an additional 629,345 operating partnership units. Concurrently, the Company, ARLP and ACM entered into a pairing agreement. Pursuant to the pairing agreement, each operating partnership unit issued to ACM and issuable to ACM upon exercise of its warrants for additional operating partnership units in connection with the contribution of initial assets was paired with one share of the Company’s special voting preferred stock. In addition, ACM paid the Company $31,467. Each share of special voting preferred stock entitles the holder to one vote on all matters submitted to a vote of the Company’s shareholders. A holder of special voting preferred stock will not be entitled to any regular or special dividend payments or other distributions, other than a $.01 per share liquidation preference. The Company has classified and designated 5,000,000 shares of its 100,000,000 authorized shares of preferred stock as special voting preferred stock.

NOTE 9 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table summarizes the carrying values and the estimated fair values of financial instruments as of September 30, 2003. Fair value estimates are dependent upon subjective assumptions and involve significant uncertainties resulting in variability in estimates with changes in assumptions.

	September 30, 2003

	Carrying	Estimated
	Value	Fair Value

Financial assets:
Loans and investments, net	$214,237,458	$214,237,458
Related party loans, net	26,000,000	26,000,000
Financial liabilities:
Notes payable and repurchase agreements	91,913,811	91,913,811

The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instrument:

Loans and investments, net: Fair values of variable-rate loans and investments with no significant change in credit risk are based on carrying values. Fair values of other loans and investments are estimated using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates that would be offered for loans with similar characteristics and credit quality.

Related party loans, net: Fair values of variable-rate loans and investments with no significant change in credit risk are based on carrying values. Fair values of other loans and investments are estimated using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates that would be offered for loans with similar characteristics and credit quality.

Notes payable and repurchase agreements: Fair values approximate the carrying values reported in the balance sheets.

Arbor Realty Trust, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended September 30, 2003
(unaudited)

NOTE 10 - RELATED PARTY TRANSACTIONS

Related Party Loans:

September 30,
2003

Bridge loans	$16,000,000
Mezzanine loans	10,000,000

Related party loans, net	$26,000,000

ACM has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At September 30, 2003, ACM’s investments in this joint venture were approximately $2.6 million. At September 30, 2003, the Company had a $16.0 million bridge loan outstanding to the joint venture, which is collateralized by a first lien position on a commercial real estate property. There is a limited guarantee on the loan of 50% by the chief executive officer of the Company and 50% by the key principal of the joint venture. The loan requires monthly interest payments based on LIBOR and matures in October 2004. The Company has agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million. The mezzanine financing requires interest payments based on LIBOR and matures in May 2006. The loan will be funded in two equal installments of $4.0 million. The funding will be drawn down as construction progresses. The interest on the first component, which was funded by ACM in June 2003 and was purchased by the Company in July 2003, will be earned on the full $4.0 million, while the interest on the second component, which has yet to be funded, will be earned as the $4.0 million is drawn down. This additional financing is secured by a second mortgage lien on the property. Interest income recorded from these loans was approximately $240,000, for the period ended September 30, 2003.

The Company’s $16.0 million bridge loan to the joint venture was contributed by ACM as one of the structured finance assets contributed to the Company on July 1, 2003. At the time of contribution, ACM also agreed to provide a limited guarantee of the loan’s principal amount based any profits realized on its retained 50% interest in the joint venture with the borrower and ACM’s participating interests in borrowers under three other contributed structured finance assets.

In June 2003, ACM invested approximately $818,000 in exchange for a 12.5% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. This investment was purchased by the Company from ACM in August 2003. The Company accounts for this investment under the equity method. In addition, as of September 30, 2003, the Company had two mezzanine loans, secured by a second lien position in the ownership interests of the borrower and the property, to this joint venture totaling $6.0 million outstanding. The loans require monthly interest payments based on LIBOR and mature in May 2006. Interest income recorded from these loans was approximately $97,000 for the period ended September 30, 2003.

At the time of ACM’s origination of three of the structured finance assets that it contributed to the Company on July 1, 2003, each of the property owners related to these contributed assets granted ACM participating interests that share in a percentage of the cash flows of the underlying properties. Upon contribution of the structured finance assets, ACM retained these participating interests and its 50% non-controlling interest in the joint venture to which it had made the $16.0 million bridge loan. ACM agreed that if any portion of the outstanding amount of any of these four contributed assets is not paid at the its maturity or repurchase date, ACM will pay to the Company, subject to the limitation described below, the portion of the unpaid amount of the contributed asset up to the total amount then received by ACM due to the realization of any profits on its retained interests associated with any other of the four contributed assets. However, ACM will no longer be obligated to make such payments to the Company when the remaining accumulated principal amount of the four contributed assets, collectively, falls below $5 million and none of the four contributed assets is in default.

Arbor Realty Trust, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended September 30, 2003
(unaudited)

NOTE 11 - MANAGEMENT AGREEMENT

The Company and ARLP have entered into a management agreement with ACM which has an initial term of two years with automatic one year extensions, subject to certain termination rights. After the initial two year term, the Company will be able to terminate the management agreement without cause for any reason upon six months’ prior written notice to ACM. If the Company terminates the management agreement without cause, or gives ACM notice of non-renewal, in order to manage its operations internally, the Company will be required to pay ACM a termination fee equal to the base management fee and the incentive compensation earned by ACM during the 12-month period preceding the termination. If, without cause, the Company terminates the management agreement or elects not to renew it for any other reason, the Company will be required to pay ACM a termination fee equal to two times the base management fee and the incentive fee earned by ACM during the 12-month period preceding the termination.

The Company’s chief executive officer is also ACM’s chief executive officer and controlling equity owner. ACM has agreed to provide the Company with structured finance investment opportunities and loan servicing as well as other services necessary to operate its business. The Company’s chief executive officer, chief financial officer and general counsel and secretary are not employees of the Company. The Company relies to a significant extent on the facilities and resources of ACM to conduct its operations. The management agreement requires ACM to manage the business affairs in conformity with the policies and the general investment guidelines that are approved and monitored by the Company’s board of directors. ACM’s management of the Company is under the direction or supervision of the Company’s board of directors.

For performing services under the management agreement, the Company will pay ACM an annual base management fee payable monthly in cash as a percentage of ARLP’s equity and equal to 0.75% per annum of the equity up to $400 million, 0.625% per annum of the equity from $400 million to $800 million and 0.5% per annum of the equity in excess of $800 million. For purposes of calculating the base management fee, equity equals the month end value computed in accordance with generally accepted accounting principles of (1) total partners’ equity in ARLP, plus or minus (2) any unrealized gains, losses or other items that do not affect realized net income.

The Company will also pay ACM incentive compensation each fiscal quarter, calculated as (1) 25% of the amount by which (a) ARLP’s funds from operations per unit of partnership interest in ARLP, adjusted for certain gains and losses, exceeds (b) the product of (x) 9.5% per annum or the 10 year Treasury Rate plus 3.5%, whichever is greater, and (y) the weighted average of book value of the net assets contributed by ACM to ARLP per ARLP partnership unit, the offering price per share of the Company’s common equity in the private offering on July 1, 2003 and subsequent offerings and the issue price per ARLP partnership unit for subsequent contributions to ARLP, multiplied by (2) the weighted average of ARLP’s outstanding partnership units. At least 25% of this incentive compensation is paid to ACM in shares of the Company’s common stock, subject to ownership limitations in the Company’s charter. The Company has also agreed to share with ACM a portion of the origination fees that it receives on loans it originates through ACM.

ACM is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of its employees, rent for facilities and other “overhead” expenses. The Company is required to pay or reimburse ACM for all expenses incurred on behalf of the Company in connection with the raising of capital or the incurrence of debt, interest expenses, taxes and license fees, litigation and extraordinary or non recurring expenses.

Arbor Realty Trust, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended September 30, 2003
(unaudited)

NOTE 12 – DIVIDENDS

In order to qualify as a REIT, the Company must currently distribute at least 90% of its taxable income and must distribute 100% of its taxable income in order not to be subject to corporate federal income taxes on retained income. The Company anticipates it will distribute all of its taxable income to its shareholders. Because taxable income differs from cash flow from operations due to non-cash revenues or expenses (such as depreciation), in certain circumstances, the Company may generate operating cash flow in excess of its dividends or, alternatively, may be required to borrow to make sufficient dividend payments.

On November 5, 2003, the Company declared a dividend of $.25 per share of common stock, payable with respect to the three months ended September 30, 2003, to stockholders of record at the close of business on November 5, 2003. The Company intends to distribute this dividend on November  18, 2003.

Arbor Realty Trust, Inc. and Subsidiaries
Schedule IV- Loans and Other Lending Investments

As of September 30, 2003
(Unaudited)

					Interest
		Periodic Payment	Maturity	Interest Pay	Accrual	Prior	Face	Carrying
Type	Location	Terms	Date	Rate Index	Rate Index	Liens	Amount	Amount

Senior Mortgages:
Multi-family	New York, NY	Interest Only	5/2006	Libor + 2.25%	N/A	—	$16,000,000	$16,000,000
Co-op	New York, NY	Interest Only	10/2003	18.00%	N/A	—	1,100,000	1,100,000
				Libor + 5.50%
Multi-family/Office	Massachusetts	Interest Only	4/2004	Floor 7.00%	N/A	—	5,000,000	5,000,000
				Libor + 5.00%
Hotel	New York, NY	Interest Only	3/2005	Floor 6.50%	N/A	—	11,900,000	11,900,000
				Libor + 3.50%
Multi-family	Winter Park, FL	Interest Only	12/2004	Floor 5.50%	N/A	—	15,400,000	15,400,000
		Principal and		Libor + 3.00%
Multi-family	Las Vegas, NV	Interest	12/2004	Floor 5.25%	N/A	—	25,232,102	25,232,102
				Libor + 6.65%
Hotel	Deland, FL	Interest Only	4/2004	Floor 12.50%	N/A	—	4,700,000	4,700,000
Multi-family	Indiana	Interest Only	3/2004	Libor + 4.25%	N/A	—	14,624,845	14,624,845
				Libor + 4.00%
Multi-family	Ontario, CA	Interest Only	4/2005	Floor 5.50%	N/A	—	9,130,000	9,130,000
				Libor + 3.50%
Multi-family	Baltimore, MD	Interest Only	4/2006	Floor 5.00%	N/A	—	14,200,000	14,200,000
				Libor + 3.50%
Multi-family	Lauderdale Lakes, FL	Interest Only	12/2004	Floor 5.50%
				Libor + 3.00%
Multi-family	Miami Lakes, FL	Interest Only	9/2004	Floor 5.00%	N/A	—	18,850,000	18,850,000
				Libor + 4.500%
Multi-family	San Francisco, CA	Interest Only	7/2004	Floor 6.00%	N/A	—	18,850,000	18,850,000

Total Senior Mortgages						—	$151,136,947	$151,136,947

Arbor Realty Trust, Inc. and Subsidiaries
Schedule IV- Loans and Other Lending Investments (continued)

As of September 30, 2003
(Unaudited)

					Interest
		Periodic Payment	Maturity	Interest Pay	Accrual	Prior		Carrying
Type	Location	Terms	Date	Rate Index	Rate Index	Liens	Face Amount	Amount

Mezzanine Loans:
Commercial	Brooklyn, NY	Interest Only	5/2006	Libor + 3.50% Floor 5.00%	Libor + 8.00% Floor 9.50%	$1,600,000	$2,500,000	$2,500,000
Condo	New York, NY	Interest Only	5/2006	Libor + 7.00% Floor 10.00%	N/A	16,000,000	4,000,000	4,000,000
Multi-family	New York, NY	Interest Only	2/2004	Libor + 3.00% Floor: 8.00%	Libor + 5.00% Floor 12.50%	31,000,000	10,000,000	10,000,000
Commercial	Brooklyn, NY	Interest Only	5/2006	Libor + 3.50% Floor 5.00%	Libor + 8.00% Floor 9.50%	7,700,000	3,500,000	3,500,000
Multi-family	Tampa, FL	Interest Only	12/2003	Libor + 6.75% Floor 12.00%	N/A	21,375,000	4,000,000	4,000,000
Multi-family	Glassboro, NJ	Interest Only	6/2006	Libor + 7.00% Floor 10.00%	N/A	11,000,000	2,000,000	2,000,000
Hotel	Arizona	Interest Only	7/2006	Libor + 7.00% Floor 9.00% Cap 10.00%	N/A	10,000,000	2,220,491	2,220,491
Multi-family	Baltimore, MD	Interest Only	5/2006	Libor + 4.50% (Year 1); Libor + 6.50% (Year 2); Libor + 7.50% (Year 3) Libor Floor 2.00%	N/A	14,244,862	4,725,569	4,725,569
Multi-family	New Jersey	Interest Only	4/2005	Libor + 5.25 Floor 6.75%%	N/A	14,016,998	3,000,000	3,000,000
Multifamily	Baltimore, MD	Interest Only	9/2005	Libor + 5.50% (Year 1); Libor + 6.50% (Year 2); Libor + 7.50% (Year 3) Libor Floor 2.00%	N/A	59,258,232	11,520,000	11,520,000

Total Mezzanine Loans						$166,957,592	$47,466,060	$47,466,060

Preferred Equity:
Multi-family	Texas	Interest Only	1/2004	Libor + 4.50% Floor 9.56%	N/A	$12,776,051	$4,991,001	$4,991,001
Multi-family	Holyoke, MA	Interest Only	1/2005	Libor + 4.50% Floor: 10.00%	Libor + 7.50% Floor: 13.50%	5,442,960	2,500,000	2,500,000
Multi-family	Baltimore, MD	Interest Only	11/2006	Libor + 4.50% (Year 1); Libor + 6.50% (Year 2); Libor + 7.50% (Year 3) Libor Floor 2.00%	N/A	11,680,502	7,074,431	7,074,431
Multi-family	Santa Ana, CA	Interest Only	1/2005	Libor + 5.00% Floor 12.00%	N/A	10,647,537	3,860,000	3,860,000
Multi-family	New Jersey	Interest Only	4/2005	Libor + 5.25% Floor 6.75%	N/A	189,314,199	19,300,000	19,300,000
Multi-family	Denver, CO	Interest Only	3/2004	Libor + 6.00% Floor 10.00%	N/A	23,398,573	2,800,000	2,800,000

Total Preferred Equity						$253,249,822	$40,525,432	$40,525,432

Other Investments:
Hotel	Miami, FL		8/2023	7.39% Fixed	N/A	$10,000,000	$1,977,245	$1,977,245

Total Loans and investments						$430,207,414	$241,105,684	$241,105,684

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF THE STRUCTURED FINANCE BUSINESS
OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

Page

Report of Independent Certified Public Accountants	F-18
Financial Statements:
Consolidated Statements of Assets and Liabilities at December 31, 2002 and 2001 and at June 30, 2003 (Unaudited)	F-19

Consolidated Statements of Revenue and Direct Operating Expenses for the Years Ended December 31, 2002, 2001 and 2000, the Six Months Ended (Unaudited) June 30, 2003 and the Nine Months Ended (Unaudited) September 30, 2002
F-20
Notes to Consolidated Financial Statements	F-21
Mezzobridge Funding LLC Financial Statements for the Year Ended and at December 31, 2000 (Audited) and related notes	F-34

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of
Arbor Commercial Mortgage, LLC

We have audited the accompanying consolidated statements of assets and liabilities of the Structured Finance Business (the “SF Business”) or (the “Company”) of Arbor Commercial Mortgage, LLC and Subsidiaries (“ACM”) as of December 31, 2002 and 2001, and the related consolidated statements of revenue and direct operating expenses for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of ACM’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Arbor Realty Trust, Inc. and do not purport to be a complete presentation of the assets and liabilities or results of operations that would have resulted if the SF Business had operated as an unaffiliated independent company.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of the SF Business of ACM as of December 31, 2002 and 2001, and the revenue and direct operating expense for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Grant Thornton LLP

New York, New York
October 23, 2003

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

Consolidated Statements of Assets and Liabilities

	June 30,	December 31,

	2003	2002	2001

	(unaudited)
Assets
Loans and investments, net	$204,561,578	$172,142,511	$160,183,066
Related party loans, net	23,277,041	15,952,078	15,880,207
Investment in equity affiliates	3,654,573	2,586,026	2,957,072
Real estate owned	7,542,439	7,258,931	—
Other assets	2,632,329	2,623,690	4,693,402

Total assets	$241,667,960	$200,563,236	$183,713,747

Liabilities
Notes payable and repurchase agreements	$171,045,404	$141,836,477	$132,409,735
Other liabilities	1,640,962	2,444,329	1,676,566

Total liabilities	172,686,366	144,280,806	134,086,301
Commitments and contingencies	—	—	—

Net Assets	$68,981,594	$56,282,430	$49,627,446

See notes to consolidated financial statements.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

Consolidated Statements of Revenue and Direct Operating Expenses

	Six Months	Nine Months
	Ended	Ended
	June 30,	September 30,
	2003	2002	Year Ended December 31,

	(unaudited)	(unaudited)	2002	2001	2000

Revenue:
Interest income	$7,688,465	$10,798,414	$14,532,504	$14,667,916	$10,707,551
Gain on sale of loans and real estate	1,024,268	7,006,432	7,470,999	3,226,648	1,880,825
Income from equity affiliates	—	632,350	632,350	1,403,014	5,028,835
Other income	1,552,414	572,161	1,090,106	1,668,215	652,970

Total revenue	10,265,147	19,009,357	23,725,959	20,965,793	18,270,181

Direct operating expenses:
Interest expense	3,468,275	4,832,260	6,586,640	7,029,374	5,518,463
Employee compensation and benefits	1,751,147	2,105,445	2,827,191	2,888,603	3,026,324
Selling and administrative	485,266	582,850	910,924	839,823	442,487
Provision for loan losses	60,000	3,255,000	3,315,000	240,000	240,000

Total direct operating expenses	5,737,688	10,775,555	13,639,755	10,997,800	9,227,274

Revenue in excess of direct operating expenses	$4,527,459	$8,233,802	$10,086,204	$9,967,993	$9,042,907

See notes to consolidated financial statements.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 1 -DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

On July 1, 2003 Arbor Commercial Mortgage, LLC (“ACM”) contributed a portfolio of structured finance investments and related debt to Arbor Realty Limited Partnership (“ARLP”), the operating partnership of Arbor Realty Trust, Inc. (“ART”). In addition, certain employees of ACM were transferred to ARLP. These assets, liabilities and employees represent a substantial portion of ACM’s structured finance business (“SF Business”) or (the “Company”). Through its SF Business, ACM invests in real estate related bridge and mezzanine loans, preferred equity and, in limited cases, and other real estate related assets.

The SF Business of Arbor Commercial Mortgage, LLC is not a legal entity and the assets and liabilities associated with the SF Business are components of a larger business. Accordingly, the information included in the accompanying consolidated financial statements has been obtained from ACM’s consolidated historical accounting records. The SF Business never operated as a separate business entity or division of ACM but rather as an integrated part of ACM’s consolidated business. Accordingly, the statements of revenue and direct operating expenses do not include charges from ACM for corporate general and administrative expense because ACM considered such items to be corporate expenses and did not allocate them to individual business units. Such expenses included costs for ACM’s executive management, corporate facilities and overhead costs, corporate accounting and treasury functions, corporate legal matters and other similar costs.

The statements of revenue and direct operating expenses include the revenue and direct operating expenses that relate to the SF Business. Direct operating expenses include interest expense applicable to the funding costs of the SF Business loans and investments, salaries and related fringe benefit costs, provision for loan losses and other expenses directly associated with revenue-generating activities. Direct operating expenses also include allocations of certain expenses, such as telephone, office equipment rental and maintenance, office supplies and marketing, which were directly associated with the SF Business and were allocated based on headcount of the SF Business in relation to the total headcount of ACM. All of these allocations are based on assumptions that management believes are reasonable under the circumstances.

A statement of cash flows is not presented because the SF Business did not maintain a separate cash balance. Other than the debt required to fund the loans and investments made by the SF Business, its operating activities were funded by ACM. Because the SF Business never operated as a separate business or division of ACM, the accompanying consolidated financial statements are not intended to be a complete presentation of the historical financial position, results of operations and cash flows of the SF Business. The historical operating results of the SF Business may not be indicative of the future operating results of ART. The accompanying consolidated financial statements were prepared for inclusion in the Form S-11 of ART and do not purport to reflect the assets and liabilities or results of operations that would have resulted if the SF Business had operated as an unaffiliated independent company.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate Owned

Real estate owned represents commercial real estate property which the SF Business owns and operates. Such assets are not depreciated and are carried at the lower of cost or fair value less cost to sell. The Company reviews its real estate assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Loans and Investments

Loans held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, unless such loan or investment is deemed to be impaired.

The SF Business invests in preferred equity interests that allow the SF Business to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of each such investment, management must determine whether such investment should be accounted for as a loan, joint venture or as real estate. To date, management has determined that all such investments are properly accounted for and reported as loans.

Specific valuation allowances are established for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral is determined by an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates. If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level believed adequate by management to absorb probable losses.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The revenue recognition policies of the SF Business are as follows:

Interest Income – Interest income is recognized on the accrual basis as it is earned. In most instances, the borrower pays an origination fee, an additional amount of interest at the time the loan is closed, and deferred interest upon maturity of the loan. This additional income, as well as any direct loan origination costs incurred, is deferred and recognized over the life of the related loan as a yield adjustment. Income recognition is suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed Several of the loans provide for accrual of interest at specified rates, which differ from current payment terms. Interest is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible, based on the underlying collateral and operations of the borrower. If management cannot make this determination regarding collectibility, interest income is recognized only upon actual receipt.

Gain on sale of loans and real estate– For the sale of loans and real estate, revenue recognition occurs when all the incidence of ownership passes to the buyer. In some circumstances, the SF Business may retain an interest in the property. When this occurs, the investment in real estate retained is recorded at its allocated cost and revenue is recognized on the percentage of the property sold.

Income from equity affiliates – The SF Business has several joint ventures that were formed to lend to, acquire, develop and/or sell real estate assets. Such investments are recorded under the equity method. The company records its share of the net income from the underlying properties. The gain or loss on disposition of a joint venture interest is recorded as gain on sale of loans and real estate.

Other Income – Other income includes several types of income which are recorded upon receipt. Certain of the Company’s loans and investments provide for additional payments based on the borrower’s operating cash flow, appreciation of the underlying collateral, payments calculated based on the timing of when the loan pays off and changes in interest rates. Such amounts are not readily determinable and are recorded as other income upon receipt.

Income Taxes

          No provision or benefit for income taxes has been provided in the accompanying consolidated financial statements due to the fact that the SF Business was not operated as a stand-along unit and no allocation of ACM’s income tax provision/benefit has been made to the SF Business. ACM is a limited liability company (which is taxed as a partnership), and accordingly, the taxable income or loss of ACM is included in the federal and state income tax returns of ACM’s individual members.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

          In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights (a “variable interest entities” or “VIE”), and how to determine when and which business enterprise should consolidate a VIE. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in VIE make additional disclosures. The transitional disclosure requirements will take effect almost immediately and are required for all consolidated financial statements initially issued after January 31, 2003. Management is in the process of evaluating all of its mezzanine loans and preferred equity investments, which may be deemed variable interest entities under the provision of FIN 46. A definitive conclusion can not be reached until the evaluation has been completed.

NOTE 3 – SELECTED CASH FLOW INFORMATION

A statement of cash flows is not presented because the SF Business did not maintain a separate cash balance. Other than the debt required to fund the loans and investments of the SF Business, operating activities were funded by ACM. Selected cash flow from investing and financing activities is presented below.

			December 31,
	June 30,	September 30,
	2003 (unaudited)	2002 (unaudited)	2002	2001	2000

Cash flows from investing activities:
Loans and investments originated	$(117,176,849)	$(58,337,833)	$(116,810,564)	$(53,165,836)	$(60,004,410)
Payoffs and paydowns of loans and investments	76,106,055	73,445,047	105,608,865	62,044,959	22,982,044
Proceeds from sale of real estate held for sale	—	—	—	9,801,548	—
Purchase of joint venture interest	—	—	—	(7,619,272)	—
Cash flows from financing activities:
Proceeds from notes payable and repurchase agreements	93,228,860	44,410,400	86,853,319	57,558,552	51,316,473
Payoffs and paydowns of notes payable and repurchase agreements	(64,019,933)	(62,733,182)	77,426,577	(63,111,680)	(27,997,502)

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 4 - LOANS AND INVESTMENTS

		December 31,
	June 30, 2003
	(unaudited)	2002	2001

Bridge loans	$120,784,295	$93,789,934	$81,947,873
Mezzanine loans	56,571,799	59,483,271	58,481,072
Preferred equity investments	20,492,643	12,530,562	5,491,001
Other	11,005,835	9,469,039	18,151,162

	208,854,572	175,272,806	164,071,108
Unearned revenue	(2,620,513)	(1,167,814)	(2,223,042)
Allowance for loan losses	(1,672,481)	(1,962,481)	(1,665,000)

Loans and investments, net	$204,561,578	$172,142,511	$160,183,066

In 2001 the Company had $1,665,000 in allowance for loan losses related to three bridge loans, that were deemed to be impaired. In accordance with the Company’s policy for revenue recognition, income recognition was suspended on these loans. In 2002 these loans were repaid and the total outstanding principal balance was collected. The $1,665,000 of allowance for loan losses was re -allocated to the loans that were deemed to be impaired in 2002.

A bridge loan with a carrying value of $10,333,931 was foreclosed and reclassified as real estate owned in 2002. Prior to foreclosure, the Company in 2002 recorded a provision for loan losses of $3,075,000 to reflect this asset at its estimated fair value plus estimated foreclosure cost. This amount was charged-off when the loan was reclassified as real estate owned. In 2003 the Company paid approximately $284,000 in foreclosure related cost, which were added to this assets carrying value.

A bridge loan with a carrying value of $4,100,000 was deemed to be impaired in 2002 and $700,000 of allowance for loan losses was allocated to this loan to reflect this loan at its estimated fair value. In accordance with the Company’s policy for revenue recognition, income recognition has been suspended on this loan. In 2003, the Company received a $3.75 million payment from the borrower in partial satisfaction of the loan, which amount was $350,000 in excess of the loan’s carrying value. The Company reduced its allowance for loan losses and recorded other income for the excess amount received.

A bridge loan and a mezzanine loan, secured by the same property, with a carrying value of $10,584,492 was deemed to be impaired in 2002 and $305,000 of allowance for loan losses was allocated to these loans to reflect these loans at their estimated fair values. In accordance with the Company’s policy for revenue recognition, income recognition has been suspended on these loans

A mezzanine loan with a carrying value of $1,728,552 was deemed to be impaired in 2002 and $660,000 of allowance for possible loan losses was allocated to this loan as well as a $300,000 provision for loan losses was recorded to reflect this loan at its estimated fair value. In accordance with the Company’s policy for revenue recognition, income recognition has been suspended on this loan.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 4 - LOANS AND INVESTMENTS (continued)

Allowance for Loan Losses:

		December 31,
	June 30, 2001
	(unaudited)	2002	2001

Beginning balance	$1,962,481	$1,665,000	$1,425,000
Provision for loan losses	60,000	3,315,000	240,000
Amounts charged against allowance for loan losses	(350,000)	(3,017,519)	—

Ending balance	$1,672,481	$1,962,481	$1,665,000

Concentration of Borrower Risk

     The Company is subject to concentration risk in that, as of June 30, 2003, December 31, 2002 and 2001, the unpaid principal balance relating to ten, eleven and eight loans represented approximately 36%, 46% and 37% of total loans held for investment and are with four, five and three unrelated borrowers, respectively. The total number of loans and investments by the Company was 40, 36 and 34 as of June 30, 2003, December 31, 2002 and 2001, respectively.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 5 - BUSINESS ACQUISITIONS AND INVESTMENT IN EQUITY AFFILIATES

     In June 1998, the Company entered into a joint venture, Mezzobridge Funding, LLC, with SFG I, an affiliate of Nomura Asset Capital Corp. for the purpose of acquiring up to $250 million of structured finance investments. Capital contributions and profits were shared equally by the partners. Nomura Asset Capital Corp. provided financing to the joint venture in the form of a repurchase agreement. The interest rate charged for the financing was based on LIBOR. On July 31, 2001, the Company purchased from SFG I their interest in the joint venture.

     This transaction was accounted for by the purchase accounting method. The activities of the former joint venture have been included in the Company’s statements of revenue and direct operating expenses from the date of acquisition, August 2001. Summarized financial data of this joint venture is as follows:

	July 31, 2001	December 31,
	(unaudited)	2000

Balance sheets
Assets
Cash	$1,975,408	$1,094,142
Loans held for investment, net	95,130,987	123,761,555
Other receivables and deferred costs	3,320,677	3,708,390

Total assets	$100,427,072	$128,564,087

Liabilities and members’ capital
Liabilities
Notes payable - repurchase agreement	$67,494,364	$90,615,593
Accounts payable and accrued expenses	661,198	1,133,453

Total liabilities	68,155,562	91,749,046
Members’ capital
Arbor	16,135,755	18,407,520
Other partner	16,135,755	18,407,521

Total members’ capital	32,271,510	36,815,041

Total liabilities and members’ capital	$100,427,072	$128,564,087

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 5 - BUSINESS ACQUISITIONS AND INVESTMENT IN EQUITY AFFILIATES (continued)

	Seven Months Ended
	July 31, 2001 (unaudited)	Year Ended December 31, 2000

Statements of operations
Interest earned	$5,446,464	$17,835,318
Interest and other expenses	4,578,950	10,422,280

Net income	$867,514	$7,413,038

Net income allocated to:
Arbor	$433,757	$3,706,519
Other partner	433,757	3,706,519

Total	$867,514	$7,413,038

The Company purchased the entire interest of its partner for $16,135,755, which was equal to the members’ capital of the partner on the date of purchase. The Company financed this purchase with increased debt on the existing repurchase agreement of $6,541,075 and cash of $9,594,680, of which $1,975,408 was on hand in the joint venture at the date of purchase and was distributed to the partner. In conjunction with the purchase, the existing repurchase agreement was assumed by the Company. The repurchase agreement expires in November 2003.

The Company had a 26% interest in a joint venture, which owns and operates a multi-family real estate property. At December 31, 2001 and 2000 the Company’s investment in this joint venture was approximately $900,000 and $1.2 million, respectively. During 2001 and 2000 the Company recorded net income from this joint venture of $1,022,165 and $1,267,844, respectively. In March of 2002, the Company sold its investment in the joint venture and recorded a gain of $6.8 million. The Company received net income from this joint venture of $588,600 prior to the sale in 2002.

The Company has several other joint ventures that were formed to acquire, develop and/or sell real estate assets which the Company does not control. At June 30, 2003, December 31, 2002 and 2001, the Company’s investments in these joint ventures were approximately $3.7 million, $2.6 million and $2.1 million, respectively. The Company recorded net income from these joint ventures of $43,750 in 2002 and net losses of $52,908 in 2001.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 6 - NOTES PAYABLE AND REPURCHASE AGREEMENTS

The Company utilizes warehouse lines of credit and repurchase agreements to finance its loans and investments. Borrowings underlying these arrangements are secured by substantially all the Company’s loans and investments.

	June 30, 2003	December 31,
	(unaudited)	2002	2001

Structured transaction facility, financial institution, $150 million committed line, expiration August 2004, interest rate variable based on LIBOR; the weighted average note rate was 4.13%, 4.07% and 5.50%, respectively.	$92,154,975	$70,184,219	$61,720,900
Repurchase agreement, financial institution, $100 million committed line, expiration November 2003 interest is variable based on LIBOR; the weighted average note rate was 3.40%, 3.42% and 4.44% respectively.	75,548,867	68,267,260	66,941,689
Repurchase agreement, financial institution, $50 million committed line, expiration November 2005, interest rate variable based on LIBOR.	—	—	n/a
Repurchase agreement, financial institution, uncommitted line, Interest rate variable based on LIBOR; the weighted average note rate was 3.02%, 3.35% and 3.68%, respectively.	3,341,562	3,384,998	3,747,146

Notes payable and repurchase agreements	$171,045,404	$141,836,477	$132,409,735

The $150 million structured transaction facility contains profit-sharing arrangements between the Company and the lender which provide for profit sharing percentages ranging from 30% to 45% of net interest income of the loans and investments financed. This cost is included in interest expense.

Each of the credit facilities contains various financial covenants and restrictions, including minimum net worth and debt-to-equity ratios. The Company is in compliance with all covenants and restrictions for all periods presented.

In conjunction with ACM’s contribution of a portfolio of structured finance investments and related debt to ARLP the operating partnership of ART, the structured finance facility and the two committed repurchase agreements were assigned to ARLP pursuant to agreements with the relevant financial institutions.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Litigation

In the normal course of business, the Company is subject to various legal proceedings and claims, the resolution of which, in management’s opinion, will not have a material adverse effect on the financial position or the results of operations of the Company.

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table summarizes the carrying values and the estimated fair values of financial instruments as of June 30, 2003, December 31, 2002 and 2001. Fair value estimates are dependent upon subjective assumptions and involve significant uncertainties resulting in variability in estimates with changes in assumptions.

	June 30, 2003 (unaudited)		December 31, 2002		December 31, 2001

	Carrying	Estimated	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value	Value	Fair Value

Financial assets:
Loans and investments, net	$204,561,578	$204,561,578	$172,142,511	$172,142,511	$160,183,066	$160,183,066
Related party loans, net	23,277,041	23,277,041	15,952,078	15,952,078	15,880,207	15,880,207
Financial liabilities:
Notes payable and repurchase agreements	171,045,404	171,045,404	141,836,477	141,836,477	132,409,735	132,409,735

The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instrument:

Loans and investments, net: Fair values of variable-rate loans and investments with no significant change in credit risk are based on carrying values. Fair values of other loans and investments are estimated using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates that would be offered for loans with similar characteristics and credit quality.

Related party loans, net: Fair values of variable-rate loans and investments with no significant change in credit risk are based on carrying values. Fair values of other loans and investments are estimated using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates that would be offered for loans with similar characteristics and credit quality.

Notes payable and repurchase agreements: Fair values approximate the carrying values reported in the balance sheets.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 9 - RELATED PARTY TRANSACTIONS

Related Party Loans:

		December 31,
	June 30,
	2003 (unaudited)	2002	2001

Bridge loans	$16,000,000	$16,000,000	$16,000,000
Mezzanine loans	7,489,027	—	—

	23,489,027	16,000,000	16,000,000
Unearned revenue	(211,986)	(47,922)	(119,793)

Related party loans, net	$23,277,041	$15,952,078	$15,880,207

The Company has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At June 30, 2003, December 31, 2002 and 2001, the Company’s investments in this joint venture were approximately $2.6 million, $2.3 million and $1.8 million, respectively. The Company accounts for this investment under the equity method. At June 30, 2003 and December 31, 2002, the Company had a $16.0 million bridge loan outstanding to the joint venture, which is collateralized by a first lien position on a commercial real estate property. There is a limited guarantee on the loan of 50% by the chief executive officer of ACM and 50% by the key principal of the joint venture. The loan requires monthly interest payments based on LIBOR and matures in October 2004. In connection with the joint venture agreement the Company has agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million. The mezzanine financing requires interest payments based on LIBOR and matures in May 2006. The loan will be funded in two equal installments of $4.0 million. The funding will be drawn down as construction progresses. The interest on the first component, which was funded in June 2003, will be earned on the full $4.0 million, while the interest on the second component, which has yet to be funded, will be earned as the $4.0 million is drawn down. This additional financing is secured by a second mortgage lien on the property. In addition, an interest and renovation reserve totaling $2.5 million is in place to cover both the bridge and mezzanine loans. Interest income recorded from these loans was approximately $217,000, $449,000 and $148,000 for the periods ended June 30, 2003, December 31, 2002 and 2001, respectively.

In June 2003, the Company invested approximately $818,000 in exchange for a 12.5% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. The Company accounts for this investment under the equity method. In June 2003, the Company funded two mezzanine loans to this joint venture totaling $6.0 million. The loans require monthly interest payments based on LIBOR and mature in May 2006. Interest income recorded from these loans was approximately $8,000 for the period ended June 30, 2003.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 10 – SUBSEQUENT EVENTS

In June 2003 ART, a real estate investment trust was formed to invest in structured finance assets, particularly real estate related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate related assets. On July 1, 2003 in exchange for a commensurate equity ownership in ART’s operating subsidiary ARLP, ACM contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity. In addition, certain employees of ACM were transferred to ARLP. These assets, liabilities and employees represent the substantial portion of ACM’s SF Business.

On July 1, 2003 ART completed a private placement of ART’s units, each consisting of five shares of common stock and one warrant to purchase one share of common stock. Gross proceeds from the private financing combined with the concurrent equity contribution by ACM totaled approximately $165 million in equity capital. ART will be externally managed and advised by ACM and will pay ACM a management fee in accordance with the management agreement. ACM will also originate, underwrite and service all structured finance assets on behalf of ARLP.

NOTE 11 – UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

In June, 2003 ACM formed ART, a newly organized real estate investment trust to operate and expand its SF Business. On July 1, 2003 ART completed a private placement of ART’s units, each consisting of five shares of ART’s common stock and one warrant to purchase one share of common stock. Gross proceeds from the private financing totaled $120.2 million. In exchange for a commensurate equity ownership in ART’s operating subsidiary, ARLP, ACM contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity. These assets and liabilities were contributed at book value, which approximates market value, and represent 88% of the assets and 98% of the liabilities of the SF Business as of June 30, 2003. In addition, certain employees of ACM were transferred to ARLP.

ART will be externally managed and advised by ACM and will pay ACM a management fee in accordance with the terms of the management agreement among ACM, ART and ARLP. ACM will also source originations, provide underwriting services and service all structured finance assets on behalf of ARLP. As a result, the operating expenses as presented in the historical consolidated financial statements would have been affected had ART been formed at an earlier time. Employee compensation and benefits expense would have decreased by $895,811 and $1,518,890 for the six months ended June 30, 2003 and year ended December 31, 2002, respectively, because these costs would have been borne by ACM under terms of the management agreement. Similarly, selling and administrative expense would have decreased by $65,752 and $127,753 for the six months ended June 30, 2003 and year ended December 31, 2002, respectively.

In accordance with the terms of the management agreement, ACM will receive a management fee, composed of a base management fee and incentive compensation. The annual base management fee is payable monthly in cash as a percentage of ARLP’s equity and equal to 0.75% per annum of the equity up to $400 million, 0.625% per annum of the equity from $400 million to $800 million and 0.5% per annum of the equity in excess of $800 million. For purposes of calculating the base management fee, equity equals the month end value computed in accordance with generally accepted accounting principles of (1) total partners’ equity in ARLP, plus or minus (2) any unrealized gains, losses or other items that do not affect realized net income.

The Structured Finance Business of Arbor Commercial Mortgage, LLC
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002, 2001 and 2000,
and for the Six Months Ended (unaudited) June 30, 2003
and the Nine Months Ended (unaudited) September 30, 2002

NOTE 11 – UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION — (Continued)

ART will also pay ACM incentive compensation each fiscal quarter, calculated as (1) 25% of the amount by which (a) ARLP’s funds from operations per unit of partnership interest in ARLP, adjusted for certain gains and losses, exceeds (b) the product of (x) 9.5% per annum or the 10 year Treasury Rate plus 3.5%, whichever is greater, and (y) the weighted average of book value of the net assets contributed by ACM to ARLP per ARLP partnership unit, the offering price per share of ART’s common equity in the private offering on July 1, 2003 and subsequent offerings and the issue price per ARLP partnership unit for subsequent contributions to ARLP, multiplied by (2) the weighted average of ARLP’s outstanding partnership units. At least 25% of this incentive compensation is paid to ACM in shares of ART’s common stock, subject to ownership limitations in ART’s charter. ART has also agreed to share with ACM a portion of the origination fees that it receives on loans it originates through ACM.

This pro forma information does not reflect the results of the private financing. However, gross proceeds from the private financing totaled $120.2 million, which combined with ACM’s equity contribution of $43.9 million, resulted in total contributed capital of $164.1 million. Offering expenses of $9.6 million were paid by ART, resulting in stockholders equity and minority interest of ART of $154.5 million at its inception.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of
Mezzobridge Funding LLC

We have audited the accompanying balance sheet of Mezzobridge Funding LLC (the “Company”) as of December 31, 2000, and the related statements of operations, members’ capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mezzobridge Funding LLC as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Grant Thornton LLP

New York, New York
February 2, 2001

Mezzobridge Funding LLC

BALANCE SHEET

December 31, 2000

Assets
Cash and cash equivalents	$1,094,142
Loans held for investment, net	123,761,555
Other receivables and deferred costs	3,708,390

Total assets	$128,564,087

Liabilities and members’ capital
Note payable - repurchase agreement	$90,615,593
Accounts payable and accrued expenses	1,133,453

Total liabilities	91,749,046

Commitments and contingencies
Members’ capital	36,815,041

Total liabilities and members’ capital	$128,564,087

The accompanying notes are an integral part of this statement.

Mezzobridge Funding LLC

STATEMENT OF OPERATIONS

Year ended December 31, 2000

Revenues
Interest earned	$17,835,318

Total revenues	$17,835,318

Expenses
Interest expense	9,472,612
Selling, general and administrative	49,668
Provision for possible loan losses	900,000

Total expenses	10,422,280

Net income	$7,413,038

The accompanying notes are an integral part of this statement.

Mezzobridge Funding LLC

STATEMENT OF MEMBERS’ CAPITAL

Year ended December 31, 2000

	Arbor	SFG	Total

Balance - December 31, 1999	$15,488,077	$15,388,139	$30,876,216
Capital contributions	$4,811,847	$4,811,847	$9,623,694
Withdrawals and distributions	(5,598,923)	(5,498,984)	(11,097,907)
Net income	3,706,519	3,706,519	7,413,038

Balance - December 31, 2000	$18,407,520	$18,407,521	$36,815,041

The accompanying notes are an integral part of this statement.

Mezzobridge Funding LLC

STATEMENT OF CASH FLOWS

Year ended December 31, 2000

Operating activities
Net income	$7,413,038
Adjustments to reconcile net income to net cash provided by operating activities
Provision for possible loan losses	900,000
Changes in operating assets and liabilities
Loans held for investment, net	7,189,061
Loans held for sale, net	—
Other receivables and deferred costs	(2,515,523)
Accounts payable and accrued expenses	(127,449)

Net cash provided by operating activities	12,859,127

Financing activities
Decrease in note payable - repurchase agreement	(12,985,409)
Capital contributions by members	9,623,694
Withdrawals and distributions to members	(11,097,907)

Net cash used in financing activities	(14,459,622)

Net decrease in cash and cash equivalents	(1,600,495)
Cash and cash equivalents at beginning of year	2,694,637

Cash and cash equivalents at end of year	$1,094,142

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$9,566,517

The accompanying notes are an integral part of this statement.

Mezzobridge Funding LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2000

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Mezzobridge Funding LLC (the “Company”), a Delaware limited liability company, was organized in June 1998 as a result of a joint venture agreement entered into between Arbor National Commercial Mortgage, LLC (“Arbor”), a New York limited liability company, and SFG1 (“SFG”), a Delaware business trust, whereby they would both own 50% of the Company. Capital contributions and profits are predominantly shared equally between the partners. This agreement provides for the Company to acquire up to $250 million in financing transactions with Nomura Asset Capital Corporation (“Nomura”), an affiliate of SFG, providing $200 million of financing, including $75 million for mezzanine loans, to the Company in the form of a repurchase agreement. The interest rate charged for the financing is LIBOR plus 2%. The repurchase agreement expires in June, 2001.

The Company seeks out and funds, on a negotiated basis, high yielding lending and investment opportunities in commercial real estate through mezzanine loans, bridge loans, note acquisitions and other financing structures. The Company may also originate mortgages for sale into conduit programs.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and in banks and short-term investments with maturities of three months or less at purchase.

Loans Held for Investment

Loans held for investment are collateralized by commercial real estate, which the Company intends to hold to maturity. These loans are carried at cost unless the loan is impaired. The Company measures the impairment of these loans based upon the fair value of the underlying collateral which is determined on an individual loan basis. The fair value of the collateral is determined by an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an

Mezzobridge Funding LLC

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2000

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates. If upon completion of the valuations, the fair value of the underlying collateral securing the impaired loan is less than the recorded loan, an allowance is created with a corresponding charge to expense.

Revenue Recognition

Fees earned on loans held for investment are deferred and accreted into income as an adjustment to yield over the life of the loan. Fees earned on loans held for sale are recognized when all the incidence of ownership passes to the buyer.

Income Taxes

The Company is a limited liability company (which is taxed as a partnership) and, accordingly, the taxable income or loss of the Company is includable in the Federal and state income tax returns of the Company’s individual members. The Company will incur state income taxes in those states where it is not recognized as a limited liability company.

NOTE 2 - LOANS HELD FOR INVESTMENT

Loans held for investment at December 31, 2000 consist of:

Principal	$128,210,413
Unearned discount, net	(2,458,858)
Allowance for possible loan losses	(1,990,000)

Loans held for investment, net	$123,761,555

Concentration of Borrower Risk

The Company is subject to concentration risk in that, as of December 31, 2000, the unpaid principal balance relating to two loans represented approximately 30.2% of total loans held for investment. These loans are with two unrelated borrowers. The Company had 15 loans held for investment as of December 31, 2000.

Mezzobridge Funding LLC

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2000

NOTE 3 - NOTE PAYABLE - REPURCHASE AGREEMENT

The Company utilizes a repurchase agreement with Nomura in conjunction with its lending and investing activities. Borrowings under this agreement are secured by all of the Company’s loans held for investment.

The repurchase agreement provides the Company with a $200 million committed line that expires June 2001 with interest variable based on LIBOR. In the event the expiration date is not extended, the repurchase agreement will remain in effect for existing loans for an additional twelve-month period. The weighted-average note rate for 2000 was 8.39%. The amount outstanding under this agreement at December 31, 2000 was $90,615,593.

The repurchase agreement contains various financial covenants and restrictions, including minimum net worth and debt-to-equity ratios. The Company is in compliance with these covenants and restrictions.

NOTE 4 - MEMBERS’ CAPITAL

The maximum capital contribution by Arbor and SFG under the joint venture agreement is $25 million each.

NOTE 5 - LOAN SERVICING

Arbor services the Company’s commercial loan portfolio. The Company pays Arbor a fee for processing, underwriting and servicing these loans. Cash held in escrow on behalf of the Company by Arbor for certain of these mortgages at December 31, 2000 was approximately $2.3 million. These cash balances and related escrow liabilities are not reflected in the accompanying balance sheets. These escrows are maintained in separate accounts at a federally insured depository institution.

Mezzobridge Funding LLC

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2000

NOTE 6 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table summarizes the carrying values and the estimated fair values of financial instruments, as of December 31, 2000. Fair value estimates are dependent upon subjective assumptions and involve significant uncertainties resulting in variability in estimates with changes in assumptions.

	Carrying	Estimated
	value	fair value

Financial assets:
Cash and cash equivalents	$1,094,142	$1,094,142
Loans held for investment, net	123,761,555	123,761,555

Financial liabilities:
Note payable - repurchase agreement	$90,615,593	$90,615,593

The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instrument.

Cash and cash equivalents: Fair value approximates the carrying value reported in the balance sheets.

Loans held for investment, net: Fair values of variable-rate loans with no significant change in credit risk are based on carrying values. Fair values of other loans are estimated using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates that would be offered for loans with similar characteristics and credit quality.

Note payable - repurchase agreement: Fair value approximates the carrying value reported in the balance sheets.

     Prospective investors may rely only on the information contained in this Prospectus. Arbor has not authorized anyone to provide prospective investors with different or additional information. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is correct only as of the date of this Prospectus, regardless of the time of the delivery of this Prospectus or any sale of these securities.

     Until      , 2004, (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Page

PROSPECTUS SUMMARY	1
RISK FACTORS	15
FORWARD LOOKING STATEMENTS	29
USE OF PROCEEDS	30
DISTRIBUTION POLICY	30
PRICE RANGE OF UNITS	31
SELECTED UNAUDITED CONSOLIDATED FINANCIAL INFORMATION OF ARBOR REALTY TRUST, INC AND SUBSIDIARIES	32
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES
MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES	35
MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES	43
ARBOR REALTY TRUST, INC	52
OUR MANAGER AND THE MANAGEMENT AGREEMENT	75
MANAGEMENT	85
REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS	90
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	92
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	95
DESCRIPTION OF STOCK	97
SECURITIES ELIGIBLE FOR FUTURE SALE	103
BOOK ENTRY ISSUANCE; THE DEPOSITORY TRUST COMPANY	105
IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS	107
OUR OPERATING PARTNERSHIP AGREEMENT	111
FEDERAL INCOME TAX CONSIDERATIONS	116
ERISA CONSIDERATIONS	133
SELLING STOCKHOLDERS	135
PLAN OF DISTRIBUTION	144
LEGAL MATTERS	146
EXPERTS	146
WHERE YOU CAN FIND MORE INFORMATION	146
INDEX TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES	F-1
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES	F-17
INDEX TO FINANCIAL STATEMENTS OF MEZZOBRIDGE FUNDING LLC	F-34

[ARBOR LOGO]	Arbor Realty Trust, Inc.

1,602,833 Units

8,014,165 Shares of Common Stock Comprising the Units

1,602,833 Warrants Comprising the Units

1,602,833 Shares of Common Stock Underlying the Warrants

PROSPECTUS

_________, 200__

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by the registrant.

Securities and Exchange Commission registration fee	$11,670.23
National Association of Securities Dealers, Inc. and Blue Sky Registration Fees	*
Printing and engraving expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*
Total	*

* To be filed by amendment.

Item 32. Sales to Special Parties.

     See Item 33.

Item 33. Recent Sales of Unregistered Securities

     On June 26, 2003, in connection with the incorporation of Arbor Realty Trust, Inc. (the “Company”), the Company issued 67 shares of common stock, par value $.01 per share (the “Common Stock”) to Arobr Commercial Mortgage, LLC (“ACM”) for $1,005. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

     On July 1, 2003 the Company sold 1,610,000 units, each unit consisting of five shares of Common Stock, and one warrant to purchase one share of Common Stock of the Company (the “Units”). Of the 1,610,000 Units sold, 1,327,989 Units (the “144A Units”) were sold to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and to a limited number of “accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation D under the Securities Act. The initial purchaser of such Units was JMP Securities LLC (“JMP”). The offering price per Unit was $75. The aggregate proceeds to the Company from such offering and the aggregate initial purchaser’s discount were $92,627,232.75 and $6,971,942.25, respectively.

     The remaining 282,011 Units (the “AI Units”) were sold to certain accredited investors, including affiliates and employees of each of ACM and JMP, in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation D under the Securities Act. JMP acted as placement agent in connection with the sale of the AI Units. The offering price per Unit was $75, except that 104,767 of the AI Units were sold to JMP employees and certain entities affiliated with JMP at a price of $69.75 per Unit. JMP received a placement fee of $5.25 for 91,697 of the AI Units sold to certain accredited investors and $2.25 for 85,547 of the AI Units sold to accredited investors who were affiliated with the Company. JMP did not receive a placement fee with respect to the sale of the 104,767 AI Units sold to JMP employees and certain entities affiliated with JMP. The aggregate proceeds to the Company from such offering and the aggregate placement fee to JMP were $19,926,908.25 and $673,890.00, respectively.

     On July 1, 2003, the Company issued 3,146,724 shares of the Company’s special voting preferred stock, par value $.01 per share (the “Special Preferred Stock”) to ACM for $31,467. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34. Indemnification of Directors and Officers.

     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

     The charter authorizes the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

     Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     The Company has also agreed to indemnify our directors and executive officers to the maximum extent permitted by Maryland law, and pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Item 35. Treatment of Proceeds From Stock Being Registered.

N/A

Item 36. Financial Statements and Exhibits.

(a)	The following financial statements are being filed as part of this Registration Statement:

(1)	Unaudited Consolidated Financial Statements of Arbor Realty Trust, Inc. and Subsidiaries

Consolidated Balance Sheet at September 30, 2003 (Unaudited)

Consolidated Statement of Operations for the Three Months Ended September 30, 2003 (Unaudited)

Consolidated Statement of Stockholders’ Equity for the Three Months Ended September 30, 2003 (Unaudited)

Consolidated Statement of Cash Flow for the Three Months Ended September 30, 2003 (Unaudited)

Notes to Consolidated Financial Statements (Unaudited)

Schedule IV- Loans and Other Lending Investments (Unaudited)

(2)	Consolidated Financial Statements of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries

Report of Independent Certified Public Accountants

Consolidated Statements of Assets and Liabilities at December 31, 2002 and 2001 and at June 30, 2003 (Unaudited)

Consolidated Statements of Revenue and Direct Operating Expenses for the Years Ended December 31, 2002, 2001 and 2000, for the Six Months Ended June 30, 2003 (Unaudited) and for the Nine Months Ended September 30, 2002 (Unaudited)

Notes to Consolidated Financial Statements

(3)	Financial Statements of Mezzobridge Funding LLC

Report of Independent Certified Public Accountants

Balance Sheet at December 31, 2000

Statement of Operations for the Year ended December 31, 2000

Statement of Members’ Capital for the Year Ended December 31, 2000

Statement of Cash Flows for the Year Ended December 31, 2000

Notes to Financial Statements

(b)	The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number	Description

2.1	Contribution Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership**

2.2	Guaranty, dated July 1, 2003, made by Arbor Commercial Mortgage, LLC and certain wholly-owned subsidiaries of Arbor Commercial Mortgage, LLC in favor of Arbor Realty Limited Partnership, ANMB Holdings, LLC and ANMB Holdings II, LLC**

2.3	Indemnity Agreement, dated July 1, 2003 by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC, Ivan Kaufman and Arbor Realty Limited Partnership

3.1	Articles of Incorporation of the Registrant

3.2	Articles Supplementary of the Registrant

3.3	Bylaws of the Registrant

4.1	Form of Certificate for Common Stock*

4.2	Form of Global Unit Certificate*

4.3	Form of Warrant Certificate (included as Exhibit A to Exhibit 4.4)

4.4	Warrant Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and American Stock Transfer & Trust Company

4.5	Registration Rights Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and JMP Securities LLC

5.1	Opinion of Venable LLP relating to the legality of the securities being registered*

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters*

10.1	Management Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership

10.2	Services Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership

10.3	Non-Competition Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and Ivan Kaufman

10.4	Amended and Restated Agreement of Limited Partnership of Arbor Realty Limited Partnership, dated July 1, 2003, by and among Arbor Commercial Mortgage, LLC, Arbor Realty Limited Partnership, Arbor Realty LPOP, Inc. and Arbor Realty GPOP, Inc.

10.5	Warrant Agreement, dated July 1, 2003, between Arbor Realty Limited Partnership, Arbor Realty Trust, Inc. and Arbor Commercial Mortgage, LLC

10.6	Registration Rights Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and Arbor Commercial Mortgage, LLC

10.7	Pairing Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC Arbor Realty Limited Partnership, Arbor Realty LPOP, Inc. and Arbor Realty GPOP, Inc.

10.8	2003 Omnibus Stock Incentive Plan

10.9	Form of Restricted Stock Agreement

10.10	Benefits Participation Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and Arbor Management, LLC

10.11	Form of Indemnification Agreement

21.1	Subsidiaries of the Registrant

23.1	Consent of Grant Thornton LLP

23.2	Consent of Venable LLP (contained in Exhibit 5.1)*

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)*

24.1	Powers of attorney (included in the signature page to this Registration Statement)

*	To be filed by amendment.

**	Portions of the exhibit have been omitted pursuant to a request for confidential treatment by Arbor Realty Trust, Inc.

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(ii)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	for the purposes determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 13, 2003.

ARBOR REALTY TRUST, INC.

By:	/s/ Frederick C. Herbst

	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS FREDERICK C. HERBST, AND WALTER K. HORN AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND ANY RELATED REGISTRATION STATEMENT AND ITS AMENDMENTS AND POST-EFFECTIVE AMENDMENTS FILED PURSUANT TO RULE 462(B) UNDER THE ACT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.

Signature	Title	Date

/s/ Ivan Kaufman	Chairman of the Board, Chief	November 6, 2003
Executive Officer and President
Ivan Kaufman	(Principal Executive officer)

/s/ Frederick C. Herbst	Chief Financial Officer and Treasurer	November 6, 2003
(Principal Financial officer)
Frederick C. Herbst

/s/ Jonathan A. Bernstein	Director	November 6, 2003

Jonathan A. Bernstein

/s/ William Helmreich	Director	November 6, 2003

William Helmreich

/s/ Walter K. Horn	Director	November 6, 2003

Walter K. Horn

/s/ C. Michael Kojaian	Director	November 6, 2003

C. Michael Kojaian

/s/ Melvin F. Lazar	Director	November 6, 2003

Melvin F. Lazar

/s/ Joseph Martello	Director	November 6, 2003

Joseph Martello

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Contribution Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership**

2.2	Guaranty, dated July 1, 2003, made by Arbor Commercial Mortgage, LLC and certain wholly-owned subsidiaries of Arbor Commercial Mortgage, LLC in favor of Arbor Realty Limited Partnership, ANMB Holdings, LLC and ANMB Holdings II, LLC**

2.3	Indemnity Agreement, dated July 1, 2003 by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC, Ivan Kaufman and Arbor Realty Limited Partnership

3.1	Articles of Incorporation of the Registrant

3.2	Articles Supplementary of the Registrant

3.3	Bylaws of the Registrant

4.1	Form of Certificate for Common Stock*

4.2	Form of Global Unit Certificate*

4.3	Form of Warrant Certificate (included as Exhibit A to Exhibit 4.4)

4.4	Warrant Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and American Stock Transfer & Trust Company

4.5	Registration Rights Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and JMP Securities LLC

5.1	Opinion of Venable LLP relating to the legality of the securities being registered*

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters*

10.1	Management Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership

10.2	Services Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership

10.3	Non-Competition Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and Ivan Kaufman

10.4	Amended and Restated Agreement of Limited Partnership of Arbor Realty Limited Partnership, dated July 1, 2003, by and among Arbor Commercial Mortgage, LLC, Arbor Realty Limited Partnership, Arbor Realty LPOP, Inc. and Arbor Realty GPOP, Inc.

10.5	Warrant Agreement, dated July 1, 2003, between Arbor Realty Limited Partnership, Arbor Realty Trust, Inc. and Arbor Commercial Mortgage, LLC

10.6	Registration Rights Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and Arbor Commercial Mortgage, LLC

10.7	Pairing Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC Arbor Realty Limited Partnership, Arbor Realty LPOP, Inc. and Arbor Realty GPOP, Inc.

10.8	2003 Omnibus Stock Incentive Plan

10.9	Form of Restricted Stock Agreement

10.10	Benefits Participation Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and Arbor Management, LLC

10.11	Form of Indemnification Agreement

21.1	Subsidiaries of the Registrant

23.1	Consent of Grant Thornton LLP

23.2	Consent of Venable LLP (contained in Exhibit 5.1)*

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)*

24.1	Powers of attorney (included in the signature page to this Registration Statement)

*	To be filed by amendment.

**	Portions of the exhibit have been omitted pursuant to a request for confidential treatment by Arbor Realty Trust, Inc.